    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 1996
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                                PALL CORPORATION
             (Exact name of registrant as specified in its charter)


            NEW YORK                                       3599                                      11-1541330
(State or other jurisdiction of        (Primary Standard Industrial Classification                (I.R.S. Employer
 incorporation or organization)                        Code Number)                            Identification Number)


                                                                                      PETER SCHWARTZMAN, SECRETARY
                                                                                           PALL CORPORATION
               2200 NORTHERN BOULEVARD                                                  2200 NORTHERN BOULEVARD
               EAST HILLS, N.Y.  11548                                                   EAST HILLS, N.Y. 11548
                   (516) 484-5400                                                           (516) 484-5400
(Address, including zip code, and telephone number, including         (Name, address, including zip code, and telephone number,
    area code, of registrant's principal executive offices)                    including area code, of agent for service)


                                   COPIES TO:

       HEYWOOD SHELLEY, ESQ.                   Christopher B. Noyes, Esq.
     Carter, Ledyard & Milburn                    Godfrey & Kahn, S.C.
          2 Wall Street                            780 N. Water Street
       New York, N.Y. 10005                  Milwaukee, Wisconsin 53202-3590
           212-732-3200                                414-273-3500


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the Merger described herein.

         IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS A COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
                                                                 Proposed
                                                                  maximum         Proposed maximum
         TITLE OF EACH CLASS               Amount to be        offering price    aggregate offering       Amount of
  OF SECURITIES TO BE REGISTERED            registered            per unit             price          registration fee
  ------------------------------            ----------            --------             -----          ----------------
Common Stock, par value $.10 per share   11,323,938 shares(1)   $ 24.383004       $ 276,111,631 (2)   $ 83,670.20
Options to purchase Common Stock .....     698,144 options(3)            --(4)               -- (4)            -- (4)
Common Share Purchase Rights .........   11,323,938 rights               --(5)               -- (5)            -- (5)
----------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares of common stock of Pall Corporation ("Pall Shares") which may be issued in and in connection with the merger and related transactions described herein. Includes 124,142 Pall Shares which may be issued in connection with or after the merger as a result of the exercise of currently outstanding warrants to purchase the common stock of Gelman Sciences Inc. ("Gelman"), and 698,144 Pall Shares which may be issued in connection with or after the Merger as a result of the exercise of currently outstanding employee and director stock options to purchase Gelman common stock or the exercise of Pall options issued in exchange therefor (see footnote
         (3)).

(2) Pursuant to Rule 457(f)(1) under the Securities Act of 1933, the proposed maximum aggregate offering price is equal to 8,679,344 (the maximum number of shares of Gelman common stock to be converted in the merger and upon exercise of the warrants and options referred to in footnote (1)), multiplied by the average ($31.8125) of the high and low prices of a share of Gelman common stock for American Stock Exchange composite transactions on November 29, 1996.

(3) Based upon the maximum number of options to purchase Pall Shares which may be issued in exchange for the currently outstanding Gelman stock options referred to in footnote (1).

(4) Pursuant to the last sentence of Rule 457(g), no separate registration fee is required.

(5) The Rights will be attached to and transferable only with the Pall Shares being registered herein. The value, if any, attributable to the Rights to be offered is reflected in the proposed maximum offering price of such Pall Shares.


                    -----------------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                              GELMAN SCIENCES INC.
                              600 South Wagner Road
                            Ann Arbor, Michigan 48103

                                                                          , 1996

Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders of Gelman Sciences Inc. ("Gelman") to be held at _________________, New York, on _________, 1997 at 11:00 a.m., local time.

         At this important meeting, you will be asked to approve and adopt the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") providing for the merger (the "Merger") of Gelman with a subsidiary of Pall Corporation, a New York corporation ("Pall"). Pursuant to the Merger Agreement, each outstanding share of common stock of Gelman (a "Gelman Share") will be converted into the right to receive shares of common stock of Pall ("Pall Shares"). Pall Shares are traded on the New York Stock Exchange (the "NYSE") under the symbol "PLL" and on the London Stock Exchange. The number of Pall Shares to be received for each Gelman Share in the Merger will be determined by a formula based on the "Average Trading Price" of a Pall Share. The "Average Trading Price" means the average of the closing sales prices of a Pall Share for NYSE composite transactions during the 30 NYSE trading days preceding the third trading day before the Special Meeting. If the Average Trading Price is between $25.29 and $27.96, Gelman shareholders will receive for each Gelman Share a number of Pall Shares (between 1.1804 and 1.3047 Pall Shares) having a value of $33 based on the Average Trading Price. If the Average Trading Price is $27.96 or more, Gelman shareholders will receive 1.1804 Pall Shares for each Gelman Share. If the Average Trading Price is $25.29 or less, Gelman shareholders will receive 1.3047 Pall Shares for each Gelman Share. Cash will be paid in lieu of fractional Pall Shares. The Gelman Board of Directors will have the right to terminate the Merger Agreement if the Average Trading Price is less than $21.

         Cleary Gull Reiland & McDevitt Inc., Gelman's financial advisor ("Cleary Gull"), has delivered to the Board of Directors its opinion dated ___________, 1996, to the effect that, based upon and subject to certain assumptions made, matters considered and limitations on the review undertaken, as of the date of such opinion, the consideration to be received by the holders of Gelman Shares pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. The opinion of Cleary Gull is included in the attached Proxy Statement-Prospectus as Exhibit B and should be carefully read in its entirety by all stockholders.

         If the Gelman stockholders approve and adopt the Merger Agreement, your investment in Gelman will become an investment in Pall. Pall designs, engineers, manufactures and markets an extensive range of filtration products and systems worldwide. The Board of Directors of Gelman believes that the proposed transaction offers a unique opportunity to combine two leading filtration companies with strong market shares and customer relationships in their respective markets into a combined company with the product base, financial strength and global market reach to compete in the international marketplace for filtration products. The Board of Directors of Gelman believes that there are significant opportunities for each company to utilize the products, technology, customer relationships and distribution channels of the other to further develop market opportunities. In addition, there should be opportunities for the combined company to achieve operating synergies relating to corporate overhead.

         THE BOARD OF DIRECTORS OF GELMAN HAS UNANIMOUSLY CONCLUDED THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO AND IN THE BEST INTERESTS OF GELMAN'S STOCKHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

         The accompanying Proxy Statement-Prospectus describes the Merger Agreement and related proposed transactions more fully, and you are urged to give it your careful consideration.

         It is very important that your shares be represented at the Special Meeting, whether or not you plan to attend and regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Special Meeting. A postage-paid return envelope is enclosed for your convenience. Returning your proxy card will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting.

         PLEASE DO NOT SEND ANY GELMAN STOCK CERTIFICATES AT THIS TIME. Immediately after the Merger is consummated, you will be sent instructions for exchanging your Gelman stock certificates for Pall stock certificates.

         Thank you for your consideration and continued support.

                                        Sincerely,



                                        Charles Gelman
                                        Chairman and Chief Executive Officer

                              GELMAN SCIENCES INC.
                              600 South Wagner Road
                            Ann Arbor, Michigan 48103

                                   -----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON __________, 1997

                                   -----------

         A Special Meeting of Stockholders of Gelman Sciences Inc., a Michigan corporation ("Gelman"), will be held at ___________________, New York, on __________, 1997, at 11:00 a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger dated October 27, 1996, between Pall Corporation, a New York corporation, Pall Acquisition Corporation, a Michigan corporation which is a wholly-owned subsidiary of Pall, and Gelman; and

         2. To transact such other business related to the approval of the Merger Agreement as may properly come before the Special Meeting and any adjournment thereof.

         Only stockholders of record of Gelman common stock at the close of business on _______, 1996, will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

         Whether or not you plan to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card promptly. A return envelope is enclosed for your convenience and requires no postage if mailed in the United States. If you attend the Special Meeting and wish to vote your shares in person, your doing so will effectively revoke any proxy which you previously delivered.

                                             By Order of the Board of Directors,


Ann Arbor, Michigan                          Edward J. Levitt
___________     , 1996                       Secretary

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.
             TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE AND SIGN THE
            ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED
                RETURN ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND
                              THE SPECIAL MEETING.
--------------------------------------------------------------------------------

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  SUBJECT TO COMPLETION, DATED DECEMBER 6, 1996

                              GELMAN SCIENCES INC.

                                 PROXY STATEMENT
                                   -----------

                                PALL CORPORATION

                                   PROSPECTUS

         This Proxy Statement-Prospectus is being furnished to the holders of the common stock, par value $.10 per share (the "Gelman Shares"), of Gelman Sciences Inc., a Michigan corporation ("Gelman"), in connection with the solicitation of proxies by the Board of Directors of Gelman for use at a Special Meeting of Stockholders of Gelman to be held at _________________, New York, on __________, 1997, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Special Meeting").

         The Special Meeting has been called to consider a proposed merger (the "Merger") of Pall Acquisition Corporation ("Sub"), a wholly-owned Michigan subsidiary of Pall Corporation, a New York corporation ("Pall"), into Gelman pursuant to an Agreement and Plan of Reorganization and Merger dated October 27, 1996 (the "Merger Agreement") among Pall, Sub and Gelman. Consummation of the Merger is subject to certain conditions, including the approval and adoption of the Merger Agreement at the Special Meeting by the holders of a majority of the outstanding Gelman Shares. Upon consummation of the Merger, Gelman would become a wholly-owned subsidiary of Pall.

         Pursuant to the Merger Agreement, each outstanding Gelman Share would be converted into the right to receive shares of the common stock, par value $.10 per share, of Pall ("Pall Shares"). Pall Shares are traded on the New York Stock Exchange ("NYSE") under the symbol "PLL". The number of Pall Shares to be received for each Gelman Share in the Merger (the "Exchange Ratio") will be determined by a formula based on the "Average Trading Price" of a Pall Share. The "Average Trading Price" means the average of the closing sales prices of a Pall Share for NYSE composite transactions during the 30 NYSE trading days preceding the third trading day before the Special Meeting. If the Average Trading Price is between $25.29 and $27.96, Gelman shareholders will receive for each Gelman Share a number of Pall Shares (between 1.1804 and 1.3047 Pall Shares) having a value of $33 based on the Average Trading Price. If the Average Trading Price is $27.96 or more, Gelman shareholders will receive 1.1804 Pall Shares for each Gelman Share. If the Average Trading Price is $25.29 or less, Gelman shareholders will receive 1.3047 Pall Shares for each Gelman Share. Cash will be paid in lieu of fractional Pall Shares. The Gelman Board of Directors will have the right to terminate the Merger Agreement if the Average Trading Price is less than $21.

         All information contained in this Proxy Statement-Prospectus with respect to Gelman has been provided by Gelman, and all information contained in this Proxy Statement-Prospectus with respect to Pall and Sub has been provided by Pall.

         Pall has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 (the "Registration Statement") with respect to the issuance of (i) up to 10,625,794 Pall Shares pursuant to the Merger and upon exercise after the Merger of certain warrants to purchase Gelman Shares, (ii) options to purchase Pall Shares (the "Pall Options") being offered in exchange for certain outstanding options to purchase Gelman Shares, (iii) up to 698,144 Pall Shares issuable upon exercise of the Pall Options, and (iv) Common Share Purchase Rights of Pall (the "Rights"), which will be attached to and transferable only with the Pall Shares referred to in clauses (i) and (iii). See "Description of Pall Shares -- Common Share Purchase Rights." This Proxy Statement-Prospectus constitutes the prospectus of Pall filed as part of the Registration Statement.

         On ______, 1996, the closing sale price of a Pall Share for NYSE composite transactions was $____, and the closing sale price of a Gelman Share (symbol "GSC") for American Stock Exchange ("ASE") composite transactions was $_____.

         THIS PROXY STATEMENT-PROSPECTUS IS DATED ______, 1996 AND, WITH THE ACCOMPANYING FORM OF PROXY, IS FIRST BEING DISTRIBUTED TO STOCKHOLDERS OF GELMAN ON OR ABOUT ________, 1996.

                                   -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION

         As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information contained in the Registration Statement. In addition, Pall and Gelman are each subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the Commission's public reference facilities at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Room 1300, 13th floor, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as from the Commission's Website at http://www.sec.gov. In addition, such material with respect to Pall is available for inspection at the library of the NYSE, 20 Broad Street, New York, New York, and such material with respect to Gelman is available for inspection at the library of the ASE, 86 Trinity Place, New York, New York.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by Pall and Gelman pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement-Prospectus:

         (1) Pall's Annual Report on Form 10-K for the fiscal year ended August 3, 1996, including Amendment No. 1 thereto dated October 30, 1996;

         (2) The descriptions of the Pall Shares and the Rights contained in the Company's Registration Statements on Form 8-A, both dated September 10, 1992, for the registration of the Pall Shares and the Rights pursuant to Section 12(b) of the Exchange Act, and any updates of such descriptions contained in any registration statement, report or amendment thereto of Pall hereafter filed under the Exchange Act; and

         (3) Gelman's Annual Report on Form 10-K for the fiscal year ended July 31, 1996.

         All documents filed by Pall and Gelman pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement-Prospectus is qualified in its entirety by the information and consolidated financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         AS NOTED ABOVE, THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS OR HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF GELMAN SHARES, TO WHOM THIS PROXY STATEMENT-PROSPECTUS IS DELIVERED UPON HIS OR HER WRITTEN OR ORAL REQUEST TO THE FOLLOWING:


         PALL DOCUMENTS                           GELMAN DOCUMENTS
         --------------                           ----------------

PALL CORPORATION                                  GEORGE UVEGES
INVESTOR COMMUNICATIONS MANAGER                   CHIEF FINANCIAL OFFICER
25 HARBOR PARK DRIVE                              GELMAN SCIENCES INC.
PORT WASHINGTON, NY 11050-4630                    600 SOUTH WAGNER ROAD
TELEPHONE: (800) 205-7255                         ANN ARBOR, MI 48103-9019
                                                  TELEPHONE: (313) 665-0651

         IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS PRIOR TO THE DATE OF THE SPECIAL MEETING, ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY __________, 1997.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT-PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PALL, GELMAN OR ANY OTHER PERSON. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE ASSETS, PROPERTIES OR AFFAIRS OF PALL OR GELMAN SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF THE DOCUMENT THAT INCLUDES THE INFORMATION INCORPORATED BY REFERENCE.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................................    3
SUMMARY.....................................................................................    7
MARKET PRICES FOR PALL SHARES AND GELMAN SHARES.............................................   22
THE SPECIAL MEETING.........................................................................   22
         Record Date, Voting Rights, Voting at the Meeting..................................   23
         Solicitation of Proxies............................................................   23
         Voting of Proxies..................................................................   24
THE MERGER..................................................................................   25
         Background of the Merger...........................................................   25
         Gelman's Reasons for the Merger; Recommendation of Gelman's Board of Directors.....   29
         Opinion of Gelman's Financial Advisor..............................................   31
         Pall's Reasons for the Merger......................................................   37
         Regulatory Approvals...............................................................   38
         Accounting Treatment...............................................................   39
         No Appraisal Rights................................................................   39
         Surrender of Gelman Share Certificates.............................................   39
         Resales of Pall Shares by Affiliates of Gelman.....................................   39
OFFER TO EXCHANGE OPTIONS...................................................................   41
         Pall Options.......................................................................   41
         Exchange Agreements................................................................   41
         Federal Income Tax Consequences....................................................   42
INTERESTS OF CERTAIN PERSONS IN THE MERGER..................................................   45
         Employment Agreements and Related Matters..........................................   45
         Indemnification....................................................................   46
         Stock Options and Warrants.........................................................   46
THE MERGER AGREEMENT........................................................................   49
         Effect of the Merger on Gelman Shares..............................................   49
         Conditions to the Merger...........................................................   50
         Representations and Warranties.....................................................   53
         Certain Covenants..................................................................   53
         Additional Agreements..............................................................   56
         Termination, Amendment and Waiver..................................................   59
PRO FORMA FINANCIAL DATA....................................................................   60
CERTAIN TAX CONSEQUENCES....................................................................   67
         General  ..........................................................................   67
         Federal Income Tax Consequences of the Merger......................................   67

DESCRIPTION OF PALL SHARES..................................................................    68
         Voting Rights......................................................................    68
         Classification of the Board........................................................    68
         Fair Price Provisions..............................................................    68
         Common Share Purchase Rights.......................................................    69
COMPARISON OF THE RIGHTS OF HOLDERS OF
   GELMAN SHARES AND HOLDERS OF PALL SHARES.................................................    72
         Shares   ..........................................................................    72
         Appointment and Removal of Directors...............................................    73
         Special Meetings ..................................................................    73
         Shareholder Approvals..............................................................    73
         Books and Records; Inspection; Information.........................................    74
         Dividends and Distributions........................................................    75
         Minority Shareholder Remedies......................................................    75
         Dissenters' Rights.................................................................    76
         Indemnification of Directors, Officers and Employees ..............................    77
         Anti-Takeover Provisions ..........................................................    80
STOCKHOLDER PROPOSALS.......................................................................    82
LEGAL MATTERS...............................................................................    82
EXPERTS.....................................................................................    82
EXHIBIT A - Agreement and Plan of Reorganization and Merger.................................   A-1
EXHIBIT B - Opinion of Cleary Gull Reiland & McDevitt Inc...................................   B-1
EXHIBIT C - Form of Exchange Agreement......................................................   C-1

                                     SUMMARY

         The following is a summary of certain information contained in this Proxy Statement-Prospectus. This summary does not contain a complete statement of all material information relating to the Merger and the Merger Agreement and is qualified in all respects by reference to the more detailed information contained elsewhere in this Proxy Statement-Prospectus or in the documents incorporated by reference herein. Gelman stockholders and holders of Gelman options are urged to read and consider carefully all of the information contained or incorporated by reference in this Proxy Statement-Prospectus, including the Exhibits. All information herein gives effect to the two three-for-two stock splits of Gelman Shares effected on December 28, 1993, and August 12, 1994.

                                  THE COMPANIES

Pall.....................  Pall, a New York corporation organized in 1946, is a leading worldwide supplier of fine filters, mainly made by Pall using its high-quality filter media, and other fluid clarification equipment for the removal of solid, liquid and gaseous contaminants from a wide variety of liquids and gases. Pall's principal products are sold to the aeropower, fluid processing and healthcare industries. Pall supplies aeropower filtration products to the commercial and military aircraft market, including power generation plants and manufacturers of aluminum, steel, paper, automobiles, injection-molded parts and mobile equipment such as trucks and earthmoving machinery. These filtration products remove particulates and water from hydraulic and lubrication fluids and systems, thereby extending their useful lives, minimizing waste for disposal and increasing overall productivity. Pall's fluid processing products are used to remove microscopic and larger contaminants by producers of oil and gas, electricity, chemicals, plastics, semiconductors, photographic film, magnetic storage devices, thin film rigid discs, ink jet printers, computer terminals and disc drives. Pall's healthcare filters protect patients receiving blood transfusions and undergoing open-heart surgery, organ transplants, intravenous feeding and breathing therapy. These filters are used extensively in hospitals and in blood centers to protect from particulates, bacteria, and viral and foreign leukocyte contamination. Manufacturers of pharmaceuticals, biopharmaceuticals, blood fractions, therapeutic biologicals and food and beverages, as well as producers of diagnostic tests and users of laboratory-scale filtration devices, purchase Pall's filtration systems, validation services and proprietary membranes.

                           Pall's business is described in greater detail in its fiscal 1996 Annual Report to Shareholders, a copy of which is being delivered with this Proxy Statement-Prospectus but is not incorporated by reference in this Proxy Statement-Prospectus. Pall's principal executive offices are located at 2200 Northern Boulevard, East Hills, New York 11548; telephone (516) 484-5400.

Gelman...................  Gelman, a Michigan corporation organized in 1959, designs, manufactures and markets a broad line of specialty microfiltration products for the separation and purification of liquids and gases. Gelman's core technologies are the manufacturing of microporous membranes which serve as a barrier, filter or separator of microscopic particles, and the packaging and sealing of these membranes into microfiltration products. Gelman's products include syringe, capsule and cartridge filters, microporous membranes and other microfiltration products. Microfiltration products with healthcare applications account for over 60% of Gelman's sales. These products are sold worldwide to scientific and industrial laboratories, and manufacturers of products used by biotechnology, pharmaceutical and healthcare companies for use in the research, development and manufacturing of new drugs and vaccines and their administration to patients. Gelman's management believes that Gelman offers a greater variety of membranes and microfiltration products in its markets than any other manufacturer and that it has built significant recognition among its customers, particularly in scientific and industrial laboratories. Nearly all of Gelman's microfiltration products are disposable, and many are used in high volume applications requiring regular replacement.

                           Gelman's principal executive offices are located at 600 South Wagner Road, Ann Arbor, Michigan 48103-9019; telephone (313) 665-0651.

                               THE SPECIAL MEETING

Date, Time and Place.....  A special meeting of the stockholders of Gelman will be held at ________________, New York, on _________,
                           1997, at 11:00 a.m., local time (the "Special Meeting").

Purpose of the Meeting...  At the Special Meeting, the holders of Gelman Shares will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization and Merger made on October 27, 1996, by and among Pall, Sub and Gelman (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Proxy Statement-Prospectus. As a result of the Merger, Gelman would become a wholly-owned subsidiary of Pall. Stockholders of Gelman will also transact such other business related to the approval of the Merger Agreement as may properly come before the Special Meeting.

Record Date..............  Only Gelman stockholders of record at the close of business on ________, 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were ________ Gelman Shares outstanding held by approximately ______ holders of record. See "The Special Meeting -- Record Date, Voting Rights, Voting at the Meeting."

Required Vote............  The Merger requires the affirmative vote of the holders of a majority of the Gelman Shares outstanding and entitled to vote thereon. As of the Record Date, directors and executive officers of Gelman and their affiliates beneficially owned approximately 15% of the outstanding Gelman Shares and they have all advised Gelman that they intend to vote in favor of approval and adoption of the Merger Agreement. See "The Special Meeting -- Record Date, Voting Rights, Voting at the Meeting."

Revocability of Proxies..  Any proxy given pursuant to this solicitation may be revoked by (i) filing (including by telegram or facsimile) with the Secretary of Gelman, before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares, or (ii) attending the Special Meeting and voting in person. See "The Special Meeting -- Voting of Proxies."

No Appraisal Rights......  Gelman stockholders will not be entitled to any appraisal rights under Michigan law in connection with the Merger. See "The Merger -- No Appraisal Rights."

                                   THE MERGER

Effective Time of the
   Merger................  If the Merger Agreement is approved and adopted by the requisite vote of Gelman stockholders, and the other conditions to the Merger are satisfied or (where permissible) waived, the Merger will be consummated and become effective upon the filing of a certificate of merger with the Department of Commerce of the State of Michigan (the time of such filing being the "Effective Time") in accordance with the Business Corporation Act of the State of Michigan. The Effective Time is expected to occur as promptly as practicable after the Merger Agreement is approved and adopted at the Special Meeting or, if later, the date on which Pall and Gelman have the right under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") to consummate the Merger.

Merger Terms.............  In the Merger, each holder of Gelman Shares will be entitled to receive Pall Shares in the following ratio (the "Exchange Ratio"): (i) if the "Average Trading Price" of a Pall Share, as defined below, is $27.96 or more, the Exchange Ratio will be 1.1804 Pall Shares for each Gelman Share, (ii) if the Average Trading Price of a Pall Share is less than $27.96 but more than $25.29, the Exchange Ratio will be a number of Pall Shares for each Gelman Share equal to $33 divided by the Average Trading Price (i.e., Pall Shares having a value of $33, based on the Average Trading Price); and (iii) if the Average Trading Price of a Pall Share is $25.29 or less, the Exchange Ratio will be 1.3047 Pall Shares for each Gelman Share. "Average Trading Price" is defined as the average of the closing sales prices of a Pall Share for New York Stock Exchange ("NYSE") composite transactions during the period of 30 "trading days" (a "trading day" is a day on which the NYSE is open for business) preceding the third trading day immediately before the date of the Special Meeting. The Board of Directors of Gelman has the right to terminate the Merger Agreement if the Average Trading Price is less than $21. Cash will be paid in lieu of fractional Pall Shares, equal to the product of the fractional share interest to which a Gelman stockholder would otherwise be entitled, multiplied by the closing sale price of a Pall Share for NYSE composite transactions on the last trading day immediately preceding the date of the Effective Time.

Offer to Exchange
   Options...............  Stock options held by employees and directors to purchase a maximum aggregate of 535,100 Gelman Shares are currently outstanding (the "Gelman Options"). Pursuant to the Merger Agreement, Pall is offering to the holders of Gelman Options, contingent upon the effectiveness of the Merger, the right to exchange each Gelman Option for an option issued by Pall (a "Pall Option") to purchase a number of Pall Shares equal to the number of Gelman Shares which could be acquired upon exercise of such Gelman Option multiplied by the Exchange Ratio, at an exercise price per Pall Share equal to the per share exercise price of such Gelman Option divided by the Exchange Ratio and rounded to the nearest whole cent. Prior to the approval and adoption of the Merger Agreement, holders of Gelman Options will be sent an Exchange Agreement in substantially the form attached as Exhibit C to this Proxy Statement-Prospectus pursuant to which Gelman will seek the consent of each such holder, contingent upon the consummation of the Merger, to the exchange of Gelman Options for Pall Options on substantially the same terms. Each holder of Gelman Options desiring so to exchange must sign and return an Exchange Agreement to Gelman. It is a condition to Pall's obligation to consummate the Merger that the number of Gelman Shares covered by Gelman Options which are not exercised or converted into Pall Options before the Effective Time shall not exceed 128,458 Gelman Shares. Upon consummation of the Merger, holders of Gelman Options who have executed Exchange Agreements must return the executed original of their Gelman Option agreements to Pall in order to receive a Pall Option, the form of which is Schedule B to the Exchange Agreement. An exchange of a Gelman Option for a Pall Option will not be a taxable event. See "Offer to Exchange Options" and "The Merger Agreement -- Additional Agreements."


Gelman's Reasons for the
   Merger;
   Recommendation of the
   Board of Directors of
   Gelman................  On October 27, 1996, the Board of Directors of Gelman
                           unanimously approved the Merger Agreement and the Merger as being in the best interests of Gelman and the Gelman stockholders and adopted a resolution recommending that Gelman stockholders vote in favor of approval and adoption of the Merger Agreement. In approving the Merger Agreement and making such recommendation, Gelman's Board of Directors considered a number of factors, including but not limited to the following: (i) the liquidity of the Pall Shares received by Gelman stockholders in the Merger; (ii) the lack of price volatility of the Pall Shares; (iii) the impact Pall's capital resources will have on Gelman's research and product development activities; (iv) the strong sales position of Pall outside the U.S. and the expectation that Pall will be able to expand overseas sales of Gelman's products; (v) the consolidation of the filtration industry, and the greater likelihood that companies with full product lines will prosper; (vi) the likelihood that the Merger would be consummated;
                           (vii) the fact that the Merger Agreement requires Pall to pay a $10 million fee if the HSR Act waiting period shall not have expired or been terminated on or prior to October 15, 1997; and (viii) the fact that the Merger Agreement permits the Gelman Board of Directors to terminate the Merger Agreement if the Average Trading Price of a Pall Share is less than $21. See "The Merger -- Gelman's Reasons for the Merger; Recommendation of Gelman's Board of Directors."

Opinion of Gelman's
   Financial Advisor.....  Cleary Gull Reiland & McDevitt Inc. ("Cleary Gull"),
                           the financial advisor to Gelman, has delivered to the Board of Directors of Gelman its written opinion dated October 27, 1996 to the effect that, as of the date of such opinion, the consideration to be received by the Gelman stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Gelman stockholders. The full text of the October 27, 1996 opinion of Cleary Gull, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Exhibit B to this Proxy Statement Prospectus. STOCKHOLDERS OF GELMAN ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. See "The Merger -- Opinion of Gelman's Financial Advisor." It is a condition to Gelman's obligation to effect the Merger that Gelman shall have received an opinion from Cleary Gull, dated on or about the date on which this Proxy Statement-Prospectus is to be mailed to the Gelman stockholders, to the effect that the consideration to be received by the Gelman stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Gelman stockholders. See "The Merger Agreement -- Conditions to the Merger."

Pall's Reasons for the
   Merger................  Pall desires to expand into the laboratory area, which Pall management has targeted as its fourth major product area. Gelman has an established presence in the laboratory product area for filtration and separation products, including small volume filters for use in research, sample preparation in clinical and industrial laboratories, new drug development, environmental testing and other applications, which complement and broaden Pall's smaller and more specialized laboratory product area. Pall believes that Gelman's strengths are complementary to Pall's and not overlapping and that Pall will realize substantial efficiencies and significant cost savings from the Merger. Gelman's distribution strength to laboratories will also enhance distribution of Pall's membranes for diagnostics and molecular biology. Management expects Pall's global distribution system to hospitals and blood centers to broaden sales of Gelman's medical filtration products, which are distinct from Pall's filtration products. Gelman's process filter products fit well into Pall's product area. See "The Merger -- Pall's Reasons for the Merger."

 Interests of Certain Persons
   in the Merger.........  In considering the recommendation of Gelman's Board of Directors with respect to the Merger Agreement, Gelman stockholders should be aware that certain executive officers and directors of Gelman have interests in the Merger that are in addition to the interests of Gelman stockholders. These interests include the following: (i) each of the executive officers and directors of Gelman currently holds Gelman Options, which may be exchanged for Pall Options, or holds warrants to purchase Gelman Shares which, by their terms, will be converted to warrants to purchase Pall Shares, adjusted to give effect to the Merger; (ii) the consummation of the Merger will accelerate the vesting of Gelman Options to acquire an aggregate of 151,625 Gelman Shares held by certain employees of Gelman, including Charles Gelman, Chairman and Chief Executive Officer, and Kim A. Davis, President and Chief Operating Officer, at exercise prices ranging from $17.75 to $27.00 per Gelman Share, and (iii) upon the consummation of the Merger, under agreements with Gelman, Messrs. Gelman and Davis will receive substantial "change of control" payments and will continue as employees of Gelman (with reduced responsibilities for Mr. Gelman) for terms of five years and not less than three years respectively. See "Interests of Certain Persons in the Merger." The Board of Directors of Gelman was aware of these interests and took them into account in approving the Merger Agreement.

Surrender of Gelman
   Share Certificates....  If the Merger is consummated, a letter of transmittal will be mailed or delivered to each Gelman stockholder of record promptly after the Effective Time. After receipt of such letter of transmittal, each holder of certificates formerly representing Gelman Shares should surrender such certificates pursuant to and in accordance with the instructions in such letter of transmittal, and each holder will receive in exchange therefor certificates evidencing the whole number of Pall Shares to which such holder is entitled and cash in lieu of a fractional Pall Share. Such letter of transmittal will be accompanied by instructions specifying other details of the exchange. GELMAN STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. See "The Merger -- Surrender of Gelman Share Certificates."

Conditions to the Merger;
    Termination..........  The obligations of Pall and Gelman to effect the
                           Merger are subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding Gelman Shares. The Merger Agreement may be terminated by mutual consent of Pall and Gelman at any time prior to the Merger, whether before or after approval and adoption of the Merger Agreement by the stockholders of Gelman. The Merger Agreement may be terminated by Gelman if, among other things, (i) the Merger is not completed by October 15, 1997, other than on account of delay or default on the part of Gelman, or (ii) the Board of Directors of Gelman determines in good faith that an "Acquisition Transaction" other than the Merger would be more favorable to Gelman's stockholders from a financial point of view than the Merger, the Board concludes in good faith that termination of the Merger Agreement and entering into an agreement for such Acquisition Transaction is necessary in order for the Board to act in a manner consistent with its fiduciary obligations under applicable law, and Gelman pays Pall a $5 million termination fee, or (iii) the Gelman stockholders do not vote to approve and adopt the Merger Agreement, or (iv) the waiting period under the HSR Act shall not have expired or been terminated on or before October 15, 1997 and Gelman has cooperated in the HSR Act filing, in which event Pall is obligated to pay Gelman $10 million in lieu of any other payments or penalties or the reimbursement of expenses incurred by Gelman, or (v) the Average Trading Price is less than $21. The Merger Agreement may be terminated by Pall if, among other things, (i) the Merger is not completed by October 15, 1997, other than on account of delay or default on the part of Pall, or (ii) the Gelman stockholders do not vote to approve and adopt the Merger Agreement. See "The

                           Merger Agreement -- Conditions to the Merger" and "-- Termination, Amendment and Waiver."

Certain U.S. Federal Income
Tax Consequences.........  It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Accordingly, subject to certain exceptions, no gain or loss should be recognized by Gelman stockholders for U.S. federal income tax purposes upon the conversion of Gelman Shares into Pall Shares by reason of the Merger (except to the very limited extent such holders receive cash in lieu of fractional Pall Shares). Consummation of the Merger is conditioned upon Gelman's receipt of a satisfactory opinion from its counsel, Godfrey & Kahn, S.C., to the effect, generally, that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Gelman stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger. See "Certain Tax Consequences." The tax consequences to the holders of Gelman Options of exchanging them for Pall Options are described under "Offer to Exchange Options -- Federal Income Tax Consequences."

Accounting Treatment.....  The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. See "The Merger -- Accounting Treatment." It is a condition to Pall's obligation to effect the Merger that it receive an opinion from Coopers & Lybrand L.L.P., Gelman's independent public accountants, that neither Gelman nor any of its affiliates has taken or agreed to take any action that would affect the ability of Pall to account for the Merger as a pooling of interests. See "The Merger Agreement -- Conditions to the Merger."

Regulatory Matters.......  On November 15, 1996, Pall and Gelman filed pre-merger notification and report forms with the Federal Trade Commission (the "FTC") and the Department of Justice pursuant to the HSR Act, and the required waiting period will expire on December 13, 1996, unless terminated at an earlier date or unless Pall or Gelman shall previously have received a request for additional information. No other material federal or state regulatory requirements remain to be complied with, and no other federal or state regulatory approval must be obtained, in connection with the Merger. See "The Merger -- Regulatory Approvals."

Comparison of Stockholder
    Rights...............  Differences between the corporation laws of Michigan
                           (where Gelman is incorporated) and New York (where Pall is incorporated), and between the articles of incorporation and the by-laws of Gelman (the "Gelman Articles" and the "Gelman By-Laws", respectively) and the certificate of incorporation and the by-laws of Pall (the "Pall Certificate" and the "Pall By-Laws", respectively), will result in several significant changes in the rights of stockholders of Gelman by reason of the Merger. See "Comparison of the Rights of Holders of Gelman Shares and Holders of Pall Shares" for a discussion of these changes.

                   SUMMARY PRO FORMA FINANCIAL AND MARKET DATA

         The following tables present selected data for Pall and Gelman on an historical basis, for Pall and Gelman on a pro forma basis assuming the Merger had been effective during the periods presented, and for Gelman on a pro forma equivalent share basis. The pro forma equivalent data for Gelman Shares give effect to the exchange of 1.2394 Pall Shares for each outstanding Gelman Share in the Merger (the "Pro Forma Exchange Ratio"), which is the Exchange Ratio that would apply if the Average Trading Price were $26.625, the midpoint between the range of $25.29 and $27.96 in the Exchange Ratio formula. These data are not necessarily indicative of the results of the future operations of Pall after the Merger or the actual results that would have occurred had the Merger been consummated prior to the periods indicated.

         The Merger will be accounted for under the pooling-of-interests accounting method and the pro forma Pall data are derived in accordance with such method. The following information is based upon the historical financial statements of Pall and Gelman and the related notes incorporated by reference into this Proxy Statement-Prospectus, and upon the pro forma financial statements appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and the related notes thereto.

Pro forma results of operations (in thousands):
         Net sales for fiscal year:
         1996     ..............................................      $1,072,433
         1995     ..............................................         926,326
         1994     ..............................................         795,811

         Net earnings for fiscal year:
         1996     ..............................................         143,115
         1995     ..............................................         125,789
         1994     ..............................................         104,329

Pro forma financial position at August 3, 1996 (in thousands):
         Total assets...........................................       1,294,915
         Long-term debt, net of current portion.................          54,416
         Shareholders' equity...................................         817,737

                                                                                PRO FORMA     GELMAN
                                                          PALL        GELMAN    PALL AND     PRO FORMA
                                                       HISTORICAL   HISTORICAL   GELMAN      EQUIVALENT
                                                       ----------   ----------   ------      ----------
Book value per share at end of fiscal 1996 (a) ....       $6.37       $8.15       $6.51       $8.07
Cash dividends per share for fiscal year: (b)
   1996 ...........................................        0.47          --        0.43        0.53
   1995 ...........................................        0.41          --        0.38        0.47
   1994 ...........................................        0.36          --        0.33        0.41

Net income per share before extraordinary items and
   cumulative effect of an accounting change for
   fiscal year: (c)
   1996 ...........................................        1.21        0.53        1.14        1.41
   1995 ...........................................        1.04        0.92        1.01        1.25
   1994 ...........................................        0.86        0.78        0.84        1.04

-------------------

(a)      Based on actual and pro forma shares outstanding.
(b) Based on actual dividends declared by Pall and actual and pro forma shares outstanding at time of declaration.
(c) Based on average actual and pro forma shares and equivalent shares outstanding for each period.


         The following table sets forth the closing sales prices of a Pall Share for NYSE composite transactions, and the closing sales prices of a Gelman Share for ASE composite transactions and on a Gelman Share equivalent basis at an Exchange Ratio calculated in accordance with the Merger Agreement, on October 25, 1996, the last trading day prior to the public announcement of the general terms of the proposed Merger, and on ___________, 1996.


                                                                          GELMAN
                                             PALL          GELMAN         SHARE
                                             SHARE          SHARE       EQUIVALENT
                                             -----          -----       ----------
Closing Sales Prices:
         October 25, 1996 ............       $26.375       $29.875       $ 33.00
         __________, 1996 ............       $             $             $

                         SELECTED FINANCIAL INFORMATION

         Set forth below is selected historical financial information of Pall and Gelman. This information is based upon the consolidated financial statements of Pall and Gelman which are incorporated by reference in this Proxy Statement-Prospectus. All of the following information should be read in conjunction with such historical financial statements and the notes thereto.

                                PALL CORPORATION


                                                                                 FISCAL  YEAR ENDED
                                                -----------------------------------------------------------------------------------
                                                 AUGUST 1,          JULY 31,          JULY 30,          JULY 29,          AUGUST 3,
                                                   1992               1993              1994              1995              1996
                                                -----------       -----------       -----------       -----------       -----------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Net sales ....................................  $   685,068       $   687,222       $   700,848       $   822,823       $   960,376
Cost of sales ................................      262,076           249,629           257,624           305,287           372,864
Selling, general and administrative expenses        253,030           262,598           261,289           301,686           338,726
Research and development .....................       34,787            40,036            41,283            45,142            47,514
Interest expense, net ........................        5,284             3,970             1,858             3,004             3,418
Restructuring and other charges ..............        3,690(1)         26,710(3)          3,696(4)             --                --
                                                -----------       -----------       -----------       -----------       -----------
Total costs and expenses .....................      558,867           582,943           565,750           655,119           762,522
Earnings before income taxes and
   cumulative effect of an accounting change..      126,201           104,279           135,098           167,704           197,854
Income taxes .................................      (35,968)          (25,967)          (36,176)          (48,488)          (59,356)
                                                -----------       -----------       -----------       -----------       -----------
Earnings before cumulative effect of an
   accounting change .........................       90,233            78,312            98,922           119,216           138,498
Cumulative effect of an accounting change ....        2,475(2)             --                --              (780)(5)            --
                                                -----------       -----------       -----------       -----------       -----------
Net earnings .................................  $    92,708       $    78,312       $    98,922       $   118,436       $   138,498
                                                ===========       ===========       ===========       ===========       ===========
PER SHARE DATA:
Earnings before cumulative effect of an
  accounting change ..........................  $      0.77       $      0.68       $      0.86       $      1.04       $      1.21
Cumulative effect of an accounting change ....         0.02                --                --             (0.01)               --
                                                -----------       -----------       -----------       -----------       -----------
Net earnings .................................  $      0.79       $      0.68       $      0.86       $      1.03       $      1.21
                                                ===========       ===========       ===========       ===========       ===========
Average number of shares outstanding .........      116,928           115,856           115,678           115,184           114,839

BALANCE SHEET DATA (AT THE END OF EACH
    PERIOD):
Working capital ..............................  $   223,333       $   192,528       $   213,586       $   237,034       $   250,984
Total assets .................................      912,876           902,273           959,579         1,074,922         1,184,958
Long-term debt, including current portion ....       69,390            41,456            56,916            78,308            63,875
Stockholders' equity .........................      545,595           542,878           587,206           651,799           732,300

-------------------

(1) Represents a charge from the settlement of certain promissory notes received in connection with the sale of the air dryer business in a leveraged buyout reported in fiscal 1988.

(2) Represents an increase in earnings as a result of adopting Financial Accounting Standards Board Statement No. 109 (Accounting for Income Taxes) in the first quarter of fiscal 1992.

(3) Represents principally the cost of downsizing and further integrating the military portion of the Aeropower business with the Industrial Fluid Power business.

(4) Represents principally the cost of restructuring the German operations and writing off a bad debt in its Aerospace operations.

(5) Represents a decrease in earnings as a result of adopting Financial Accounting Standards Board Statement No. 112 (Employers' Accounting for Post employment Benefits) in the first quarter of fiscal 1995.

                              GELMAN SCIENCES INC.

                                                                    FISCAL YEAR ENDED JULY 31,
                                               -------------------------------------------------------------------
                                                 1992            1993             1994        1995          1996
                                               ---------       ---------       ---------    ---------    ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Net sales ..................................   $  81,460       $  86,209       $  94,963    $ 103,503    $ 112,057
Cost of sales ..............................      42,961          43,664          47,253       50,070       56,864
Selling, general and administrative expenses      28,750          31,125          33,607       36,634       39,645
Research and development ...................       3,242           4,139           4,877        5,498        6,258
Interest expense, net ......................       2,590           2,006           1,689        1,314          607
Pollution-related expense ..................       4,988(1)          543              --           --        2,800
                                               ---------       ---------       ---------    ---------    ---------
Total costs and expenses ...................      82,531          81,477          87,426       93,516      106,174
(Loss) earnings before income taxes
   and extraordinary loss ..................      (1,071)          4,732           7,537        9,987        5,883
 Income tax benefit (provision) ............         212          (2,030)         (2,600)      (3,365)      (1,547)
                                               ---------       ---------       ---------    ---------    ---------
(Loss) earnings before extraordinary loss ..        (859)          2,702           4,937        6,622        4,336
Extraordinary loss .........................        (352)             --            (183)          --           --
                                               ---------       ---------       ---------    ---------    ---------
Net (loss) earnings ........................   $  (1,211)      $   2,702       $   4,754    $   6,622    $   4,336
                                               =========       =========       =========    =========    =========
PER SHARE DATA:

(Loss) earnings before extraordinary loss ..   $   (0.15)      $    0.47       $    0.78    $    0.92    $    0.53
Extraordinary loss .........................       (0.06)             --           (0.03)          --           --
                                               ---------       ---------       ---------    ---------    ---------
Net (loss) earnings per share ..............   $   (0.21)      $    0.47(2)    $    0.75    $    0.92    $    0.53
                                               =========       =========       =========    =========    =========
Average number of common shares and ........       5,662           5,751           6,307        7,235        8,255
common share equivalents outstanding (3)

BALANCE SHEET DATA (AT THE END OF EACH
PERIOD):

Working capital ............................   $   8,547       $  20,882       $  25,404    $  33,653    $  39,759
Total assets ...............................      61,530          63,495          71,687       81,781       88,220
Long-term debt, including current portion ..      25,624          25,269          25,198        7,385        7,867
Stockholders' equity .......................      19,651          22,256          30,435       58,773       64,688

-----------------

(1) Includes a $4.0 million charge for settlement of environmental lawsuits and costs of a remediation plan initiated in fiscal 1992 as part of such settlement.

(2) Fully diluted earnings per share for fiscal 1993 were $.45 based on the weighted average number of common and common equivalent shares outstanding of 5,952,710. The computation for fully diluted earnings per share was equal to primary earnings per share for fiscal 1992, 1994, 1995 and 1996.

(3) Includes common stock equivalents (stock options and warrants) outstanding during the period.

                 MARKET PRICES FOR PALL SHARES AND GELMAN SHARES

         Pall Shares are traded on the NYSE (under the symbol "PLL") and the London Stock Exchange. Gelman Shares are traded on the ASE (under the symbol "GSC"). The following table sets forth, for the calendar quarters indicated, the high and low sales prices of a Pall Share for NYSE composite transactions, and the high and low sales prices of a Gelman Share for ASE composite transactions:

                                                                     Pall Shares               Gelman Shares
                                                                  High          Low          High         Low
CALENDAR YEAR
1994:
   Fourth Quarter............................................    $19 3/4      $16 5/8      $15 7/8      $12 1/2
1995:
   First Quarter.............................................    21 3/4        18 3/8       17 3/8       11 5/8
   Second Quarter............................................    24            20 3/8       19 5/8       16 3/4
   Third Quarter.............................................    23 7/8        20 1/8       22           18 5/8
   Fourth Quarter............................................    27 7/8        21 7/8       25 1/4       20 7/8
1996:
   First Quarter.............................................    29 3/8        23 1/4       26 1/2       20 1/2
   Second Quarter............................................    29 1/4        22 7/8       27 1/4       21 3/4
   Third Quarter.............................................    28 1/4        19 5/8       30 1/2       19
   Fourth Quarter (through December _, 1996).................

   On __________, 1996, the closing sales prices of a Pall Share and a Gelman Share were $_____ and $______, respectively.

                               THE SPECIAL MEETING

         This Proxy Statement-Prospectus is being furnished to Gelman stockholders in connection with the solicitation of proxies by the Board of Directors of Gelman for use at the Special Meeting of Stockholders to be held on __________, 1997, at ____________, New York, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof.

         At the Special Meeting, Gelman stockholders will consider and vote on:

         (1) A proposal to approve and adopt the Merger Agreement; and

         (2) Such other business related to the approval of the Merger Agreement as may properly come before the Special Meeting.

RECORD DATE, VOTING RIGHTS, VOTING AT THE MEETING

         The Board of Directors of Gelman has fixed ________, 1996, as the Record Date for determination of Gelman stockholders entitled to notice of and to vote at the Special Meeting. Each holder of record of Gelman Shares on the Record Date is entitled to cast one vote per share, in person or by a properly executed proxy, at the Special Meeting. As of the Record Date, there were _________ Gelman Shares outstanding and entitled to vote which were held by approximately ______ holders of record.

         Pursuant to the Gelman Articles and the Gelman By-Laws and applicable law, the affirmative vote of the holders of a majority of the Gelman Shares outstanding and entitled to vote thereon is required to approve and adopt the Merger Agreement. Thus, the failure of a registered stockholder to vote, or a vote to abstain, will have the same legal effect as a vote against the approval and adoption of the Merger Agreement. As of the Record Date, the directors and executive officers of Gelman and their affiliates beneficially owned approximately 15% of the outstanding Gelman Shares and each such person has advised Gelman that he or she intends to vote in favor of the Merger Agreement.

         Gelman Shares held of record by a broker which are present at the Special Meeting in person or by proxy will be counted for purposes of determining a quorum. However, brokers who hold Gelman Shares as nominees will not have discretionary authority to vote such shares for or against approval and adoption of the Merger Agreement, in the absence of instructions from the beneficial owners. Votes which are not cast for this reason ("broker non-votes") will not be counted in favor of the Merger Agreement. Since the approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding Gelman Shares, broker non-votes will have the same effect as votes against such approval and adoption.

SOLICITATION OF PROXIES

         The expenses of the solicitation of proxies for the Special Meeting will be borne by Gelman, other than the cost of printing, filing and distributing this Proxy Statement-Prospectus and the forms of proxy, which will be borne by Pall. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Gelman in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made by Gelman with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Gelman will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

VOTING OF PROXIES

         Gelman Shares represented at the Special Meeting by properly executed, delivered and unrevoked proxies will be voted at such meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement.

         If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy, and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment (unless authorization to use such discretion is withheld). Gelman is not aware of any other matters expected to be presented at the Special Meeting.

         A stockholder who has given a proxy pursuant to this solicitation may revoke it at any time before it is exercised at the Special Meeting. Proxies may be revoked by (i) filing with the Secretary of Gelman (including by telegram or facsimile), before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the date of the proxy or by giving notice of revocation in open meeting, (ii) duly executing a later-dated proxy relating to the same shares and delivering it (including by telegram or facsimile) to the Secretary of Gelman before the taking of the vote at the relevant meeting, or (iii) attending the Special Meeting and voting in person. In order to vote in person at the Special Meeting, Gelman stockholders must attend the meeting and cast their votes in accordance with the voting procedures established for such meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent to: Gelman Sciences Inc., 600 South Wagner Road, Ann Arbor, Michigan 48103-9019, fax (313) 913-6114, Attention: Secretary.

                                   THE MERGER

BACKGROUND OF THE MERGER

         The following is a summary of the events leading up to the execution of the Merger Agreement.

         In October 1995, senior management of Gelman met with representatives of Cleary Gull to discuss various alternatives to enhance stockholder value, including the possibility of an alliance with another company. Over the next several months, Charles Gelman, Chairman and Chief Executive Officer of Gelman, and Kim A. Davis, President and Chief Operating Officer of Gelman, discussed with Cleary Gull strategic alternatives available to Gelman, valuation issues, possible forms of business combinations and the types of companies which might be interested in a strategic alliance with Gelman. In May 1996, the Gelman Board of Directors appointed a Strategic Planning Committee of directors, consisting of Messrs. Gelman, Davis, Charles Newman and John A. Geishecker, Jr. to evaluate alternatives to enhance long-term stockholder value, including a possible alliance with another company. Beginning in late May, Cleary Gull identified a group of companies that were likely to have an interest in a business combination with Gelman and had preliminary discussions with these companies to determine whether they did have any such interest. The companies identified included Pall and Memtec Limited, a New South Wales, Australia corporation ("Memtec").

         The first meeting between Gelman and Pall took place on June 12th and included Messrs. Gelman and Davis and representatives of Cleary Gull on behalf of Gelman, and, on behalf of Pall, Messrs. Eric Krasnoff, Chairman and Chief Executive Officer, and Jeremy Hayward-Surry, President and Chief Financial Officer, and representatives of Dillon, Read & Co. Inc. ("Dillon Read"), Pall's financial advisor. At that meeting, the Gelman representatives presented an overview of Gelman's business and preliminary valuation expectations.

         In late June and early July, Gelman's representatives requested Pall, Memtec and other potential merger partners to make offers to acquire Gelman, by way of a tax-free merger. Gelman received proposals from Pall, Memtec and other companies during the second week of July.

         On July 12th, the Board of Directors of Gelman, Cleary Gull and Gelman's legal counsel met to discuss the written offers which had been received by Gelman, including the offers made by Pall and Memtec. Cleary Gull and Gelman's legal counsel provided a detailed review of each of the offers received, including the proposed exchange ratios, covenants, termination provisions and break-up fees. Cleary Gull analyzed the benefits, synergies, risks and opportunities presented by each of the offers. After extensive discussions, Gelman's Board of Directors unanimously authorized negotiations with several of the prospective merger partners, including Pall and Memtec. Over the period July 12th through July 18th, further negotiations between Gelman and each of Pall and Memtec took place. As a result of these negotiations, a revised offer was made by Memtec.

         At a special meeting of Gelman's Board of Directors held on July 18th, Cleary Gull and Gelman's legal counsel reviewed in detail the terms of the offer made by Memtec, which contemplated a tax-free transaction to be accounted for as a pooling of interests and included a proposed exchange ratio. After considerable discussion, the Board of Directors unanimously approved the merger contemplated by the letter of intent with Memtec as being in the best long-term interests of Gelman's stockholders. On July 22nd, the Memtec Board of Directors approved the execution of the letter of intent and a public announcement of the proposed transaction with Memtec was made.

         Between July 22nd and August 29th, representatives of Memtec and Gelman conducted due diligence investigations of the other's respective businesses and affairs and negotiated the terms of a definitive merger agreement (the "Memtec Merger Agreement") and ancillary agreements. As a result of these negotiations, the parties agreed to a fixed exchange ratio of 1.05 Memtec American Depositary Shares ("Memtec ADSs") for each Gelman Share (a per share equivalent value for each Gelman Share of $34.65, based on the closing bid price of a Memtec ADS on August 29th). On August 30th, the Memtec Merger Agreement was executed by Gelman and Memtec, and a public announcement of the proposed transaction was made. Among other things, the Memtec Merger Agreement gave the Gelman Board of Directors the right to terminate the Memtec Merger Agreement if the average trading price of a Memtec ADS prior to the Gelman stockholders' meeting scheduled to approve the Memtec Merger Agreement was less than $27.00 per share.

         On September 16th, Mr. Krasnoff wrote to Mr. Gelman as follows: "I was disappointed to learn that you had entered into a definitive merger agreement with Memtec Ltd. I believe Pall has the potential to provide greater near-term and long-term value to Gelman's shareholders. Should your agreement with Memtec provide an opportunity to renew discussions, we request that you allow Pall to present our case to your Board. You have my assurance that we would respond expeditiously should such an opportunity present itself."

         On October 5th and 6th, Mr. Gelman spoke to other members of the Strategic Planning Committee and certain other directors of Gelman concerning a possible transaction with Pall, in view of the significant decline in the value of Memtec ADSs since the signing of the letter of intent and of the Memtec Merger Agreement.

         On October 7th, the Gelman Board of Directors, Cleary Gull and Gelman's legal counsel met to discuss the advisability of pursuing a transaction with Pall in light of the recent trading prices for Memtec ADSs, which were less than $27.00 per share and resulted in a per share equivalent value for a Gelman Share of less than $28.50. After considerable discussion, the Board concluded that it would be appropriate, in the exercise of its fiduciary duties to the Gelman stockholders, to determine Pall's interest in pursuing a transaction with Gelman (while continuing to take all steps necessary to complete the merger with Memtec in the event that an agreement could not be reached with Pall.) Accordingly, on October 7th, a representative of Cleary Gull contacted a representative of Pall to determine whether Pall continued to be interested in a transaction with Gelman. Cleary Gull advised

Pall that an offer received from Pall to acquire Gelman could be considered by Gelman's Board of Directors without violating the terms of the Memtec Merger Agreement.

         The Memtec Merger Agreement allowed Gelman to discuss and negotiate a transaction with Pall, provided that Gelman kept Memtec informed of discussions or negotiations with Pall relating to such a transaction, and provided to Memtec copies of all information provided to Pall. The Memtec Merger Agreement also allowed Gelman to terminate the Memtec Merger Agreement and to sign an agreement to be acquired by another company if (a) the Board of Directors determined in good faith that the proposed transaction with the other company would be more favorable to Gelman stockholders from a financial point of view than the transaction with Memtec, (b) the Board of Directors concluded in good faith that such action was necessary in order for the Board to act in a manner consistent with its fiduciary duties to stockholders, and (c) Gelman paid Memtec a termination fee of $3 million.

         Pall indicated a willingness to renew discussions with Gelman and an exploratory meeting involving management of and the professional advisors to both companies was held on October 10th at Pall's offices in Port Washington, New York. Pursuant to the Memtec Merger Agreement, Gelman had notified Memtec on the previous day that such discussions were to be held. As required by the rules of the Australian Stock Exchange, Memtec issued a press release announcing that it had been informed that discussions between Gelman and Pall were being held. In a subsequent press release, the Chairman of Memtec announced that Memtec would not increase the value of its offer for the Gelman Shares.

         Beginning at the October 10th meeting and over the course of the following two weeks, intensive negotiations took place between Pall and Gelman and their respective financial and legal advisors. In addition, representatives of Pall and Gelman, including senior management of each company, conducted legal, financial, accounting and management due diligence investigations of the other's respective businesses and affairs. A negotiated draft of a proposed merger agreement with Pall was reviewed in detail by the Gelman Board of Directors at a meeting held on October 18th. At the meeting, the Board also considered a presentation made by Cleary Gull comparing the Memtec and Pall merger agreements and the historical and projected price performance of the Memtec ADSs and the Pall Shares. After considerable discussion, the Board authorized management of Gelman, Cleary Gull and its legal counsel to continue to pursue a possible transaction with Pall while continuing to take all actions necessary to complete the merger with Memtec.

         On October 18th, the Pall Board of Directors met and considered a possible acquisition of Gelman by Pall. At the meeting, representatives of Dillon Read reported on their firm's valuation of Gelman. The Pall Board then unanimously authorized Mr. Krasnoff to negotiate and execute a merger agreement with Gelman. Thereupon, on the same day, Pall submitted an offer to acquire Gelman for Pall Shares valued at approximately $32.00 per Gelman Share. On October 22nd, Gelman rejected that offer. On October 23rd, Pall submitted a revised offer which provided for a floating exchange ratio so as to provide $33.00 worth of Pall Shares for each Gelman Share should

Pall Shares trade at an average price of between $25.29 and $27.96 per share for the 30 trading days preceding the third trading day before Gelman's stockholder vote on the transaction. If such average price for such period were $25.29 or less or $27.96 or more, the exchange ratio would be fixed at 1.3047 or 1.1804, respectively. In addition, Pall indicated its willingness to pay a $10 million breakup fee to Gelman if the merger could not be completed because the waiting period under the HSR Act had not expired or been terminated prior to October 15, 1997.

         The Gelman Board of Directors met on October 23rd and October 24th to consider the status of negotiations with Pall and the merger with Memtec. At each of these meetings, the Gelman Board of Directors authorized continued negotiations with Pall to determine whether a transaction which would be more favorable to Gelman stockholders than the Memtec merger could be obtained.

         Over the next 48 hours, Gelman and Pall continued to negotiate several key terms of a proposed merger agreement, including a termination provision should the Pall Shares trade below a certain level and contingencies associated with the failure of the waiting period under the HSR Act to expire or be terminated. On October 25th, Pall indicated its willingness to provide Gelman the right to terminate the merger agreement if Pall's average stock price, over the 30-trading day period referred to above, was less than $21.

         On October 27th, the Gelman Board of Directors met by telephone conference to discuss the proposed merger with Pall. At the meeting, management of Gelman, Cleary Gull and Gelman's legal counsel discussed the terms of the proposed Merger Agreement and related agreements, and the benefits to Gelman stockholders of the Merger. Gelman's management and legal counsel reported the results of their management, financial, accounting and legal due diligence with respect to Pall and commented on the due diligence performed by Pall with respect to Gelman. Cleary Gull reviewed with the Board its financial analysis of the Merger and delivered its oral opinion, which was confirmed by its written opinion dated October 27, 1996, to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the consideration to be received by the Gelman stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. See "The Merger -- Opinion of Gelman's Financial Advisor." In addition, the Gelman Board of Directors determined, after consultation with Cleary Gull, that the Merger with Pall was more favorable to Gelman's stockholders from a financial point of view than the proposed merger with Memtec, and Gelman's counsel advised the Gelman Board of Directors that approving the Merger Agreement was necessary in order for the Board to act in a manner that was consistent with its fiduciary obligations to Gelman's stockholders.

         The Gelman Board of Directors then reviewed and fully discussed the Merger Agreement and related agreements and unanimously approved the Merger Agreement and recommended that the stockholders of Gelman approve and adopt the Merger Agreement, subject to such revisions and further negotiations as the senior management of Gelman may approve. In a separate resolution, the Gelman Board unanimously approved (with Messrs. Gelman and Davis abstaining) proposed forms of new employment agreements with Messrs. Gelman and Davis. See "Interests of Certain Persons in the Merger -- Employment Agreements and Related Matters." Finally, the Board of Directors unanimously authorized the termination of the Memtec Merger Agreement pursuant to its terms and the payment of the $3 million termination fee due Memtec under the Memtec Merger Agreement. See "-- Gelman's Reasons for the Merger; Recommendation of Gelman's Board of Directors" and "-- Opinion of Gelman's Financial Advisor."

         The Gelman Board met in the evening on Sunday, October 27th; shortly after midnight, the Merger Agreement was executed by Gelman and Pall and a public announcement of the Merger was made the following morning.

GELMAN'S REASONS FOR THE MERGER; RECOMMENDATION OF GELMAN'S BOARD OF DIRECTORS

         As described above under "Background of the Merger", the terms of the Merger Agreement, including the Exchange Ratio, were determined through negotiations between Gelman and Pall following extensive discussions, financial analysis and due diligence. Gelman's Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Gelman and its stockholders and has unanimously approved the Merger Agreement and recommends the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the stockholders of Gelman.

         The Board of Directors of Gelman believes that the Merger offers a unique opportunity to combine two successful and financially sound companies into a single entity with the product base, financial strength and global market reach to compete in today's international marketplace. In particular, the Board of Directors of Gelman believes that the following benefits will result from the
Merger:

         Liquidity - Pall has approximately 115,272,000 shares outstanding (approximately 125,672,000 shares after giving effect to the Merger) and average daily trading volume on the NYSE of approximately 280,000 shares. Pall's market capitalization and trading volume will provide Gelman's stockholders with an opportunity to trade Pall Shares they receive in the Merger without significant liquidity or regulatory constraints.

         Minimal Price Volatility - The trading prices of Pall Shares have been stable over the last several years due to the relatively consistent price earnings multiple and the fact that Pall's historical financial results have generally been in line with analysts' estimates of financial performance. This lack of price volatility affords Gelman's stockholders a more stable trading market for Pall Shares and reduces their risk of a substantial decline in the value of their investment if Gelman were not to perform as expected.

         Capital Resources - Pall has significantly greater capital resources and access to capital and a larger research and development budget than Gelman does on a stand-alone basis. Gelman's ability to utilize Pall's capital and research and development capabilities will expand its opportunities for research and product development, sales growth and new product introductions.

         Greater Global Reach - Gelman is a leading supplier in the laboratory and health care markets, while Pall is a major supplier to the aeropower and fluid processing markets. Gelman's sales are approximately 60% in the U.S. and 40% elsewhere, while Pall's sales are approximately 35% in the U.S. and 65% foreign. The combination will expand the growth opportunities for Gelman in international markets.

         Industry Consolidation - The Gelman Board of Directors recognized that the present and anticipated environment for the filtration industry and the potential for further consolidation within the industry could adversely affect Gelman's competitive position.

         In reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, Gelman's Board of Directors considered a number of factors, including:

                  (i) information concerning the financial performance and condition, business operations and prospects of each of Gelman and Pall and Gelman's projected future value and prospects as a stand-alone entity and on a combined basis with Pall;

                  (ii) current industry, economic and market conditions which have encouraged filtration companies to have broader product lines and greater financial resources in order to better compete in the global filtration marketplace;

                  (iii) the enhancement of the strategic and market position of the combined companies beyond that achievable by Gelman on a stand-alone basis;

                  (iv) the structure of the transaction and terms of the Merger Agreement, including the Exchange Ratio and the right of the Gelman Board of Directors to terminate the Merger Agreement if the Average Trading Price of a Pall Share is less than $21 at any time prior to the Merger, which terms were the result of arms-length negotiations between Gelman and Pall;

                  (v) the financial analysis and the opinion of Cleary Gull as described below;

                  (vi) the fact that the Merger would provide the stockholders of Gelman with a significant premium over the market price immediately prior to Gelman's announcement on July 16, 1996, that it was considering strategic alternatives to enhance shareholder value;

                  (vii) the terms of the Merger Agreement that permit Gelman's Board of Directors, in the exercise of its fiduciary duties and subject to certain conditions, to respond to unsolicited inquiries regarding potential business combination transactions. Gelman's Board of Directors noted that, in specified events, Gelman would have certain rights of termination as a result of which Gelman would be obligated to pay Pall a fee of $5 million, which, in the view of Gelman's Board of Directors, would not unreasonably impede any interested third party from proposing a superior transaction;

                  (viii) the terms of the Merger Agreement that require Pall to pay a fee of $10 million in the event the waiting period under the HSR Act shall not have expired or been terminated on or prior to October 15, 1997;

                  (ix) the expectation that the Merger will afford Gelman's stockholders the opportunity to receive Pall Shares in a transaction that is non-taxable for federal income tax purposes;

                  (x) the results of Gelman's legal, financial, accounting and management due diligence investigations of Pall; and

                  (xi) the likelihood that the Merger will be consummated.

         The foregoing discussion of the information and factors considered is not intended to be exhaustive but includes the material factors considered and given weight by the Gelman Board of Directors. In addition, in reaching the determination that the Merger is fair to and in the best interests of Gelman's stockholders, in view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, Gelman's Board of Directors considered the factors above as a whole and did not find it practical to quantify or otherwise attempt to assign specific or relative weights to such factors, and the individual directors may have given differing weights to different factors.

         THE GELMAN BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, BELIEVES THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, GELMAN AND ITS STOCKHOLDERS, AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT BY THE STOCKHOLDERS OF GELMAN.

OPINION OF GELMAN'S FINANCIAL ADVISOR

         Gelman engaged Cleary Gull to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to render a fairness opinion. Cleary Gull delivered to the Gelman Board of Directors its written fairness opinion dated October 27, 1996 to the effect that, as of the date of such opinion, the consideration to be received by the Gelman stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Gelman stockholders.

         The full text of Cleary Gull's fairness opinion, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached hereto as Exhibit B to this Proxy Statement-Prospectus. Cleary Gull's opinion is directed only to the fairness, from a financial point of view, to the holders of Gelman Shares of the consideration to be received by such holders pursuant to the Merger Agreement and does not constitute a recommendation to any holder of Gelman Shares as to how such stockholder should vote with respect to the Merger Agreement. The summary of Cleary Gull's opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached hereto as Exhibit B. STOCKHOLDERS OF GELMAN ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

         In arriving at its opinion, Cleary Gull reviewed, analyzed and considered such financial and other factors as it deemed appropriate under the circumstances, including among others, the following: (i) certain publicly available business and historical financial information relating to Gelman and Pall; (ii) certain other internal information, primarily financial in nature, concerning the business and operations of Gelman and Pall furnished to Cleary Gull by Gelman and Pall, respectively, for purposes of its analysis; (iii) the business prospects of Gelman and Pall; (iv) certain publicly available information concerning the estimates of the future operating and financial performance of Gelman and Pall prepared by industry experts unaffiliated with either Gelman or Pall ("Analysts' Estimates"); (v) the historical and current stock market data for Gelman Shares, for Pall Shares and for certain other companies that Cleary Gull believed to be generally comparable to Gelman or Pall; (vi) publicly available financial information with respect to certain other companies that Cleary Gull believed to be generally comparable to Gelman or Pall; (vii) the financial impact of the Merger on Pall's future earnings per share; (viii) an unleveraged after-tax discounted cash flow analysis of both Gelman and Pall; (ix) an analysis of Gelman's percentage contribution to the operating results for Pall compared to the implied percentage ownership interest of holders of Gelman Shares in Pall after giving effect to the Merger; (x) a comparison of the purchase price premium to be paid for the Gelman Shares based on the Exchange Ratio to certain other similar-sized mergers; (xi) certain publicly available information concerning the nature and terms of certain other transactions that Cleary Gull believed to be relevant on a comparative basis;
(xii) an historical comparison of Gelman's and Pall's stock market prices; and
(xiii) the terms of the Merger Agreement. Cleary Gull also met with certain officers and employees of Gelman and Pall to discuss the foregoing, as well as other matters Cleary Gull believed relevant to its inquiry.

         In preparing its opinion, Cleary Gull relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Cleary Gull by or on behalf of Gelman and Pall, and Cleary Gull did not independently verify such information. Cleary Gull assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Gelman and Pall as to the future performance of Gelman and Pall. Cleary Gull also assumed that (i) certain strategic and operating benefits contemplated by the management of Gelman and Pall will be realized as a result of the Merger, and (ii) all material liabilities (contingent or otherwise, known or unknown) of Gelman and Pall are as set forth in the consolidated financial statements of Gelman and Pall, respectively, or were disclosed to Cleary Gull. Cleary Gull did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Gelman and Pall, nor was Cleary Gull furnished with any such evaluations or appraisals. Cleary Gull did not make any physical inspection of the properties or assets of Gelman or Pall. Cleary Gull's fairness opinion is based upon economic, monetary and market conditions existing on the date thereof. Furthermore, Cleary Gull expressed no opinion as to the price or trading range at which Pall Shares will trade after the Effective Time. Cleary Gull's fairness opinion does not address the relative merits of the Merger or the decision of the Gelman Board of Directors to proceed with the Merger. The Exchange Ratio


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

was determined by Gelman and Pall in arm's-length negotiations. Cleary Gull did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid pursuant to the Merger Agreement. Gelman did not place any limitations upon Cleary Gull with respect to the procedures followed or factors considered in rendering its opinion. Cleary Gull assumed that the Merger will be treated as a pooling of interests for financial reporting purposes and as a tax-free reorganization for federal income tax purposes.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Cleary Gull believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Cleary Gull's opinion. In its analyses, Cleary Gull made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Gelman and Pall. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Cleary Gull's opinion and financial analyses were only one of many factors considered by the Gelman Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the Gelman Board of Directors or management with respect to the Exchange Ratio or the proposed Merger.

         In connection with its presentation to Gelman's Board of Directors on October 27, 1996, Cleary Gull advised Gelman's Board of Directors that, in evaluating the consideration to be received pursuant to the Merger Agreement by the holders of Gelman Shares, Cleary Gull had performed a variety of financial analyses with respect to Gelman and Pall. Certain of these financial analyses are summarized below.

         Analysis of Selected Publicly Traded Companies Comparable to Pall. Using publicly available information, Cleary Gull analyzed, among other things, the trading multiples of Pall and selected publicly traded filtration companies, including Calgon Carbon Corporation; Culligan Water Technologies, Inc.; Ionics, Incorporated; Memtec; Millipore Corporation; Osmonics, Inc., and United States Filter Corporation (the "Public Comparables"). Cleary Gull compared, with respect to each of the Public Comparables and Pall, equity market capitalization as a multiple of net income for the latest 12 months ("LTM") and estimated calendar 1996 and 1997 net income, and the equity market capitalization plus total debt less cash and cash equivalents (the "Adjusted Market Value") as a multiple of LTM net revenue, LTM earnings before interest and taxes ("EBIT") and LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"). In addition, Cleary Gull compared the ratio of (a) the result obtained by dividing the stock market price per share by the earnings per share ("EPS") estimate for calendar 1996 (the "Calendar 1996 P/E Ratio") to (b) the EPS growth rate between calendar 1996 and 1997 multiplied by 100 (the "PEG Ratio"). Net income


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

projections for the Public Comparables were based on either Analysts' Estimates or I / B / E / S and future net income for Pall was based on Analysts' Estimates. All trading multiples were based on closing stock prices as of October 23, 1996 (the "Pricing Date").

         Cleary Gull compared the trading multiples of the Public Comparables to the trading multiples for Pall. Cleary Gull noted that as of the Pricing Date, Pall's Calendar 1996 P/E Ratio and the ratio of the Pall Share price as of the Pricing Date to its EPS estimate for calendar 1997 were 20.6x and 18.0x respectively, compared to a range of 16.9x to 40.2x and 15.3x to 28.5x, respectively, for the Public Comparables. Cleary Gull also calculated the multiples of Pall's Adjusted Market Value to LTM net revenue, LTM EBIT and LTM EBITDA. Cleary Gull noted that Pall Shares traded at 3.29x their LTM net revenue, 15.7x their LTM EBIT and 12.4x their LTM EBITDA compared to a range of 1.36x to 3.04x, 11.6x to 38.5x and 7.4x to 22.8x, respectively, for the Public Comparables. Cleary Gull also noted that Pall's PEG Ratio as of the Pricing Date was 140.1% as compared to a range of 43.4% to 188.1% for the Public Comparables. This analysis indicated that the derived multiples based on the price of a Pall Share on the Pricing Date were within the range of multiples for the Public Comparables, except in the case of the net revenue multiple, which was slightly above the high end of the range.

         Pall Historical Latest Twelve Month Price/Earnings Ratio Analysis. Cleary Gull calculated the ratio of the price of a Pall Share to Pall's LTM EPS as of that particular date (the "LTM P/E Ratio") for the period from October 23, 1993 to the Pricing Date. The range of Pall's LTM P/E Ratio over the period reviewed was 16.3x to 30.5x. Cleary Gull noted that as of the Pricing Date, Pall's LTM P/E Ratio of 22.0x was within this range. Cleary Gull also noted that Pall's LTM P/E Ratio as of the Pricing Date was not at an historical high and in fact was equal to the median LTM P/E Ratio over the period analyzed.

         Earnings Dilution Analysis. Cleary Gull analyzed the potential pro forma effect of the Merger on Pall's EPS for the fiscal years ending July 31, 1997 and July 31, 1998. In performing this analysis, Cleary Gull assumed (i) the issuance of 1.2394 Pall Shares for each outstanding Gelman Share; (ii) the Merger would be accounted for under the pooling-of-interests method of accounting; and (iii) certain synergies would be achieved as a result of the Merger. Cleary Gull combined Gelman's future operating results with the corresponding future operating results of Pall. Cleary Gull then divided the pro forma operating results by the pro forma shares outstanding. Cleary Gull compared the pro forma EPS to Pall's stand-alone EPS to determine the impact on Pall's EPS. This analysis suggested that the Merger would not be dilutive to Pall's EPS for the fiscal years ending July 31, 1997 and July 31, 1998.

         Discounted Cash Flow Analysis of Pall. Cleary Gull analyzed Pall's fully diluted per share value based on an unleveraged discounted cash flow analysis of the five-year financial performance of Pall. The annual after-tax cash flows for the five-year period were based on a financial plan provided by Pall's management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based on a range of EBIT multiples from 13.0x to 17.0x. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 12.0% to 20.0%. Cleary Gull derived the range of EBIT multiples and discount rates on the basis of multiples of EBIT and estimated risk adjusted costs of capital for the Public Comparables. Based on this analysis, Cleary Gull derived an equity value range for Pall of $24.18 to $32.25 per fully diluted Pall Share. Cleary Gull noted that the market price of $26.625 per Pall Share (the "Pall Market Price") on the Pricing Date was within the indicated range.

         Pall Common Stock Trading Analysis. Cleary Gull analyzed the closing sale prices of the Pall Shares on the NYSE over the 52-week period ending on the Pricing Date. The high and low closing sale prices for a Pall Share for the preceding 52-week period were $29.125 and $20.375, respectively. Cleary Gull also reviewed a trading price/trading volume analysis of the Pall Shares over the 52-week period ending on the Pricing Date which indicated that over this time period more than 50% of the Pall Shares traded during this time period traded in the marketplace at a price equal to or greater than $26.00 per share and 94% of the Pall Shares traded during this time period traded in the market place at a price equal to or greater than $23.00 per share.

         Pall Share Trading Volume Analysis. Cleary Gull analyzed the historical daily trading volume of the Pall Shares over various periods so that the Gelman Board of Directors could consider the opportunity for those Gelman stockholders who, after the Merger, choose to sell all or a portion of their Pall Shares to achieve complete or partial liquidity for their holdings. The 30, 60, 90, and 360 day average daily trading volume of Pall Shares was approximately 324,000; 282,000; 316,000 and 287,000, respectively. For Gelman, the 30, 60, 90, and 360 day average daily trading volume was approximately 15,000; 17,000; 14,000 and 11,000, respectively. Cleary Gull noted that Pall's average daily trading volume was significantly higher than the average daily trading volume for Gelman Shares over the same periods.

         Analysis of Selected Publicly Traded Companies Comparable to Gelman. Cleary Gull compared the trading multiples for Gelman assuming a stock market price of $33 per share (the "Implied Purchase Price") based on the Pall Market Price multiplied by the Exchange Ratio to the trading multiples for the Public Comparables. Gelman's Adjusted Market Value as a multiple of LTM net revenue, LTM EBIT and LTM EBITDA based on the Implied Purchase Price was 2.40x, 22.5x and 16.2x, respectively, as compared to a median of 2.40x, 17.9x and 13.2x, respectively, for the Public Comparables. Gelman's equity market capitalization based on the Implied Purchase Price as a multiple of estimated 1996 and estimated 1997 calendar net income was 31.4x and 26.7x, respectively, as compared to a median of 27.3x and 19.8x, respectively, for the Public Comparables. This analysis indicated that the trading multiples for Gelman based on the Implied Purchase Price were generally above the median for the Public Comparables.

         Discounted Cash Flow Analysis of Gelman. Cleary Gull analyzed Gelman's fully diluted per share value based on an unleveraged discounted cash flow analysis of the future financial performance of Gelman. Such financial performance was based on a five-year financial plan provided by Gelman's management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based on a range of EBIT multiples from 11.0x to 15.0x. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 14.0% to 22.0%. Cleary Gull derived the range of EBIT multiples and discount rates on the basis of multiples of EBIT and estimated risk adjusted costs of capital for the Public Comparables. Based on this analysis, Cleary Gull derived an equity value range for Gelman of $22.20 to $29.38 per fully diluted share. Cleary Gull noted that the Implied Purchase Price was higher than the price range indicated by the unleveraged after-tax discounted cash flow analysis.

         A second unleveraged discounted cash flow analysis of the future financial performance of Gelman was also analyzed by Cleary Gull. Such financial performance was based on the same five-year financial plan for Gelman; however, $2.5 million of synergies were included in the first year and $3.75 million of synergies included in each of the following years. Similar EBIT multiples and discount rates were utilized. Based on this analysis, Cleary Gull derived an equity value range for Gelman of $25.02 to $33.07 per fully diluted share. Cleary Gull noted that the Implied Purchase Price was also within the calculated equity value range after giving Gelman some credit for the anticipated synergies from the Merger.

         Contribution Analysis. Cleary Gull reviewed certain financial information (including LTM net revenue and projected fiscal year 1996, 1997 and 1998 EBIT and net income) for Gelman and Pall and for Pall after giving effect to the Merger. Based on such review and assuming that each Gelman Share will be converted into 1.2394 Pall Shares, Cleary Gull analyzed the contribution of Gelman to Pall after giving effect to the Merger and compared the contribution to the Gelman stockholders' pro forma ownership. Such analysis indicated that the implied percentage ownership interest of the Gelman stockholders in Pall on a pro forma basis would be greater than Gelman's contribution to the pro forma operating results.

         Analysis of Selected Comparable Transactions. Cleary Gull reviewed nine transactions involving the acquisition or proposed acquisition of companies in businesses similar to Gelman's. Cleary Gull calculated the multiples of Adjusted Market Value to LTM net revenues and LTM EBITDA (the "Acquisition Multiples") for each of these transactions. Cleary Gull compared the multiples based on the Implied Purchase Price to the Acquisition Multiples. Gelman's Adjusted Market Value as a multiple of LTM net revenue and LTM EBITDA based on the Implied Purchase Price was 2.40x and 16.2x, respectively, as compared to a range of 0.27x to 2.49x and 6.4x to 14.5x, respectively, for the comparable transactions. This analysis indicated that the multiples for Gelman based on the Implied Purchase Price were within or above the range for the selected comparable transactions.

         Exchange Ratio Profile. Cleary Gull analyzed the historical ratio of the market price of Gelman Shares to the market price of Pall Shares during the period from July 16, 1995 to July 16, 1996. This analysis implied an exchange ratio ranging from a high of 1.07 Pall Shares for each Gelman Share to a low of
0.79 of a Pall Share for each Gelman Share, with a median during the period of
0.91 of a Pall Share for each Gelman Share. Cleary Gull noted that the median historical exchange ratio was less than the Exchange Ratio based on the Pall Market Price. Cleary Gull also calculated the ratio of the Gelman Share price on July 16, 1996 ($19.25 per share) with and without a 31% premium to the Pall Share price on the same date ($20.375 per share). The calculation implied an exchange ratio of 1.23x and 0.95x, respectively, of Pall Shares for each Gelman Share. Cleary Gull also performed an analysis of the historical ratio of the market price of Gelman Shares plus a 31% premium to the market price of Pall Shares during the same period. This analysis implied an exchange ratio ranging from a high of 1.40 Pall Shares for each Gelman Share to a low of 1.03 Pall Shares for each Gelman Share. Cleary Gull noted that the Exchange Ratio, based on the Pall Market Price, fell within this range.

         Cleary Gull was selected by Gelman as its financial advisor in connection with the Merger because of Cleary Gull's reputation and expertise as an investment banking firm and its expertise and familiarity with the filtration/separation industry. Cleary Gull, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings of equities, private placements and valuations for estate, corporate and other purposes.

         Pursuant to an engagement letter between Cleary Gull and Gelman, Gelman paid Cleary Gull a non-refundable fee of $100,000 upon signing of the letter of intent with Memtec (the "Signing Fee"). In addition, upon consummation of the Merger, Cleary Gull will be paid a fee equal to 0.7% times the total number of Gelman Shares exchanged in the Merger (including shares resulting from exercised options and warrants) times the per share equivalent price of a Gelman Share less the Signing Fee. If the per share equivalent price of a Gelman Share is $33, the additional fee to be paid to Cleary Gull upon consummation of the Merger would be approximately $1,760,000 (based on the number of shares outstanding on the record date). In connection with the termination of the Memtec Merger Agreement and the execution of the Merger Agreement, Gelman will pay Cleary Gull an advance of $750,000 against the fee due upon consummation of the Merger. Gelman has also agreed to reimburse Cleary Gull for its reasonable out-of-pocket expenses up to $50,000 and to indemnify it against certain expenses and liabilities in connection with its services as financial advisor, including those arising under federal securities laws.

         In the ordinary course of its business, Cleary Gull actively trades the equity securities of Gelman and Pall for Cleary Gull's own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In March 1995, Cleary Gull was the managing underwriter of a public offering of 1,437,500 Gelman Shares for which Cleary Gull received customary compensation.

PALL'S REASONS FOR THE MERGER

         Pall's business strategy is to provide filtration products at every stage of a product's life cycle, from filters used for new product development in the laboratory on through production and end use of the product. In order to carry out this strategy, Pall must have greater presence in the laboratory area. Management believes that Gelman's products and distribution network will provide Pall with ready access to the laboratory product area. Gelman has a strong, established presence in


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

the laboratory product area for filtration and separation products, including small volume filters for use in research and clinical and industrial laboratories for sample preparation, new drug development, environmental testing and other applications, which complement and broaden Pall's smaller and more specialized laboratory product line. Gelman's distribution strength to laboratories will also enhance distribution of Pall's membranes for diagnostics and molecular biology. Management also expects Pall's global distribution system to hospitals and blood centers to broaden sales of Gelman's custom designed medical filtration products, which are distinct from Pall's filtration products. Gelman's process filter products fit well into Pall's product line.

REGULATORY APPROVALS

         The Merger may not be consummated until certain information has been furnished to the Department of Justice and the Federal Trade Commission (the "FTC") pursuant to the HSR Act and certain waiting period requirements thereunder have been satisfied. Pall and Gelman filed the required information and materials with the Department of Justice and the FTC with respect to the Merger on November 15, 1996, and the required waiting period will expire on December 13, 1996, unless terminated at an earlier date or unless Pall or Gelman shall previously have received a request for additional information.

         At any time before or after the Effective Time, the Department of Justice or the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause Pall to divest itself, in whole or in part, of Gelman or of other businesses conducted by Pall. In addition, to the extent applicable, filings must also be made with the appropriate governmental authorities having jurisdiction over antitrust matters in the jurisdictions other than the United States where Pall and/or Gelman conduct business. Based on information available to them, management of Pall and Gelman believe that the Merger can be effected in compliance with all applicable antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or that, if such a challenge is made, Pall and Gelman will prevail. The obligations of Pall and Gelman to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger. Each party has agreed to use commercially reasonable efforts to have any such injunction or order lifted.

         Pall and Gelman are not aware of any license or regulatory permit which is material to the business of Gelman and which is likely to be adversely affected by Merger, or of any approval or other action by any state, federal or foreign government or governmental agency (other than the FTC and the Department of Justice pursuant to the HSR Act) that would be required prior to the Merger.

ACCOUNTING TREATMENT

         The Merger is expected to be accounted for by the pooling-of-interests method of accounting. Under this method of accounting, the recorded assets and liabilities of Pall and Gelman will be carried forward at their recorded amounts to Pall after the Merger, income of Pall after the Merger will include the income of Pall and Gelman for the entire fiscal year in which the Merger occurs, and the reported income of Pall and Gelman for prior periods will be combined and restated as income of Pall after the Merger. It is a condition to Pall's obligation to effect the Merger that it receive an opinion from Coopers & Lybrand L.L.P., Gelman's independent public accountants, that neither Gelman nor any of its affiliates has taken or agreed to take any action that would affect the ability of Pall to account for the Merger as a pooling of interests. See "-Resales of Pall Shares by Affiliates of Gelman" and "The Merger Agreement -Conditions to the Merger."

NO APPRAISAL RIGHTS

         Under Section 450.1762(2)(a) of the Michigan Business Corporation Act, holders of Gelman Shares have no appraisal or dissenters' rights with respect to the Merger inasmuch as the Gelman Shares were listed on a national securities exchange (the ASE) on the Record Date.

SURRENDER OF GELMAN SHARE CERTIFICATES

         Promptly after the Effective Time, a letter of transmittal containing notice of the Merger and instructions with respect to the surrender of certificates previously representing Gelman Shares will be sent to each record holder of Gelman Shares as of the Effective Time. The letter of transmittal will set forth the procedure for surrendering such certificates for exchange to Wachovia Bank of North Carolina, N.A. as Exchange Agent. From and after the Effective Time, each such Gelman stock certificate will evidence only the right to receive (without interest) the number of Pall Shares fixed by the Exchange Ratio for each Gelman Share evidenced by such certificate. Until such Gelman stock certificates have been surrendered and exchanged, the holders thereof will not be entitled to any of the rights of Pall shareholders, including the right to receive any dividends or other distributions made on the Pall Shares issuable to them under the Merger Agreement. Dividends and other distributions payable on the Pall Shares prior to the exchange of certificates by any holder of Gelman Shares, together with any cash payment in lieu of a fractional Pall Share, will be remitted to such holder, without interest, at the time that his or her Gelman stock certificates are surrendered for exchange.

RESALES OF PALL SHARES BY AFFILIATES OF GELMAN

         None of the Pall Shares received by the Gelman stockholders in connection with the Merger will be subject to restrictions on resale or other transfer by them under the Securities Act of 1933 (the "Securities Act"), except that Pall Shares received by persons who are deemed to be "affiliates" (as such term is defined in Rule 144 under the Securities Act) of Gelman prior to the Merger may be resold by them only pursuant to an effective registration statement under the Securities Act or in transactions exempt from the registration requirements under the Securities Act by virtue of, for example, Rule 145 under the Securities Act. In general, under Rule 145, an affiliate of Gelman, together with certain members of his or her immediate family, would be entitled, for a period of two years after the Effective Time, to sell Pall Shares received in the Merger only through unsolicited "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144. Rule 145 would only be available for resales of Pall Shares by affiliates of Gelman at a time when Pall has filed with the Commission all periodic reports required to be filed by it under the Exchange Act (e.g., Forms 10-K and 10-Q). After two years from the Effective Time, affiliates of Gelman who are not affiliates of Pall would be able to sell freely the Pall Shares received by them in the Merger, subject only to the above-mentioned periodic reports requirement, which would continue to apply until three years after the Effective Time, at which time former affiliates of Gelman would be able to sell such Pall Shares without any restrictions.

         Pursuant to the Merger Agreement, Gelman has identified to Pall all persons who may be deemed affiliates of Gelman for purposes of Rule 145, including all directors and executive officers of Gelman, and has advised such persons of the resale restrictions imposed by applicable securities laws, including the Commission's Accounting Series Release No.135 ("ASR 135"). Under generally accepted accounting principles, it is a general condition to the use of pooling-of-interests accounting for a business combination that such combination represent a sharing of rights and risks among the stockholders of the combining entities. ASR 135 and related interpretations of the Commission staff provide, in general, that this risk-sharing condition will be deemed to be satisfied if no affiliate of either entity in a business combination sells (whether privately or publicly), or in any way reduces his risk relative to, any common shares received in such business combination (or common shares held by an affiliate of the issuing entity at the time when the combination is effected) until such time as financial results covering at least 30 days of post-combination operations have been published. An agreement entered into before the end of such period which requires the sale of shares after such period would preclude pooling treatment, as would any agreement to reduce the risk borne by an affiliate stockholder subsequent to the combination.

         The Commission staff has interpreted ASR 135 to permit certain de minimis sales by affiliates. To be minimis, (i) the sales by an affiliate must not be greater than 10 percent of that affiliate's pre-combination (or equivalent post-combination) shares, and (ii) the aggregate sales by all affiliates of a combining entity must not exceed the equivalent of one percent of that entity's precombination outstanding shares.

         Pursuant to the Merger Agreement, Pall and Gelman have obtained agreements from their respective directors, executive officers and other affiliates that they will comply with the provisions of ASR 135 and related interpretations of the Commission staff. Pall agreed in the Merger Agreement to publish post-Merger combined financial results sufficient to satisfy ASR 135 within 20 days of the end of the first full 30-day period following the closing of the Merger.

                            OFFER TO EXCHANGE OPTIONS

         Pursuant to the Merger Agreement and contingent upon the effectiveness of the Merger, Pall is offering each holder of "options" to purchase Gelman Shares ("Gelman Options") the opportunity to exchange each of his or her Gelman Options for an option to purchase Pall Shares ("Pall Options"). As of the Record Date, there were Gelman Options outstanding to purchase an aggregate of ______ Gelman Shares at a weighted average exercise price of $____ per share.

PALL OPTIONS

         Each Pall Option will be on substantially the same substantive terms and conditions as the Gelman Option for which it is being exchanged (e.g., each Pall Option will have the same vesting schedule and expiration date as the Gelman Option for which it is exchanged except that Messrs. Gelman and Davis have agreed to accept Pall Options having a shorter term than their Gelman Options -- see "Interests of Certain Persons in the Merger"). The form of Pall Option is attached as Schedule B to Exhibit C to this Proxy Statement-Prospectus, and the following description is qualified in its entirety by reference thereto.

         The exercise price per Pall Share issuable upon exercise of a Pall Option will be determined by dividing the exercise price per Gelman Share issuable upon exercise of the related Gelman Option by the Exchange Ratio. The number of Pall Shares issuable on exercise of a Pall Option will be determined by multiplying the number of Gelman Shares that could have been acquired upon exercise of the related Gelman Option by the Exchange Ratio.

         The Pall Options will be administered by the Compensation Committee of Pall's Board of Directors (the "Committee"). The exercise price payable upon exercise of a Pall Option must be paid in cash or, with the consent of the Committee, by delivery of Pall Shares having a value equal to the exercise price, or partly in cash and partly by delivery of Pall Shares.

         A Pall Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code unless the Gelman Option for which such Pall Option is exchanged states that it is intended to be an incentive stock option, in whole or in part, in which event the Pall Option issued in exchange will include the same statement of intention.

         The Registration Statement of which this Proxy Statement-Prospectus is a part includes the Pall Options and the Pall Shares issuable on exercise of the Pall Options.

EXCHANGE AGREEMENTS

         Prior to the consummation of the Merger, Pall and Gelman will request each holder of an outstanding Gelman Option to enter into an Exchange Agreement substantially in the form attached hereto as Exhibit C. Schedule A to the Exchange Agreement will be completed with the appropriate information determined by reference to the existing Gelman Option in exchange for which the Pall Option is being issued. Pall and Gelman will seek to obtain executed Exchange Agreements from all holders of outstanding Gelman Options prior to the Effective Time. Holders of Gelman Options who enter into Exchange Agreements will be required to surrender their Gelman Option agreements in order to receive the Pall Option or Options issuable in exchange therefor.

         It is a condition to the obligation of Pall to consummate the Merger that the number of Gelman Shares covered by Gelman Options which are not exercised or converted into Pall Options before the Effective Time shall not exceed 128,458 Gelman Shares. Messrs. Gelman and Davis have agreed to exchange their Gelman Options for Pall Options. See "Interests of Certain Persons in the Merger -- Stock Options and Warrants."

         Holders of Gelman Options who do not exchange their Gelman Options for Pall Options will continue to hold Gelman Options. If Gelman Shares are issued pursuant to such options after consummation of the Merger, it is Pall's intention to take steps permitted under the Michigan Business Corporation Act to cash out any such minority holding.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the United States federal income tax considerations relating to Pall Options issued by Pall in exchange for Gelman Options granted in consideration of services rendered or to be rendered by the optionee to Gelman or its subsidiaries. This summary does not purport to be a complete description of such considerations, and each optionee is advised to consult his own tax adviser before consenting to an exchange of options, exercising an option or disposing of shares acquired pursuant to the exercise of options.

         Exchange of Options. An exchange of outstanding Gelman Options for Pall Options will not be a taxable event for United States federal income tax purposes.

         Nonqualified Options. Most outstanding Gelman Options are not "incentive stock options" as defined in Section 422 of the Code ("Incentive Options"). Pall Options issued in exchange for such options will likewise be nonqualified stock options ("Nonqualified Options"). Upon exercise of such an option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. If the optionee is an employee of Gelman or a subsidiary at the time of option grant, such ordinary income is classified as taxable wages subject to federal and state income tax withholding and social security withholding, which withholding taxes are due and payable at the time the option is exercised. Upon request by Pall, upon exercise of a Nonqualified Option, the optionee will be required to pay to Pall an amount equal to 28% of such ordinary income for federal income tax withholding purposes and, where applicable, an appropriate percentage for state and local income tax withholding purposes, to cover the amount of income tax withholding which Pall is required to make.

         If, with the consent of the Committee, an optionee pays the option exercise price by delivering Pall Shares already owned by such optionee, such delivery would constitute a non-taxable exchange by the optionee. The optionee would recognize ordinary income in an amount equal to the fair market value of the additional shares received (i.e., above the number of shares delivered). Optionees are especially urged to consult their own tax advisers before paying the exercise price of an option by delivering Pall Shares already owned.

         Pall is entitled to an income tax deduction in the same amount that, and for Pall's taxable year in which, the optionee recognizes ordinary income from the exercise of a Nonqualified Option.

         Upon a sale of shares purchased on the exercise of a Nonqualified Option, the optionee will recognize short-term or long-term capital gain or loss, depending on whether the shares are held for more than one year after the date of exercise. Such gain or loss will be measured by the difference between the selling price of the shares and the market price of the shares on the date of exercise.

         Incentive Options. A small number of Gelman Options are intended to qualify as Incentive Options. In general, to the extent that the terms of the Pall Options granted in exchange therefor are not superior, from the optionee's viewpoint, to such Gelman Options, such Pall Options should likewise qualify as Incentive Options. However, if the vesting of a Gelman Option is accelerated by the Merger and as a result options having a fair market value (at the date of grant) of more than $100,000 first become exercisable in the year of such accelerated vesting, the option will not receive Incentive Option tax treatment with respect to the excess over said $100,000 amount.

         In general, the optionee under an Incentive Option does not recognize any income at either the time the option is granted or at the time it is exercised (although the exercise of an Incentive Option can have "alternative minimum tax" consequences to the optionee as described below under the caption " -- Alternative Minimum Tax"). If an optionee holds shares purchased upon exercise of an Incentive Option for at least (i) two years after the date such option has been granted to the optionee and (ii) one year after the date such shares are transferred to the optionee, then any gain or loss in respect of a subsequent disposition of such shares will generally be treated as a long-term capital gain or loss. In the event that the optionee disposes of shares purchased upon exercise of an Incentive Option (for this purpose a disposition includes a sale, exchange, gift or certain other transfers of legal title but not a mere pledge) before the end of such two- and one-year periods (any such disposition being herein referred to as a "disqualifying disposition"), then the excess, if any, of the aggregate fair market value of such shares on the date on which the option was exercised over the aggregate exercise price of such shares will be treated as ordinary income to the optionee in the year of the disqualifying disposition, unless such disqualifying disposition is a sale or exchange for less than the fair market value of such shares on the date of exercise of the option, in which case the amount that will be so treated as ordinary income will be limited to the excess, if any, of the aggregate amount realized upon such sale or exchange over the aggregate exercise price of the shares so sold or exchanged.

         In the event that a disqualifying disposition is a sale or exchange for more than the fair market value of such shares on the date of exercise of the Incentive Option, the excess of the aggregate amount realized upon such sale or exchange over the aggregate fair market value of such shares on the date of exercise will be treated as a capital gain. Such gain will be treated as long-term capital gain if the shares have been held for more than one year at the time of the disqualifying disposition and otherwise will be treated as short-term capital gain. In the event that a disqualifying disposition is a sale or exchange for less than the aggregate exercise price of such shares, no ordinary income will be realized by the optionee, and the difference between the aggregate amount realized upon such sale or exchange and such aggregate exercise price will be treated as a long-term or short-term capital loss, depending upon whether such shares have or have not been held for more than one year at the time of such sale or exchange.

         The rules described above relating to disqualifying dispositions may not apply to certain transfers -- for example, transfers by bequest or incident to divorce.

         Pall will not be entitled to any federal income tax deduction with respect to the grant or exercise of an Incentive Option, but may be entitled, in the year of a disqualifying disposition, to a deduction equal to the amount, if any, that the optionee must treat as ordinary income.

         If, with the consent of the Committee, an optionee pays the option exercise price by delivering Pall Shares already owned by such optionee, such delivery would constitute a non-taxable exchange by the optionee and would not affect the Incentive Option status of the Common Stock issued upon exercise of the option. However, if the Pall Shares delivered in payment had previously been acquired upon exercise of an Incentive Option and were not subsequently held for the requisite one- and two-year periods, the delivery of such shares in payment of the exercise price of an option would constitute a disqualifying disposition of the shares so delivered. Optionees are especially urged to consult their own tax advisers before paying the exercise price of an Incentive Option by delivering Pall Shares already owned.

         In the event an optionee exercises an Incentive Option more than three months (one year if the optionee is disabled) after employment terminates, the tax treatment with respect to the option is the same as for a Nonqualified Option (discussed above).

         Alternative Minimum Tax. The Code imposes an alternative minimum tax determined by applying a special tax rate to the excess, if any, of an individual's "alternative minimum taxable income" over a specified exemption amount. Alternative minimum taxable income includes the amount by which the fair market value of shares obtained through exercise of an Incentive Option exceeds the exercise price. In addition, the basis of any shares acquired through the exercise of an Incentive Option for determining gain or loss for purposes of the alternative minimum tax will be the shares' fair market value at exercise. In the event of a disqualifying disposition of the shares in the year the Incentive Option is exercised, the amount includible as alternative minimum taxable income is limited to the excess of the sales price over the exercise price.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

EMPLOYMENT AGREEMENTS AND RELATED MATTERS

         Under the existing employment agreements between Gelman and each of Messrs. Gelman, Davis and George Uveges (Gelman's Vice President and Chief Financial Officer), the Merger will result in a "change of control" of Gelman. Accordingly, under such agreements, Messrs. Gelman, Davis and Uveges would be entitled to receive certain payments if their employment were to be terminated (including by voluntary resignation) within one year of the Effective Time. The payments would consist of up to five years' base salary (one year's salary for Mr. Uveges) and, if certain performance goals were being met, an incentive bonus for each year of base salary paid equal to the incentive bonus that would have been paid in the year of termination. In addition, unvested stock option awards immediately vest in full upon a change of control.

         In light of the existing employment agreement between Gelman and Mr. Gelman, Mr. Gelman will receive a "change of control" payment at the Effective Time equal to the sum of $2,000,000 plus the amount of any related "parachute payment" excise tax due in respect of this payment ("Tax Reimbursement"), under an employment agreement entered into between Gelman and Mr. Gelman and approved by Pall (the "Gelman Employment Agreement"). Under that agreement, Mr. Gelman would continue as an employee of Gelman, with reduced responsibilities, for a period of five years, during which time he would receive an annual salary of $150,000, an annual expense allowance in the same amount and the use of an office, clerical and staff support and certain insurance and other fringe benefits. Mr. Gelman will have the title of Chairman of Technical Research. The Gelman Employment Agreement will only become effective and the "change of control" payment will only be made if the Merger is consummated.

         In light of the existing employment agreement between Gelman and Mr. Davis, Mr. Davis will receive a "change of control" payment at the Effective Time equal to the sum of $924,386 plus the amount of any Tax Reimbursement, under an employment agreement entered into between Pall, Gelman and Mr. Davis (the "Davis Employment Agreement"). Under that agreement, Mr. Davis would continue as President and Chief Operating Officer of Gelman for not less than three years after the Merger, would receive an annual base salary of not less than $325,000 and would be eligible for an annual bonus of up to 75% of his annual base salary if certain performance goals for Gelman are achieved. For the fiscal years ended on or about July 31, 1997, 1998 and 1999, the annual bonus would be 75% of base salary without reference to performance goals. Mr. Davis would also have certain insurance and other fringe benefits. The Davis Employment Agreement will only become effective and the "change of control" payment will only be made if the Merger is consummated.

         Messrs. Gelman and Davis have each agreed, in their new employment agreements just described, to exchange their Gelman Options for Pall Options expiring not more than five years from the closing of the Merger notwithstanding that the unexpired terms of their existing Gelman Options range from about six and a half to about nine and a half years.

INDEMNIFICATION

         The Merger Agreement provides that from and after the Effective Time Gelman (as the surviving corporation in the Merger with Sub) will continue to observe any indemnification provisions currently existing in the Gelman Articles or Gelman By-Laws, or in indemnification agreements for the benefit of any individuals who served as directors or officers of Gelman at any time prior to the Effective Time. The Merger Agreement further requires Pall, from and after the Effective Time, to indemnify, defend and hold harmless each individual who has served at any time prior to the Effective Time as an officer, director, employee or fiduciary of Gelman or any of its subsidiaries against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of Pall, or in connection with any claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director, officer, employee or fiduciary of Gelman or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time, and (ii) all such liabilities based on, or arising from, the Merger Agreement or transactions contemplated thereby, in each case to the full extent permitted under the Michigan Business Corporation Act.

STOCK OPTIONS AND WARRANTS

         The Merger will result in the acceleration of vesting of certain Gelman Options held by executive officers of Gelman. Options with respect to 37,500, 82,500, 20,000 and 11,625 Gelman Shares held by Messrs. Gelman, Davis, Uveges and another employee of Gelman, respectively, will vest as a result of such acceleration.

         The executive officers and directors of Gelman are currently the holders of Gelman Options to purchase an aggregate of 393,487 Gelman Shares at prices ranging from $3.39 to $27.75 per share, and will have the right to exchange their Gelman Options for Pall Options. (Messrs. Gelman and Davis have agreed to do so.) See "Offer to Exchange Options." The following table sets forth information as to the Gelman Options currently held by the executive officers and directors of Gelman, and the Pall Options which may be received by them. The information on the Pall Options below assumes that 1.2394 Pall Shares are issued for each Gelman Share (the Pro Forma Exchange Ratio).

                                         GELMAN OPTIONS                                     PALL OPTIONS
                                         --------------                        -------------------------------------------
                                            NO. OF                             NO. OF
                                            GELMAN           EXERCISE          PALL           EXERCISE       EXPIRATION
                                            SHARES            PRICE            SHARES           PRICE           DATE
                                            ------            -----            ------           -----           ----
Charles Gelman.......................        18,750           $ 10.92           23,239        $  8.81          (a)
                                             50,000             18.88           61,970          15.23          (a)

Kim A. Davis.........................        56,250              6.61           69,716           5.33          (a)
                                             56,250             10.92           69,716           8.81          (a)
                                             50,000             17.75           61,970          14.32          (a)
                                             45,000             27.00           55,773          21.78          (a)

Anthony P. Kelly.....................        10,000              3.78           12,394           3.05      December 16, 1997
                                              2,700              3.45            3,346           2.78      September 19, 2000
                                             11,250              7.11           13,943           5.74      July 29, 2003
                                              3,750             10.92            4,648           8.81      June 17, 2004
                                             12,500             21.00           15,493          16.94      September 20, 2005
                                             15,000             23.88           18,591          19.27      December 14, 2005

Edward J. Levitt ....................         3,375              4.45            4,183           3.59      April 3, 1999
                                                700              3.45              868           2.78      September 19, 2000
                                              2,250              3.67            2,789           2.96      September 24, 2002
                                                400             26.13              496          21.08      April 2, 2006

Karen A. Radtke .....................         4,000             18.88            4,958          15.23      June 5, 2005

Charles J. Robrecht .................           563              3.39              698           2.74      January 20, 2002
                                              2,813              4.55            3,486           3.67      December 1, 2002
                                              5,625             14.88            6,972          12.01      December 15, 2004
                                                750             26.13              930          21.08      April 2, 2006


Mark A. Sutter ......................         1,062              3.39            1,316           2.74      January 20, 2002
                                              5,062              3.67            6,274           2.96      September 24, 2002
                                              8,437              4.55           10,457           3.67      December 1, 2002
                                              5,000             14.88            6,197          12.01      December 15, 2004

George Uveges .......................        20,000              22.875         24,788          18.46      August 21, 2006

Saul H. Hymans.......................         1,000             27.75            1,239          22.39      July 31, 2006

Nina I. McClelland...................         1,000             27.75            1,239          22.39      July 31, 2006


----------------
         (a) The expiration date of the Pall Options issued to Messrs. Gelman and Davis will be the fifth anniversary of the closing of the Merger.

         In addition, certain non-employee directors of Gelman are currently the holders of warrants to purchase Gelman Shares (the "Gelman Warrants"). At the Effective Time, the Gelman Warrants will automatically, in accordance with their terms, be converted into warrants to purchase Pall Shares (the "Pall Warrants"). See "The Merger Agreement -- Effect of the Merger on Gelman Shares." The following table sets forth information as to the Gelman Warrants currently held by the non-employee directors of Gelman, and the Pall Warrants which will be received by them upon the effectiveness of the Merger. The information on the Pall Warrants below assumes that 1.2394 Pall Shares are issued for each Gelman Share (the Pro Forma Exchange Ratio). The Pall Warrants in the table will expire 90 days after the date on which the persons listed cease to be directors of Gelman. It is expected that all such persons will resign as directors as of the Effective Time.


                                                         GELMAN WARRANTS                             PALL WARRANTS
                                                   ---------------------------             ---------------------------
                                                   NO. OF                                  NO. OF
                                                   GELMAN             EXERCISE              PALL              EXERCISE
                                                   SHARES              PRICE               SHARES              PRICE
                                                   ------              -----               ------              -----
Robert Collins............................          9,000              $10.92              11,155              $8.81

John A Geishecker, Jr.....................         11,250                4.05              13,943               3.27
                                                   28,350                3.78              35,137               3.05
                                                    4,500               10.92               5,577               8.81

Saul H. Hymans............................          4,500               10.92               5,577               8.81

Nina I. McClelland........................          4,050                4.45               5,020               3.59
                                                    4,500               10.92               5,577               8.81

Charles Newman............................          4,500                3.33               5,577               2.69
                                                    4,500               10.92               5,577               8.81

                              THE MERGER AGREEMENT

         The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement-Prospectus and is incorporated herein by this reference. Certain defined terms used in this section shall have the meanings given in the Merger Agreement. See the Glossary of Defined Terms following the Table of Contents of the Merger Agreement.

EFFECT OF THE MERGER ON GELMAN SHARES

         At the Effective Time, Sub will be merged with and into Gelman, which thereupon will become a wholly-owned subsidiary of Pall. Each Gelman Share issued and outstanding immediately prior to the Merger will be converted into the right to receive between 1.1804 and 1.3047 Pall Shares, as determined by the Exchange Ratio formula described on the cover page of this Proxy Statement-Prospectus. The number of Pall Shares to be issued in the Merger to Gelman stockholders will not be determinable until the close of trading on the NYSE on the fourth trading day immediately preceding the date of the Special Meeting.

         No fractional Pall Shares will be issued in the Merger. Each Gelman stockholder who otherwise would be entitled to a fractional Pall Share (after aggregating all fractional Pall Shares to be received by such stockholder) will be entitled to receive an amount in cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing sale price of a Pall Share as reported for NYSE composite transactions on the last trading day immediately preceding the date of the Effective Time.

         As a result of the Merger, the Gelman Shares will be delisted from the ASE, the registration of the Gelman Shares under the Exchange Act will terminate, Gelman will cease to file periodic reports with the Commission, and Gelman will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act.

         As of the Record Date, Gelman had outstanding Gelman Warrants to acquire an aggregate of 95,150 Gelman Shares at exercise prices per share ranging from $3.33 to $22.65. See "Interests of Certain Persons in the Merger -- Stock Options and Warrants." Pursuant to their respective terms, each of the Gelman Warrants is currently exercisable with the exception of a warrant for 20,000 shares sold to a former attorney for Gelman. In connection with the Merger, each of the Gelman Warrants which remains unexercised at the Effective Time will be automatically converted in accordance with its terms into a Pall Warrant to purchase a number of Pall Shares equal to the number of Gelman Shares issuable upon the exercise of the related Gelman Warrant multiplied by the Exchange Ratio, at an exercise price per Pall Share equal to the exercise price per Gelman Share of the related Gelman Warrant divided by the Exchange Ratio.

         In addition, in connection with the Merger, Pall is offering Pall Options in exchange for all outstanding Gelman Options. See "Offer to Exchange Options."

CONDITIONS TO THE MERGER

         Conditions to Each Party's Obligation

         Unless waived by Pall and Gelman, their respective obligations to effect the Merger are subject to the following conditions:

         Stockholder Approval. The Merger Agreement and the transactions contemplated therein shall have been approved and adopted by the requisite vote of the stockholders of Gelman under applicable law.

         NYSE Listing. The Pall Shares issuable in the Merger shall have been authorized for listing on the NYSE.

         Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act and other applicable antitrust regulations of applicable jurisdictions shall have expired or been terminated and all other material governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated thereby shall have been obtained and be in effect at the Effective Time. See "The Merger -- Regulatory Approvals."

         The Registration Statement. No stop order suspending the effectiveness of the Registration Statement under the Securities Act shall have been issued and remain in effect and no proceedings for that purpose shall have been instituted or, to the knowledge of Pall and Gelman, threatened by the Commission or any state regulatory authorities.

         No Injunctions or Restraints. No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect.

         No Actions. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal.

         Additional Conditions to Pall's Obligation

         The obligation of Pall to effect the Merger is subject to the fulfillment of certain additional conditions unless waived by Pall, including the following:

         Performance of Obligations and Representations and Warranties of Gelman. Gelman shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the date of the closing of the transactions contemplated by the Merger Agreement (the "Closing Date"), and the representations and warranties of Gelman contained in the

Merger Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if then made, except for those representations and warranties which address matters only as of a particular date.

         Legal Opinion. Pall shall have received an opinion from Godfrey & Kahn, S.C., independent counsel to Gelman, dated as of the Effective Time, reasonably satisfactory to Pall and addressing various legal matters related to the Merger.

         Affiliate Agreements. Pall shall have received agreements from the affiliates of Gelman, including Gelman's directors and executive officers, with respect to their compliance with ASR 135.
See "The Merger -- Resales of Pall Shares by Affiliates of Gelman."

         No Material Changes. After the date of the Merger Agreement, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Gelman and its subsidiaries taken as a whole, other than changes or events involving the financial performance of Gelman or changes or events involving the financial condition of Gelman resulting solely from changes in the financial performance of Gelman.

         Governmental Waivers and Consents; Legislation. All governmental waivers, consents, orders and approvals required to be obtained and all filings required to be made by Gelman for the consummation by Gelman of the Merger and the transactions contemplated in the Merger Agreement shall have been obtained and made (except where the lack of such item would not have a material adverse effect), and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Pall of the Merger. See "The Merger -- Regulatory Approvals."

         Consents of Lenders and Lessors. All required consents and approvals of lenders who have advanced $5 million or more to Gelman and lessors of material leases or other material contracts of Gelman shall have been obtained and be in effect at the Effective Time.

         Pooling-of-Interests Accounting. Coopers & Lybrand L.L.P., the independent public accountants for Gelman, shall have delivered a letter stating that in their opinion neither Gelman nor any of its affiliates has taken or agreed to take any action that would affect adversely Pall's ability to account for the Merger as a pooling of interests.

         Gelman Options. Gelman Options shall have been exercised or the holders thereof have agreed to exchange them for Pall Options so that the number of Gelman Shares covered by Gelman Options after the closing of the Merger shall not exceed 128,458. See "Offer to Exchange Options."

         Gelman's Sales. Gelman's consolidated gross sales for the period commencing August 1, 1996 and ending sixty (60) days prior to the scheduled date of the Special Meeting shall be not less than Gelman's consolidated gross sales for the similar period during fiscal year 1996, in each case determined in accordance with generally accepted accounting principles.

         Additional Conditions to Gelman's Obligation

         The obligation of Gelman to effect the Merger is subject to the fulfillment of certain additional conditions unless waived by Gelman, including the following:

         Performance of Obligations and Representations and Warranties of Pall and Sub. Pall and Sub shall have performed in all material respects their agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Pall and Sub contained in the Merger Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, except for those representations and warranties which address matters only as of a particular date.

         Legal Opinions. Gelman shall have received an opinion from Godfrey & Kahn, S.C., independent counsel to Gelman, in form and substance reasonably satisfactory to Gelman, to the effect that (i) the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) Pall, Sub and Gelman will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) the stockholders of Gelman will not recognize gain or loss as a result of the Merger, except to the extent such stockholders receive any cash in lieu of a fractional Pall Share. In addition, Gelman shall have received an opinion from Carter, Ledyard & Milburn, independent counsel to Pall and Sub, dated the Effective Time, reasonably satisfactory to Gelman and addressing various legal matters related to the Merger.

         No Material Changes. After the date of the Merger Agreement, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Pall and its subsidiaries, taken as a whole.

         Governmental Waivers and Consents. All governmental waivers, consents, orders and approvals legally required and all filings required to be made by Pall or Sub for the consummation of the Merger and the transactions contemplated by the Merger Agreement shall have been obtained and made (except where the lack of such an item would not have a material adverse effect). No governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Gelman of the Merger.

         Fairness Opinion. Gelman shall have received from Cleary Gull an opinion, reasonably acceptable to Gelman, dated on or about the date on which this Proxy Statement-Prospectus is first distributed to the stockholders of Gelman, to the effect that the consideration to be received by the stockholders of Gelman in the Merger is fair, from a financial point of view, to such holders.

         Consents of Lenders and Lessors. All required consents and approvals of lenders who have advanced $5 million or more to Pall and lessors of material leases or other material contracts of Pall shall have been obtained and be in effect at the Effective Time.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various representations and warranties by each of Pall, Sub and Gelman relating to, among other things, (i) organization and qualification to do business, (ii) capitalization, (iii) subsidiaries, (iv) authority to enter into the Merger Agreement, non-contravention of laws or governing documents and regulatory approvals, (v) reports and financial statements, (vi) absence of undisclosed liabilities, (vii) absence of certain changes or events, (viii) litigation, (ix) the Registration Statement and this Proxy Statement-Prospectus, (x) violations of law, (xi) compliance with agreements, (xii) taxes, (xiii) employee benefit plans and ERISA matters, (xiv) labor controversies, (xv) environmental matters, (xvi) title to assets, (xvii) stockholders' approvals, (xviii) trademarks and intellectual property, (xix) material agreements, (xx) pooling of interests matters, (xxi) insurance, (xxii) the absence of certain transactions with affiliates, and (xxiii) brokers and finders.

CERTAIN COVENANTS

         During the period from the date of the Merger Agreement and continuing until the Closing Date or earlier termination of the Merger Agreement, Gelman has agreed, among other things, that it will, and that it will cause its subsidiaries to:

         Ordinary Course. Conduct their respective businesses in the ordinary and usual course of business and consistent with past practice.

         Changes in Stock. Not (i) amend or propose to amend their respective articles of incorporation or by-laws, (ii) split, combine or reclassify their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of Gelman.

         Issuance of Securities. Not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire, any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that Gelman may issue shares upon exercise of Gelman Options and Gelman Warrants outstanding on the date of the Merger Agreement.

         Other Conduct. Not (i) incur or become contingently liable with respect to any material indebtedness for borrowed money other than borrowings specified in the Merger Agreement, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which would jeopardize the accounting treatment of the Merger as a pooling of interests, (iv) take or fail to take any action, which action or failure would cause Gelman or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional Pall Shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets or businesses and expenditures for fixed or capital assets other than those itemized in the Merger Agreement or expenditures in the ordinary course of business which, in such cases of $100,000 or more, shall be on terms reasonably acceptable to Pall, (vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business which, in such cases involving $100,000 or more, shall be on terms reasonably acceptable to Pall, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

         Preservation of Goodwill. Use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers, vendors and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Merger Agreement.

         Communication with Pall. Confer on a regular and frequent basis with one or more representatives of Pall to report operational matters of materiality and the general status of ongoing operations.

         No Changes in Employment Agreements. Not enter into or amend any employment, severance, or special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice which in cases involving $50,000 or more shall be on terms acceptable to Pall.

         No Changes in Compensation Agreements. Not adopt, enter into or amend any bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, health care or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law, and except for increases in wages in the ordinary course and consistent with past practice for non-executive employees.

         During the period from the date of the Merger Agreement and continuing until the Closing Date or earlier termination of the Merger Agreement, Pall has agreed, among other things, that it will, and that it will cause its subsidiaries, including Sub to:

         Changes in Stock. Not split, combine or reclassify their outstanding capital stock in a manner that would reduce the value of the Merger consideration to be received by the Gelman stockholders, unless the Merger consideration is adjusted to avoid such reduction in value.

         Preservation of Goodwill. Use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers, vendors and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Merger Agreement.

         Communication with Gelman. Confer on a regular and frequent basis with one or more representatives of Gelman to report operational matters of materiality and the general status of ongoing operations, but Pall is not required to disclose any confidential or proprietary information.

         No Solicitation. The Merger Agreement provides that after the date of the Merger Agreement and prior to the Effective Time or earlier termination of the Merger Agreement, Gelman shall not, and shall not permit any of its subsidiaries or advisors (including Cleary Gull) to, initiate, solicit, or seek, directly or indirectly, negotiate or cooperate in any inquiries or make or implement any proposal or offer to acquire all or any substantial part of the business and properties of Gelman and its subsidiaries or more than fifty percent (50%) of the capital stock of Gelman and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as "Acquisition Transactions"), except for the Merger or any related transactions.

         Notwithstanding any other provision in the Merger Agreement, in response to an unsolicited proposal or inquiry (or a proposal or inquiry arising from a general solicitation prior to July 22, 1996) with respect to an Acquisition Transaction, (i) Gelman may engage in discussions or negotiations regarding such proposal or inquiry with a third party who seeks to initiate such discussions or negotiations and may furnish to such third party information concerning Gelman and its business, properties and assets, and (ii) if such Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, Gelman's Board of Directors may take and disclose to Gelman's stockholders a position contemplated by Section 14e-2(a) under the Exchange Act.

         In the event Gelman shall determine to provide any information or negotiate as described above, or shall receive any offer of the type referred to above, it shall (i) immediately provide Pall with a copy of all information provided to the third party, (ii) inform Pall that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and (iii) furnish to Pall the identity of the entity receiving such information or the proponent of such offer, if applicable, and if an offer has been received, unless the Gelman Board of Directors concludes that such disclosure is inconsistent with its fiduciary duties under applicable law, a description of the material terms thereof.

         Gelman may terminate the Merger Agreement, withdraw, modify or not recommend the approval of the Merger to the Gelman stockholders and enter into a definitive agreement for an Acquisition Transaction if, but only if, (i) Gelman shall have determined in good faith after consultation with the independent financial advisors of Gelman that such Acquisition Transaction would be more favorable to Gelman's stockholders from a financial point of view than the Merger, and (ii) the Gelman Board of Directors shall conclude in good faith after consultation with its legal counsel that such action is necessary in order for the Gelman Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

ADDITIONAL AGREEMENTS

         Pursuant to the Merger Agreement, Pall, Sub and Gelman have made the following additional agreements:

         Financial Reports and Access to Information. Each party shall furnish promptly to one another a copy of each report and other document filed or received by any of them pursuant to the requirements of federal and state securities laws or which may have a material effect on their respective businesses, properties or personnel. In addition, each party will afford the others access to their respective accountant's work papers, senior management, books, contracts and other information as a party may reasonably request in connection with the filings and opinions contemplated in the Merger Agreement.

         Stockholder Meeting. Gelman will submit the Merger Agreement for the approval of its stockholders in accordance with applicable law or listing requirements and, subject to the fiduciary duties of its Board of Directors under applicable law, shall use its commercially reasonable efforts to obtain stockholder approval and adoption.

         Affiliate Agreements. Gelman will, within thirty (30) days after the date of the Merger Agreement, deliver to Pall a letter identifying all persons who may be deemed Affiliates of Gelman under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of Gelman, and Gelman shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws. Parent and Gelman will use commercially reasonable efforts to obtain from all directors, executive officers and affiliates an agreement to comply with applicable securities law requirements. See "The Merger -- Resales of Pall Shares by Affiliates of Gelman."

         Stock Exchange Listing. At or before the Effective Time, Pall will use its commercially reasonable efforts to effect the listing on the NYSE of the Pall Shares issuable in the Merger.

         Expenses and Fees. Pall and Gelman each shall bear its own expenses incurred in connection with the Merger, except (i) Pall shall pay and be responsible for all fees and expenses incurred in connection with the printing, filing and mailing of this Proxy Statement-Prospectus and with all HSR Act filings and any other filings required by antitrust regulations of other foreign jurisdictions; (ii) if Gelman fails to fulfill its obligations described above under "-- No Solicitation," or terminates the Merger Agreement in the exercise of the fiduciary obligations of the Gelman Board of Directors with respect to an Acquisition Transaction, Gelman shall pay Pall the sum of $5 million in lieu of any other payments or penalties or the reimbursement of expenses incurred by Pall; and (iii) if the HSR Act waiting period shall not have expired or been terminated on or before October 15, 1997, assuming that Gelman has cooperated in the HSR Act filing, Pall shall pay Gelman the sum of $10 million in lieu of any other payments or penalties or the reimbursement of expenses incurred by Gelman.

         Agreement to Cooperate. Each party will use all reasonable efforts to take or cause to be taken all actions necessary to consummate and make effective the transactions contemplated by the Merger Agreement.

         Public Statements. The parties (i) shall consult with each other prior to issuing any press release or any written public statement with respect to the Merger Agreement or the transactions contemplated thereby, and (ii) shall not issue any such press release or written public statement prior to such consultation, except as may be required by law or applicable listing requirements.

         Options and Warrants. As of the Effective Time, each Gelman Option as to which an Exchange Agreement has been signed shall be exchangeable for a Pall Option (see "Offer to Exchange Options"), and all the Gelman Warrants shall automatically be converted into Pall Warrants (see "-- Effect of the Merger on Gelman Shares").

         Employee Benefit Plans. Pall agrees to provide benefit plans of general applicability which will be made available to employees of Gelman at the Effective Time and for at least two years thereafter, the terms of which shall be at least as favorable as those found in Gelman's plans in effect for the benefit of such employees prior to the Effective Time except to the extent that Pall determines that modifications are necessary to insure that such plans maintain their tax-qualified and tax-exempt status, to comply with other legal requirements. Pall also agrees to give such employees credit for all eligibility and vesting they have accrued during their respective terms of employment with Gelman.

         Notification. Each of Gelman, Pall and Sub agrees to give prompt notice to each other of, and to use its reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in the Merger Agreement to be untrue or inaccurate in any material respect at any time from the date of the Merger Agreement to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement.

         Directors' and Officers' Indemnification. Gelman, as the surviving corporation of the Merger (the "Surviving Corporation"), shall observe any indemnification provisions now existing in the Gelman Articles, Gelman By-Laws or in certain indemnification agreements identified pursuant to the Merger Agreement for the benefit of any individual who served as a director or officer of Gelman at any time prior to the Effective Time.

         Commencing at the Effective Time, Pall shall indemnify, defend and hold harmless each individual who served as a director, officer, employee or fiduciary of Gelman or any of its subsidiaries (the "Indemnified Parties") at any time prior to the Effective Time from and against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or fiduciary of Gelman or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent a corporation is permitted under the MBCA to indemnify its own directors, officers, employees and fiduciaries, as the case may be (and the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (x) the Indemnified Parties may retain counsel satisfactory to them and Gelman (or them and the Surviving Corporation after the Effective Time), (y) Gelman (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (z) Gelman (or after the Effective Time, the Surviving Corporation) will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Gelman nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Gelman or, after the Effective Time, the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under the Merger Agreement except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

         Tax-Free Treatment of Merger. Pall and Gelman shall each use its commercially reasonable efforts to cause the Merger to be treated as a tax-free reorganization for federal, state and foreign income tax purposes.

         Post-Closing Combined Financial Results. Pall shall publish 30 days' post-Merger combined financial results of Pall and Gelman for the first full 30-day period following the closing of the Merger, within 20 days of the end of such period, in a form sufficient to satisfy the applicable pooling-of-interests accounting requirements for resale of Pall Shares by affiliates of Gelman. See "The Merger -- Resales of Pall Shares by Affiliates of Gelman."

TERMINATION, AMENDMENT AND WAIVER

         The Merger Agreement may be terminated by the mutual consent of the parties, or at any time prior to the Closing Date, whether before or after approval of the Merger Agreement by the stockholders of Gelman, as follows:

                  (i) by Gelman (A) if the Merger is not consummated by October 15, 1997, other than on account of delay or default on the part of Gelman; (B) if the Merger is enjoined by a final, unappealable court order of a U.S. court having jurisdiction not entered at the request or with the support of Gelman or any of its affiliates or associates; (C) if Gelman determines to enter into a qualifying Acquisition Transaction and Gelman has paid Pall $5 million in lieu of any other payments or penalties or the reimbursement of expenses incurred by Pall; (D) if Pall has breached any representation, warranty or covenant in any material respect and does not cure such default in all material respects within 30 days after written notice is given to Pall by Gelman; (E) if the Average Trading Price is less than $21.00 per share; or (F) if the Gelman stockholders' vote is not sufficient to approve the transactions contemplated by the Merger Agreement; or

                  (ii) by Pall (W) if the Merger is not completed by October 15, 1997, other than on account of delay or default on the part of Pall;
         (X) if the Merger is enjoined by a final, unappealable court order of a U.S. court having jurisdiction not entered at the request or with the support of Pall or any of its affiliates or associates; (Y) if Gelman has breached any representation, warranty or covenant in any material respect, and does not cure such default in all material respects within 30 days after written notice is given to Gelman by Pall; or (Z) if Gelman's stockholders' vote is not sufficient to approve the transactions contemplated by the Merger Agreement.

         The Merger Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties to the Merger Agreement and in compliance with applicable law.

                            PRO FORMA FINANCIAL DATA

         The following unaudited pro forma combined condensed financial statements give effect to the Merger as of August 3, 1996 on a pooling-of-interests basis. The pro forma combined consolidated balance sheet combines the consolidated balance sheet of Pall at August 3, 1996 with the consolidated balance sheet of Gelman at July 31, 1996. The pro forma combined condensed statements of operations for the fiscal years ended July 30, 1994, July 29, 1995 and August 3, 1996 combine Pall's historical consolidated statement of operations for each of the three years then ended with Gelman's historical statement of operations for each of the three years in the period ended July 31, 1996.

         The pro forma combined condensed statements of operations are not necessarily indicative of the operating results which would have been achieved had Pall and Gelman been combined during such periods and should not be construed as representative of future operations.

         These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of Pall and Gelman which are incorporated by reference in this Proxy Statement-Prospectus.

                                PALL CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET



                                                                           AS OF AUGUST 3, 1996
                                                     -----------------------------------------------------------------
                                                            HISTORICAL
                                                     ------------------------           PRO FORMA            PRO FORMA
                                                        PALL          GELMAN            ADJUSTMENTS          COMBINED
                                                     ----------       -------            ---------          ----------
                                                                         (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents....................      $   34,528     $   9,590            $  18,913(5)(6)   $    63,031
  Short-term investments.......................          71,450             -                                   71,450
  Accounts receivable, net.....................         242,157        26,442                                  268,599
  Inventories..................................         193,764        11,751                2,824(4)          208,339
  Deferred income taxes........................          15,995         2,185                                   18,180
  Prepaids and other current assets............          23,311         2,020                                   25,331
                                                     ----------       -------            ---------          ----------

Total current assets...........................         581,205        51,988               21,737             654,930
Property, plant and equipment..................         754,213        75,267                                  829,480
Less: Accumulated depreciation and
   amortization................................         290,308        41,143                                  331,451
                                                     ----------       -------            ---------          ----------

Property, plant and equipment, net.............         463,905        34,124                                  498,029
Other assets...................................         139,848         2,108                                  141,956
                                                     ----------       -------            ---------          ----------
Total assets                                         $1,184,958       $88,220            $  21,737          $1,294,915
                                                     ==========       =======            =========          ==========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable................................        $139,957       $     -                                 $139,957
  Accounts payable.............................          61,071         4,989                                   66,060
  Accrued liabilities..........................          76,198         7,077                                   83,275
  Income taxes.................................          21,699             -            $     988(4)           22,687
  Current portion of long-term debt............          17,163           163                                   17,326
  Dividends payable............................          14,133             -                                   14,133
                                                     ----------       -------            ---------          ----------
Total current liabilities......................         330,221        12,229                  988             343,438
Long-term debt, net of current portion.........          46,712         7,704                                   54,416

                                                                                As of August 3, 1996
                                                        --------------------------------------------------------------
                                                            Historical
                                                        -------------------               Pro Forma          Pro Forma
                                                        Pall         Gelman              Adjustments         Combined
                                                        ----         ------              -----------         ---------
                                                                               (in thousands)

  Deferred income taxes........................          15,995         2,185                                   18,180
Deferred income taxes..........................          36,134         1,249                                   37,383
Other non-current liabilities..................          39,591         2,350                                   41,941
                                                     ----------       -------              -------          ----------
Total liabilities..............................         452,658        23,532                  988             477,178
Stockholders' equity:
  Share capital................................          65,504        37,629                2,520(6)          105,653
  Retained earnings............................         727,814        28,050                3,109(4)(5)       758,973
  Treasury stock...............................         (50,410)            -               15,120             (35,290)
  Foreign currency translation adjustment......           2,901          (841)                                   2,060
  Minimum pension liability adjustment.........          (4,629)            -                                   (4,629)
  Stock option loans...........................          (8,652)         (150)                                  (8,802)
  Cumulative unrealized losses on                                                                                 (228)
                                                     ----------       -------              -------          ----------
      investments..............................            (228)            -
                                                     ----------       -------              -------          ----------
Total stockholders' equity.....................         732,300        64,688               20,749             817,737
                                                     ----------       -------              -------          ----------
Total liabilities and stockholders' equity.....      $1,184,958      $ 88,220              $21,737          $1,294,915
                                                     ==========      ========              =======          ==========


SEE NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                                PALL CORPORATION

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS


                                                                 FOR THE FISCAL YEAR ENDED AUGUST 3, 1996
                                                       -----------------------------------------------------------------
                                                             HISTORICAL
                                                       ---------------------          PRO FORMA                PRO FORMA
                                                         PALL       GELMAN            ADJUSTMENTS              COMBINED
                                                       --------   ----------            -------               ---------
                                                                   (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:

Net sales.........................................     $960,376   $  112,057                                 $1,072,433

Cost of sales.....................................      372,864       56,864            $  137 (4)              429,865
Selling, general and administrative expenses......      338,726       39,645              (570)(5)              377,801
Research and development..........................       47,514        6,258                                     53,772
Interest expense, net.............................        3,418          607                                      4,025
Pollution-related expense.........................           --        2,800                                      2,800
                                                       --------   ----------            -------               ---------
Total costs and expenses..........................      762,522      106,174              (433)                 868,263
                                                       --------   ----------            -------               ---------
Earnings before income taxes......................      197,854        5,883                433                 204,170
 Income taxes.....................................      (59,356)      (1,547)              (152)(4)( 5)         (61,055)
                                                       --------   ----------            -------               ---------
Net earnings......................................     $138,498   $    4,336            $   281               $ 143,115
                                                       ========   ==========            =======               =========


EARNINGS PER SHARE:

Net earnings per share............................     $   1.21   $     0.53                                  $    1.14

Average number of shares outstanding..............      114,839        8,255              2,696(1)(6)           125,790


SEE NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                                PALL CORPORATION

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS


                                                                FOR THE FISCAL YEAR ENDED JULY 29, 1995
                                                    ----------------------------------------------------------------
                                                         HISTORICAL
                                                    ------------------------       PRO FORMA              PRO FORMA
                                                      PALL          GELMAN        ADJUSTMENTS             COMBINED
                                                    --------       ---------       --------              ---------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:

Net sales........................................   $822,823       $ 103,503                             $ 926,326

Cost of sales....................................    305,287          50,070       $   (405) (4)           354,952
Selling, general and administrative expenses.....    301,686          36,634           (720) (5)           337,600
Research and development.........................     45,142           5,498                                50,640
Interest expense, net............................      3,004           1,314                                 4,318
                                                    --------       ---------       --------              ---------
Total costs and expenses.........................    655,119          93,516         (1,125)               747,510
                                                    --------       ---------       --------              ---------
Earnings before income taxes, and
   cumulative effect of an accounting change.....    167,704           9,987          1,125                178,816
 Income taxes....................................    (48,488)         (3,365)          (394) (4)(5)        (52,247)
                                                    --------       ---------       --------              ---------
Earnings before cumulative effect of an
   accounting change.............................    119,216           6,622            731                126,569
Cumulative effect of an accounting change........       (780)             --                                  (780)
                                                    --------       ---------       --------              ---------
Net earnings.....................................   $118,436       $   6,622       $    731              $ 125,789
                                                    ========       =========       ========              =========


EARNINGS PER SHARE:

Earnings before cumulative effect of an
   accounting change.............................   $   1.04       $    0.92                             $    1.01
Cumulative effect of an accounting change........      (0.01)             --                                 (0.01)
                                                    --------       ---------                             ---------

Net earnings per share...........................   $   1.03       $    0.92                             $    1.00

Average number of shares outstanding.............    115,184           7,235          2,452  (1)(6)        124,871


SEE NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                                PALL CORPORATION

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS


                                                                  FOR THE FISCAL YEAR ENDED JULY 30, 1994
                                                   -----------------------------------------------------------------------
                                                         HISTORICAL
                                                   -------------------------              PRO FORMA              PRO FORMA
                                                      PALL           GELMAN              ADJUSTMENTS             COMBINED
                                                   ---------        --------              ---------             ----------
                                                                   (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS DATA:
Net sales........................................  $ 700,848        $ 94,963                                    $  795,811

Cost of sales....................................    257,624          47,253              $    (336) (4)           304,541
Selling, general and administrative expenses.....    261,289          33,607                   (668) (5)           294,228
Research and development.........................     41,283           4,877                                        46,160
Interest expense, net............................      1,858           1,689                                         3,547
Restructuring and other charges..................      3,696              --                                         3,696
                                                   ---------        --------              ---------             ----------
Total costs and expenses.........................    565,750          87,426                 (1,004)               652,172
                                                   ---------        --------              ---------             ----------
Earnings before income taxes and extraordinary
    loss.........................................    135,098           7,537                  1,004                143,639
Income taxes.....................................    (36,176)         (2,600)                  (351) (4)(5)        (39,127)
                                                   ---------        --------              ---------             ----------
Earnings before extraordinary loss...............     98,922           4,937                    653                104,512
Extraordinary loss...............................         --            (183)                                         (183)
                                                   ---------        --------              ---------             ----------
Net earnings.....................................  $  98,922        $  4,754              $     653             $  104,329
                                                   =========        ========              =========             ==========


EARNINGS PER SHARE:

Earnings before extraordinary loss...............  $    0.86        $   0.78                                    $     0.84
Extraordinary loss...............................         --           (0.03)                                           --
                                                   ---------        --------                                    ----------

Net earnings per share...........................  $    0.86        $   0.75                                    $     0.84
                                                   =========        ========                                    ==========

Average number of shares outstanding.............    115,678           6,307                  2,230  (1)(6)        124,215


SEE NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

1. The pro forma combined condensed financial statements reflect an exchange ratio of 1.2394 Pall Shares for each Gelman Share (the Pro Forma Exchange Ratio). The actual number of Pall Shares to be issued will be determined by (i) the number of Gelman Shares outstanding at the Effective Time, and (ii) the Average Trading Price of a Pall Share, as set forth in the Merger Agreement. Certain amounts in the historical financial statements of Gelman and Pall have been reclassified in these financial statements.

2. On a combined basis, there were no material transactions between Pall and Gelman for the periods presented.

3. It is expected that the combined company will incur charges to operations, currently estimated to be about $15 million (including the $3 million termination fee paid to Memtec) to reflect transaction fees and costs incident to the Merger and payments due under employment agreements with the executive officers of Gelman. See "Interests of Certain Persons in the Merger." The estimated charge is not reflected in the pro forma combined financial statements. Savings from the Merger are expected to be in the range of $8 million to $10 million per annum, consisting of reductions in salaries, benefits and manufacturing costs. Such projected savings are not reflected in the pro forma combined financial statements. These amounts are preliminary and, therefore, are subject to change.

4. Pro forma adjustments have been made to conform the inventory accounting policies of Pall and Gelman. The impact of converting from the LIFO method of accounting for inventory to the FIFO method and the related income tax computed at the federal statutory rate is reflected in the respective statements of operations and the balance sheet.

5. The pro forma combined condensed statements of operations have been adjusted for the following items and the related income tax computed at the federal statutory rate, which are directly attributable to the Merger and are expected to have a continuing impact on the merged operations: (a) elimination of Gelman's specific public company costs, including shareholder reporting, share registry and directors' fees, and (b) the employment agreements which were negotiated in conjunction with the Merger. See "Interests of Certain Persons in the Merger." Except as described above, the pro forma combined condensed financial statements do not reflect cost savings and synergies that are expected to result from the Merger. Although savings from synergies are expected, there can be no assurance any such savings will be realized.

6. The pro forma combined condensed financial statements for the periods presented reflect a sale of 720,000 Pall Shares from treasury prior to the Merger, as a condition to qualifying for pooling-of-interests accounting.

                            CERTAIN TAX CONSEQUENCES

GENERAL

         The following discussion of certain U.S. federal income tax consequences of the Merger is included for general information purposes only and does not purport to be a complete description of all potential tax consequences affecting the decision whether to vote to approve and adopt the Merger Agreement. The discussion applies only to Gelman stockholders who hold their Gelman Shares as "capital assets" within the meaning of Section 1221 of the Code and does not address all potential tax effects that may be relevant to Gelman stockholders subject to special federal income tax treatment, including foreign persons, insurance companies, tax-exempt organizations, retirement plans and persons who acquired their Gelman Shares pursuant to the exercise of employee stock options or otherwise as compensation. The following discussion does not address the effect of applicable state, local or foreign tax laws.

         This summary is based on the Code, regulations and rulings in effect at the date of this Proxy Statement- Prospectus, administrative rulings and practice and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. This discussion is also based on certain representations made by Pall, Gelman and certain Gelman stockholders. If any of these representations is inaccurate, the tax consequences of the Merger could differ from those described herein.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         Gelman believes, based on the advice of Godfrey & Kahn, S.C., which in turn, is based on certain representations made by Pall, Gelman, and certain Gelman stockholders, that the Merger will constitute a reorganization under
Section 368(a) of the Code. Based on that conclusion, Gelman further believes that for federal income tax purposes:

         (1) No gain or loss will be recognized with respect to the Pall Shares received in the Merger;

         (2) The tax basis of the Pall Shares received by any Gelman stockholder in the Merger will be equal to the tax basis of the Gelman Shares exchanged therefor, reduced by any amount of basis allocable to fractional share interests for which cash is received;

         (3) The holding period of the Pall Shares received by Gelman stockholders in the Merger will include the holding period of the Gelman Shares exchanged therefor; and

         (4) The receipt of cash in lieu of a fractional Pall Share by any Gelman stockholder pursuant to the Merger Agreement will result in taxable capital gain or loss to such stockholder based on the difference between the amount of cash received by such stockholder and such stockholder's basis in such fractional share.

                           DESCRIPTION OF PALL SHARES

         The authorized capital stock of Pall consists of 500,000,000 shares of Common Stock, par value $0.10 per share (the "Pall Shares"), of which ___ Pall Shares were issued and outstanding on the Record Date. The rights of the holders of Pall Shares are governed by the Business Corporation Law of the State of New York (the "NYBCL") and the Pall Certificate and By-Laws.

         Holders of Pall Shares are entitled to receive dividends when and as declared by Pall's Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of Pall, holders of Pall Shares would be entitled to share ratably in all corporate assets available for distribution to shareholders. The holders of Pall Shares are not subject to further calls or assessments by Pall and have no preemptive, subscription or conversion rights. The Pall Shares are not redeemable.

VOTING RIGHTS

         The holders of Pall Shares are entitled to one vote per share on all matters submitted to shareholders, and the holders of a majority of the outstanding shares constitute a quorum at any meeting of shareholders.

         Directors of Pall are elected by a plurality of the votes cast at a meeting of shareholders. The Pall Shares do not have cumulative voting rights; therefore, the holders of a majority of the outstanding shares of Pall Shares can elect all directors of Pall.

         In general, shareholder action other than the election of directors must be authorized by a majority of the votes cast at a meeting of shareholders. However, the NYBCL provides that certain extraordinary matters, such as a merger or consolidation in which Pall is a constituent corporation, a sale or other disposition of all or substantially all of Pall's assets, and the dissolution of Pall, would require the vote of the holders of two-thirds of all outstanding shares. Most amendments to the Pall Certificate require the vote of the holders of a majority of all outstanding shares.

CLASSIFICATION OF THE BOARD

         The Pall By-Laws provide that the Board of Directors (currently comprised of twelve persons) shall be divided into three classes of directors serving staggered three-year terms, such classes being as nearly equal in number as possible. As a result, one-third of Pall's Board of Directors is elected each year.

FAIR PRICE PROVISIONS

         The Pall Certificate contains provisions designed to assure fair treatment for all shareholders of Pall in certain "Business Combinations" involving a "Related Party," defined as either the beneficial owner of 20% of more of the securities entitled to vote in the election of Pall's directors, or an affiliate of Pall who was the beneficial owner of 20% or more of such securities at any time within the preceding five years. "Business Combination" is defined broadly to include (i) any merger or consolidation of Pall or any of its subsidiaries into or with a Related Person or its affiliates, (ii) any sale or other disposition of more than 5% in value of the consolidated assets of Pall and its subsidiaries to a Related Person or its affiliates, or more than 5% of the assets of a Related Person to Pall or its subsidiaries, (iii) certain issuances and transfers by Pall or its subsidiaries of their respective securities to a Related Person, and (iv) any reclassification of securities, recapitalization, reorganization or similar transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity security of Pall or its subsidiaries which is directly or indirectly owned by a Related Person.

         Any Business Combination is subject to the prior approval of the holders of not less than 85% of all outstanding Pall Shares unless certain fair price and procedural requirements are met. Approval by the holders of not less than 85% of the outstanding Pall Shares is also required to amend or repeal the provisions in the Pall Certificate relating to Business Combinations, unless at least 75% of certain "continuing" directors of Pall shall recommend such amendment or repeal, in which case the approval of only the holders of a majority of the outstanding Pall Shares would be required under the NYBCL to amend or repeal such provisions.

         In addition, under Section 912 of the NYBCL, Pall may not engage in a "business combination" (the statutory definition of which is similar to that in the Pall Certificate) with an "interested shareholder" (the statutory definition of which is similar to the definition of "Related Party" in the Pall Certificate) for a period of five years after the interested shareholder becomes such, unless the business combination or the purchase of stock by means of which the interested shareholder becomes such is approved by Pall's Board of Directors in advance of such stock purchase. After the five-year period, an interested shareholder may engage in a business combination with Pall only if (i) the business combination is approved after the five-year period by the affirmative vote of the holders of a majority of the outstanding Pall Shares not beneficially owned by the interested shareholder and its affiliates and associates, or (ii) the value of the aggregate consideration to be paid by the interested shareholder in connection with the business combination satisfies certain formulas specified in the statute, and the interested shareholder, after becoming such, has not acquired any additional shares of Pall Stock, except as provided in the statute. See "Comparison of the Rights of Holders of Gelman Shares and Holders of Pall Shares -- Anti-Takeover Provisions."

COMMON SHARE PURCHASE RIGHTS

         On November 17, 1989, the Pall Board of Directors, pursuant to a favorable advisory vote of Pall's shareholders, adopted a Shareholders Rights Plan and pursuant thereto declared a dividend of one Common Share Purchase Right (a "Right") for each outstanding Pall Share. The dividend distribution was made to the holders of record of Pall Shares outstanding on December 1, 1989, and is being made with respect to all Pall Shares issued thereafter (including the Pall Shares issuable in the Merger) until the earliest to occur of the Distribution Date (as defined below), the date on which the Rights are redeemed, and the expiration date of the Rights (December 1, 1999, unless the expiration date is extended).

         The "Distribution Date" is defined as the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than Pall, any subsidiary of Pall, any employee benefit plan of Pall or of any subsidiary of Pall, or any entity holding Pall Shares for or pursuant to the terms of such plan) has acquired beneficial ownership of 20% of more of the outstanding Pall Shares (such person or group being defined as the "Acquiring Person"), or (ii) 10 business days (or later date as may be determined by action of Pall's Board prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than Pall, any subsidiary of Pall, any employee benefit plan of Pall or of any subsidiary of Pall, or any entity holding Pall Shares for or pursuant to the terms of such plan) of 20% or more such outstanding Pall Shares.

         Until the Distribution Date, the Rights (i) will not be exercisable,
(ii) will be evidenced by the certificates for the Pall Shares registered in the names of the holders thereof and not by separate Rights certificates, and (iii) will be transferable with and only with the Pall Shares, and one Right will be associated with each Pall Share, subject to adjustments in certain events. Each Right, when it becomes exercisable, will entitle the registered holder to purchase from Pall one Pall Share at a price of $60, which price reflects stock splits declared from November 17, 1989, through the date of this Proxy Statement-Prospectus, and is subject to further adjustment in certain events (the "Purchase Price"). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Pall Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         In the event that Pall is acquired by any person in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that (i) any person becomes an Acquiring Person, or (ii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or a reorganization of Pall or other transaction or series of transactions involving Pall which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of Pall or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Pall Stock (or other securities, cash or property) having a market value of two times the exercise price of the Right.

         At any time after any person becomes an Acquiring Person and prior to the acquisition by a person or group (other than Pall, any employee benefit plan of Pall or of any subsidiary of Pall, or any entity holding Pall Shares for or pursuant to the terms of such plan) of beneficial ownership of 50% or more of the outstanding Pall Shares (other than Pall Shares into which nonvoting securities of Pall beneficially owned by such person or group can be converted), the Board of Directors of Pall may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Pall Share per Right (subject to adjustment).

         At any time prior to such time as any person or group becomes an Acquiring Person, the Board of Directors of Pall may redeem the Rights in whole, but not in part, at a price of one-third of a cent per Right, which price reflects stock splits declared from November 17, 1989, through the date of this Proxy Statement-Prospectus and is subject to further adjustment in certain events (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of Pall without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Pall, including, without limitation, the right to vote or to receive dividends.

                     COMPARISON OF THE RIGHTS OF HOLDERS OF
                    GELMAN SHARES AND HOLDERS OF PALL SHARES

         Upon consummation of the Merger, the stockholders of Gelman, a Michigan corporation, will become shareholders of Pall, a New York corporation. Michigan corporations are governed by the Michigan Business Corporation Act (the "MBCA") and New York corporations are governed by the New York Business Corporation Law (the "NYBCL").

         Differences between the MBCA and the NYBCL, and between the Gelman Articles, and By-Laws and the Pall Certificate and By-Laws, will result in several changes in the rights of stockholders of Gelman when they become shareholders of Pall pursuant to the Merger. The more significant of such changes are set forth below. For information as to where the governing instruments of Gelman and Pall may be obtained, see "Available Information." The discussion below is not meant to be relied upon as an exhaustive list or a detailed description of the differences.

         Pursuant to Section 14 of the Exchange Act and the rules promulgated thereunder (the "Proxy Rules"), Gelman and Pall are required to comply with certain notice and disclosure requirements relating to the solicitation of proxies in respect of stockholder meetings. As an issuer with securities listed on the ASE and registered under Section 12 of the Exchange Act, Gelman is required under the Exchange Act to publicly file with the Commission and the ASE an annual report and other information. As an issuer with securities listed on the NYSE and registered under Section 12 of the Exchange Act, Pall is required under the Exchange Act to publicly file with the Commission and the NYSE an annual report and other information.

SHARES

         GELMAN

         The Gelman Shares consist of a single class having equal rights, privileges and power. The holder of each outstanding Gelman Share has one vote per share with respect to all matters submitted to a vote of shareholders.

         The number of authorized shares may be increased or decreased by the affirmative vote of the holders of a majority of the Gelman Shares.

         PALL

         The Pall Common Stock consists of a single class having equal rights, privileges and power. The holder of each outstanding Pall Share has one vote per share with respect to all matters submitted to a vote of shareholders.

         The number of authorized shares may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding Pall Shares.

APPOINTMENT AND REMOVAL OF DIRECTORS

         GELMAN

         The Directors are divided into three classes and are elected to three-year terms. Directors are elected at the annual stockholders' meeting, except that vacancies may be filled by the affirmative vote of a majority of the remaining directors. A director or the entire Board may be removed only for cause by a vote of the shareholders (i.e., by a majority of the votes cast).

         PALL

         The Directors are divided into three classes and are also elected for three-year terms. Directors are elected at the annual shareholders' meeting, except that vacancies may be filled by the affirmative vote of a majority of the remaining directors. A director or the entire Board may be removed only for cause by a vote of the shareholders (i.e., by a majority of votes cast at a meeting at which a quorum is present).

SPECIAL MEETINGS

         GELMAN

         Special meetings of the stockholders, for any purpose, (a) may be called by the Chairman of the Board or the Board of Directors, (b) shall be called by the President or Secretary upon written request (stating the purpose for which the meeting is to be called) of the holders of a majority of all the Gelman Shares entitled to vote at the meeting, and (c) upon application of the holders of not less than 10% of all Gelman Shares entitled to vote at a meeting, the circuit court, for good cause shown, may order a special meeting of stockholders.

         PALL

         The Pall By-Laws provide that special meetings of the shareholders, for any purpose, (i) may be called by the President (or, in case of the absence or disability of the President, by any Vice President), (ii) must be called by the President upon written request of a majority of the Directors then in office, and (iii) must be called by the President upon written request of the holders of 50% of the issued and outstanding Pall Shares. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the required notice of meeting.

SHAREHOLDER APPROVALS

         GELMAN

         Under Michigan law, an amendment to the articles of incorporation requires an affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class thereon. Whether or not entitled by the articles of incorporation, the holders of the outstanding shares of a class are entitled to vote on a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of such class or alter or change the powers, preferences or special rights of such class so as to affect the class adversely.

         Under the MBCA, the Gelman Articles and the Gelman By-Laws, the Gelman By-Laws may be amended by the affirmative vote thereon or by a majority of the Board of Directors then in office. The stockholders may specify particular provisions of the Gelman By-Laws which may not be altered or repealed by the Board of Directors.

         PALL

         Under the NYBCL, an amendment to the Pall Certificate requires an affirmative vote of a majority of the outstanding stock entitled to vote as a class thereon. Whether or not entitled by the Pall Certificate, the holders of the outstanding shares of a class are entitled to vote on a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of such class or alter or change the powers, preferences or special rights of such class so as to affect the class adversely.

         Under the NYBCL and the Pall By-Laws, the Pall By-Laws may be amended by the affirmative vote thereon of the holders of a majority of all outstanding shares entitled to vote thereon, or by a majority of the Board of Directors then in office. The Pall By-Laws provide that the provisions of the By-Laws relating to (i) the calling of special meetings of shareholders, (ii) the giving of notice of shareholder meetings and (iii) shareholder meeting quorums may only be amended by the shareholders and not by the Board of Directors. The provision of the Pall By-Laws limiting the Board's ability to alter or repeal various By-Law provisions may only be amended by the Board of Directors to the extent that the sole effect of such amendment is to add to the list of By-Law provisions which may only be amended by shareholders.

BOOKS AND RECORDS; INSPECTION; INFORMATION

         GELMAN

         Under the MBCA, any person who is a stockholder of record has the right to examine, for any purpose reasonably related to his or her interest as a stockholder, a list of the corporation's stockholders and its other books and records. Stockholders are also entitled to receive, upon written request: (i) a balance sheet of the corporation at the end of the preceding fiscal year, (ii) an income statement for the fiscal year, and (iii) if prepared by the corporation, its statement of source and application of funds for the fiscal year.

         PALL

         Under the NYBCL, any person who is a shareholder of record for at least six months immediately preceding his demand, or who is authorized in writing by holders of at least five percent of any class of outstanding shares, has the right during usual business hours to examine Pall's minutes of shareholders meetings and a list of the corporation's shareholders, and to make extracts therefrom. Subject to the same qualifications, shareholders are also entitled to receive, upon written request an annual balance sheet and profit and loss statement for the preceding fiscal year, and if any interim balance sheet or profit and loss statement has been distributed to Pall's stockholders or otherwise has been made available to the public, the most recent such interim balance sheet or profit and loss statement.

 DIVIDENDS AND DISTRIBUTIONS

         GELMAN

         Under the MBCA, no distribution to a stockholder (i.e., a dividend, repurchase of stock or other payment to a stockholder in his or her capacity as such) may be made if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights that are superior to those receiving the distribution.

         PALL

         Under the NYBCL, a corporation may declare and pay dividends, or make other distributions in cash or its bonds or its property, on its outstanding shares except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the certificate of incorporation. The Pall Certificate does not contain restrictions on the payment of dividends. In general, dividends may be declared or paid and other distributions may be made out of surplus only, defined in the NYBCL as the excess of a corporation's assets over its stated capital. Thus, the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital which cannot be less than the aggregate par value of all issued shares.

 MINORITY SHAREHOLDER REMEDIES

         GELMAN

         The MBCA provides that a stockholder of a corporation may commence and maintain a derivative proceeding (i.e., a lawsuit brought in the right of the corporation to recover damages or other relief for the benefit of the corporation) only if (i) the stockholder was a stockholder of the corporation at the time of the act or omission complained of (or is a successor by operation of law to one who was a stockholder at that time); (ii) the stockholder fairly and adequately represents the interests of the corporation in enforcing the corporation's right; (iii) the stockholder continues to be a stockholder until the time of judgment, unless the failure to continue to be a stockholder is the result of corporate action in which he did not acquiesce and the derivative proceeding was commenced prior to the termination of his status as a stockholder; (iv) and, prior to commencing the proceeding, the stockholder has made a written demand upon the corporation to take suitable action and certain other conditions concerning such demand have been satisfied.

         PALL

         The NYBCL provides that a shareholder may commence and maintain a derivative proceeding (i.e., a lawsuit brought in the right of a corporation to procure a judgment in its favor) if the shareholder (i) is a shareholder at the time of bringing the action, and (ii) was a shareholder at the time of the transaction that is the subject of the action or that his shares or interest therein devolved upon him by operation of law. The complaint must set forth with particularity the shareholder's attempts to secure the initiation of such action by the Board of Directors or the reasons for not making such effort.

DISSENTERS' RIGHTS

         GELMAN

         The MBCA does not grant dissenter's rights to a corporation's stockholders (i.e., the right to receive a cash payment of the fair value of shares determined by judicial appraisal) in the case of a stockholder-approved merger when the shares of such corporation are listed on a national securities exchange on the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the corporate action is to be acted upon. Holders of Gelman Shares have no dissenter's rights with respect to the Merger, inasmuch as the Gelman Shares were listed on the ASE on the Record Date.

         PALL

         The NYBCL grants dissenters' rights to shareholders (i.e., the right to cash payment of the fair value of one's shares determined by judicial appraisal) in the case of a merger or consolidation, a sale of all or substantially all of the corporation's assets, and (in the case of a shareholder whose shares are adversely affected thereby) certain amendments to the certificate of incorporation. Further, the NYBCL provides a procedure for the corporation to make a written offer prior to the commencement of litigation (the "Offer") to each dissenting shareholder to pay cash for his or her shares at a specified, uniform price which the corporation considers to be their fair value. If the effective date of the corporate action dissented from has occurred, the Offer must be accompanied by an 80% advance payment of the Offer price to each dissenting shareholder who has submitted his or her stock certificates. If the effective date has not yet occurred, such advance payment shall be sent forthwith upon its occurrence. If the corporation and a dissenting shareholder agree upon a price to be paid for such dissenting shareholder's shares within 30 days after the making of the Offer, payment in full must be made by the corporation within 60 days of the date on which the Offer was made or within 60 days of the effective date, whichever is later. If any dissenting shareholder fails to agree with the corporation during the aforesaid 30-day period, or if an Offer is not made within a specified period of time, only then may a proceeding for judicial appraisal be commenced.

         In determining "fair value," the NYBCL does not exclude any element of value arising from the accomplishment or expectation of the transaction in question but mandates that the court should consider the nature of the transaction and its effect on the corporation and its shareholders and the concepts and methods of valuation then customary in the relevant financial and securities markets.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         GELMAN

         The MBCA generally provides that a corporation may, and in certain circumstances, must, indemnify any person who is or was threatened with any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of such corporation for expenses, judgments or settlements actually and reasonably incurred by such person in connection with suits and other legal actions or proceedings if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceeding, had no reasonable cause to believe their conduct was unlawful. Unless indemnification is ordered by a court, the determination of whether a director, officer, employee or agent has met the applicable standard of conduct is made (i) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding, (iii) by independent legal counsel in a written opinion, (iv) by all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, or (v) by the stockholders (but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted). The MBCA also permits a corporation to advance expenses to directors, officers and others upon a determination of eligibility, so long as the requesting party undertakes to repay the amounts advanced if it is ultimately determined that the party was not entitled to be indemnified. The aforementioned provisions relating to indemnification and advancement of expenses are not exclusive and a corporation may provide additional rights to those seeking indemnification or advancement of expenses. The Gelman By-Laws provide that Gelman shall indemnify directors and officers, and may indemnify employees and agents, to the fullest extent authorized under the MBCA.

         The MBCA also permits a corporation to include in its articles of incorporation a provision that would eliminate a director's monetary liability for breaches of his or her fiduciary duty in a lawsuit by or on behalf of the corporation or in an action by stockholders of the corporation, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Gelman Articles contain such a provision providing for the limitation of liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the MBCA.

         PALL

         The NYBCL permits a corporation to indemnify its directors and officers for judgments, fines and other expenses incurred by them in connection with an action or proceeding other than an action by or in the right of the corporation (a "derivative action"). In connection with any pending, threatened or completed derivative action, the NYBCL permits such indemnification only against amounts paid in settlement and reasonable expenses incurred. Indemnification is permitted only if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, the NYBCL provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if its ultimately determined that he or she is not entitled to be indemnified by the corporation.

         The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be otherwise entitled, provided that such rights are contained in the certificate of incorporation or by-laws or, when authorized thereby, in a resolution of directors or shareholders or an agreement providing for indemnification.

         The Pall By-Laws provide in effect that the corporation shall, to the fullest extent permitted under the NYBCL, indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal and whether or not a derivative action, by reason of the fact that such person is or was a director or officer of the corporation or served, at the corporation's request, any other corporation or other enterprise in any capacity. Indemnity shall be against judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding. The NYBCL and the Pall By-Laws provide further that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. In addition, under the Pall By-Laws indemnification is not mandatory in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless Pall has consented to such settlement or other disposition.

         The principal effects of the indemnification provisions of the Pall By-Laws are:

                      (1) To provide for mandatory indemnification of directors and officers. In the absence of such by-law provisions, indemnification under New York law would be in the corporation's discretion unless a director or officer were successful, on the merits or otherwise, in the defense of the action or proceeding.

                      (2) To provide for mandatory reimbursement of expenses, including attorneys' fees, incurred by a director or officer in defending an action or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount to the corporation to the extent that such director or officer is ultimately found not to be entitled to indemnification. In the absence of such by-law provisions, advances for expenses would be in the corporation's discretion.

                      (3) To provide directors and officers with greater rights to indemnity in derivative actions. In the absence of such by-law provisions, indemnification could not be made in respect of (i) a threatened derivative action, or a pending derivative action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which a director or officer shall have been adjudged liable to the corporation, unless or only to the extent that a court determines upon application that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers, Pall is aware that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Under certain circumstances, Pall might be required to submit to a court the question of whether indemnification is permissible before it could indemnify directors for such liabilities.

         The NYBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, whether or not the corporation would have the power to indemnify him against such liability. The directors and officers of Pall are currently covered as insureds under directors' and officers' liability insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum coverage of $15,000,000 for each loss and for each policy year for its directors and officers and those of its subsidiaries against claims made during the policy period.

ANTI-TAKEOVER PROVISIONS

         GELMAN

         Chapters 7A and 7B of the MBCA affect attempts to acquire control of Michigan corporations. In general, under Chapter 7A, "business combinations" (defined to include, among other transactions, certain mergers, dispositions of assets or shares and recapitalizations) between covered Michigan business corporations or their subsidiaries and an "interested shareholder" (defined as the direct or indirect beneficial owner of at least 10% of the voting power of a covered corporation's outstanding shares) can be consummated only if approved by at least 90% of the votes of each class of the corporation's shares entitled to vote and by at least two-thirds of such voting shares not held by the interested shareholder or such shareholder's affiliates, unless five years have elapsed after the person involved became an "interested shareholder" and unless certain price and other conditions are satisfied. The Board may exempt "business combinations" with a particular "interested shareholder" by resolution adopted prior to the time the "interested shareholder" attained the status.

         In general, under Chapter 7B of the MBCA, an entity that acquires "Control Shares" of a corporation may vote the Control Shares on any matter only if a majority of all shares, and of all non-"Interested Shares," of each class of shares entitled to vote as a class, approve such voting rights. Interested Shares are shares owned by officers, employees or directors of the corporation and the entity making the Control Shares acquisition. Control Shares are shares that, when added to shares already owned by an entity, would give the entity voting power in the election of directors over any of three thresholds: one-fifth, one-third and a majority. The effect of the statute is to condition the acquisition of voting control of a corporation on the approval of a majority of the pre-existing disinterested shareholders. The Board of Directors has the option of choosing to amend the corporation's by-laws before a Control Share acquisition occurs to provide that Chapter 7B does not apply to the corporation.

         PALL

         The NYBCL includes a "business combination" type of takeover statute. Business combination statutes generally prohibit a target corporation from engaging in any "business combination" with an "interested shareholder" of the target corporation for a set period of time following the date on which the interested shareholder became such. An interested shareholder is typically defined as the direct or indirect beneficial owner of a specified percentage of the target corporation's outstanding shares. Business combination statutes are intended primarily to prevent highly leveraged takeover bids in which the target's assets are to be used as collateral for the interested shareholder's debt financing of the takeover. Such takeover bids usually depend on the prompt consummation of a merger or business combination, or the prompt sale of corporate assets, after the acquisition of control of the target corporation.

         The business combination provisions of the NYBCL (in Section 912) are summarized above under the caption "Description of Pall Shares -- Fair Price Provisions."

         The New York business combination statute provides only limited regulation of certain self-dealing transactions between a corporation and certain larger shareholders. Moreover, wholly apart from the exceptions mentioned above, there are a number of additional methods whereby even an interested shareholder can benefit from a merger or sale of a corporation's assets during the first five years after becoming an interested shareholder. For example, a shareholder, prior to becoming an interested shareholder, may solicit proxies or shareholder consents to change the composition of the board of directors, and the new board which the shareholder has elected or helped to elect may approve a business combination with the shareholder without the statutory delay. Also, an interested shareholder may simply acquire control of the corporation, remove the incumbent board and thereafter sell assets to third parties or even liquidate the corporation, provided that any dividends or liquidating distributions are made to all remaining shareholders pro rata, thus giving minority shareholders the opportunity to realize their fair share of the true value of the assets of the corporation.

         It should be noted that the New York business combination statute (i) does not prohibit tender offers or in any way regulate when, how, at what price or by whom they may be made, (ii) does not in any way delay the purchase of shares in tender offers, (iii) does not interfere with the right of a shareholder, whether "interested" or not, to mount a proxy contest or remove incumbent management, (iv) does not prevent a shareholder from buying sufficient stock to replace existing management immediately and (v) unlike certain other anti-takeover statutes (e.g., Indiana's) does not eliminate or delay a shareholder's right to vote on the election of directors or on any other corporate matters except certain defined self-dealing transactions.

         In addition to a business combination statute, the NYBCL includes a "greenmail" type of anti-takeover provision, designed to prevent a corporation from buying at a premium price a corporate raider's interest in the corporation. Pall may not purchase or agree to purchase more than 10% of its stock from a shareholder for more than the market value thereof (as defined) unless such purchase or agreement to purchase is approved by the affirmative vote of the Board of Directors followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon, or such greater percentage as the corporation's certificate of incorporation may require. The foregoing prohibition does not apply when the resident domestic corporation offers to purchase shares from all holders of its stock, or with respect to stock which the holder has owned beneficially for more than two years.

         Federal legislation may have reduced the need for greenmail statutes, by imposing a 50% nondeductible excise tax on any person who realizes gain from the receipt of "greenmail" upon the sale of stock to the issuer thereof, whether or not such gain is recognized for federal income tax purposes. A shareholder receives greenmail with respect to any stock which he has held for less than two years if (i) the shareholder, or someone acting in concert with or related to the shareholder, made or threatened to make a public tender offer with respect to such stock within the two-year period before the sale to the issuer, and (ii) the shareholder receives consideration for the stock pursuant to an offer that was not made on the same terms to all shareholders of the issuer.

         In addition, the division of Pall's Board of Directors into three classes (see "-- Classification of the Board" above) may be deemed to be an anti-takeover provision, since it would generally prevent a person who gains voting control of Pall from electing a majority of the Board of Directors for up to two years.


                              STOCKHOLDER PROPOSALS

         If the Merger is not effected, it is presently anticipated that Gelman will hold its 1997 Annual Meeting of Stockholders sometime in December 1997. Proposals of stockholders intended to be presented for action at the 1997 Annual Meeting would have to be received at Gelman's principal executive offices not later than September 26, 1997 to be considered for inclusion in Gelman's proxy statement and form of proxy relating to that meeting. The terms and conditions of Rule 14a-8 under the Exchange Act would apply to any such proposal.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Merger will be passed upon for Pall by Carter, Ledyard & Milburn, New York, N.Y. Certain legal matters in connection with the Merger will be passed upon for Gelman by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Heywood Shelley, a member of the firm of Carter, Ledyard & Milburn, is a director of Pall, owns 3,500 Pall Shares and has options exercisable within 60 days of the date hereof to purchase 33,333 Pall Shares.


                                     EXPERTS

         The consolidated financial statements of Pall Corporation and subsidiaries incorporated in this Proxy Statement-Prospectus by reference to the Annual Report on Form 10-K of Pall Corporation for the fiscal year ended August 3, 1996 have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements and schedule of Gelman as of July 31, 1996 and 1995 and for each of the three years in the period ended July 31, 1996, incorporated in this Proxy Statement-Prospectus by reference to the Annual Report on Form 10-K of Gelman for the fiscal year ended July 31, 1996, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                                       EXHIBIT A




                               AGREEMENT AND PLAN

                              OF REORGANIZATION AND

                                     MERGER

                                  BY AND AMONG

                                PALL CORPORATION,

                                PALL ACQUISITION
                                  CORPORATION,

                                       AND

                              GELMAN SCIENCES INC.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----


SUMMARY OF TRANSACTION ..............................................       A-1

ARTICLE I           THE MERGER ......................................       A-1

     Section 1.1    The Merger ......................................       A-1
     Section 1.2    Effective Time of the Merger ....................       A-2

ARTICLE II          THE SURVIVING CORPORATION .......................       A-2

     Section 2.1    Articles of Incorporation .......................       A-2
     Section 2.2    By-Laws .........................................       A-2
     Section 2.3    Effect of the Merger ............................       A-2
     Section 2.4    Directors .......................................       A-2
     Section 2.5    Officers ........................................       A-3

ARTICLE III         CONVERSION OF SHARES ............................       A-3

     Section 3.1    Conversion of Company Shares in the Merger ......       A-3
     Section 3.2    Consideration ...................................       A-4
     Section 3.3    Exchange of Certificates ........................       A-5
     Section 3.4    No Fractional Securities ........................       A-7
     Section 3.5    Closing .........................................       A-7
     Section 3.6    Closing of the Company's Transfer Books .........       A-7

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF PARENT AND
                    SUBSIDIARY ......................................       A-7

     Section 4.1    Organization and Qualifications .................       A-8
     Section 4.2    Capitalization ..................................       A-8
     Section 4.3    Subsidiaries ....................................       A-9
     Section 4.4    Authority; Non-Contravention; Approvals .........       A-9
     Section 4.5    Securities Reports and Financial Statements .....      A-11
     Section 4.6    Absence of Undisclosed Liabilities ..............      A-11
     Section 4.7    Absence of Certain Changes or Events ............      A-11
     Section 4.8    Absence of Litigation ...........................      A-12
     Section 4.9    Registration Statement and Proxy Statement ......      A-12
     Section 4.10   No Violation of Law .............................      A-12

                                                                           PAGE
                                                                           ----

     Section 4.11   Compliance with Agreements .......................      A-13
     Section 4.12   Taxes ............................................      A-13
     Section 4.13   Employee Benefit Plans; ERISA ....................      A-14
     Section 4.14   Labor Controversies ..............................      A-15
     Section 4.15   Environmental Matters ............................      A-16
     Section 4.16   Title to Assets ..................................      A-18
     Section 4.17   Trademarks and Intellectual Property Compliance ..      A-18
     Section 4.18   Material Agreements ..............................      A-18
     Section 4.19   Insurance ........................................      A-18
     Section 4.20   Brokers and Finders ..............................      A-19
     Section 4.21   Certain Transactions .............................      A-19

ARTICLE V           REPRESENTATIONS AND WARRANTIES OF THE
                    COMPANY ..........................................      A-19

     Section 5.1    Organization and Qualification ...................      A-19
     Section 5.2    Capitalization ...................................      A-20
     Section 5.3    Subsidiaries .....................................      A-20
     Section 5.4    Authority; Non-Contravention; Approvals ..........      A-21
     Section 5.5    Securities Reports and Financial Statements ......      A-22
     Section 5.6    Absence of Undisclosed Liabilities ...............      A-23
     Section 5.7    Absence of Certain Changes or Events .............      A-23
     Section 5.8    Absence of Litigation ............................      A-23
     Section 5.9    Registration Statement and Proxy Statement .......      A-24
     Section 5.10   No Violation of Law ..............................      A-24
     Section 5.11   Compliance with Agreements .......................      A-24
     Section 5.12   Taxes ............................................      A-25
     Section 5.13   Employee Benefit Plans; ERISA ....................      A-25
     Section 5.14   Labor Controversies ..............................      A-28
     Section 5.15   Environmental Matters ............................      A-28
     Section 5.16   Title to Assets ..................................      A-29
     Section 5.17   Company Stockholders' Approval ...................      A-29
     Section 5.18   Trademarks and Intellectual Property Compliance ..      A-29
     Section 5.19   Material Agreements ..............................      A-30
     Section 5.20   Insurance ........................................      A-30
     Section 5.21   Brokers and Finders ..............................      A-30
     Section 5.22   Certain Transactions .............................      A-30
     Section 5.23   Opinion of Financial Advisor .....................      A-31
     Section 5.24   Pooling Matters ..................................      A-31
     Section 5.25   Stock Appreciation Rights ........................      A-31
     Section 5.26   Memtec Agreement .................................      A-31

                                                                                         PAGE
                                                                                         ----

ARTICLE VI          CONDUCT OF BUSINESS PENDING THE MERGER .........................     A-31

     Section 6.1    Conduct of Business by the Company Pending the Merger ..........     A-31
     Section 6.2    Conduct of Business by Parent Pending the Merger ...............     A-33
     Section 6.3    Control of the Company's Operations ............................     A-34
     Section 6.4    Control of Parent's Operations .................................     A-34
     Section 6.5    Acquisition Transactions .......................................     A-34


ARTICLE VII         ADDITIONAL AGREEMENTS ..........................................     A-35

     Section 7.1    Access to Information ..........................................     A-35
     Section 7.2    Stockholders' Approval .........................................     A-36
     Section 7.3    Affiliates of the Company ......................................     A-36
     Section 7.4    Exchange Listing ...............................................     A-36
     Section 7.5    Expenses and Fees ..............................................     A-37
     Section 7.6    Agreement to Cooperate .........................................     A-37
     Section 7.7    Public Statements ..............................................     A-38
     Section 7.8    Options and Warrants; Benefit Plans ............................     A-38
     Section 7.9    Notification of Certain Matters ................................     A-40
     Section 7.10   Directors' and Officers' Indemnification .......................     A-40
     Section 7.11   Joint Proxy Statement/Prospectus and Registration Statement ....     A-41
     Section 7.12   Tax-Free Treatment of Merger ...................................     A-41
     Section 7.13   Early Publication ..............................................     A-41


ARTICLE VIII        CONDITIONS .....................................................     A-42

     Section 8.1    Conditions to Each Party's Obligation to Effect of Merger ......     A-42
     Section 8.2    Additional Conditions to Obligation of the Company to
                    Effect the Merger ..............................................     A-43
     Section 8.3    Additional Conditions to Obligations of Parent and Subsidiary to
                    Effect the Merger ..............................................     A-44

ARTICLE IX          TERMINATION, AMENDMENT AND WAIVER ..............................     A-46

     Section 9.1    Termination ....................................................     A-46

     Section 9.2    Effect of the Termination ........................      A-47
     Section 9.3    Amendment ........................................      A-47
     Section 9.4    Waiver ...........................................      A-47

ARTICLE X           GENERAL PROVISIONS ...............................      A-47

     Section 10.1   Non-Survival of Representations and Warranties ...      A-47
     Section 10.2   Notices ..........................................      A-48
     Section 10.3   Interpretation ...................................      A-48
     Section 10.4   Miscellaneous ....................................      A-49
     Section 10.5   Counterparts .....................................      A-49
     Section 10.6   Parties In Interest ..............................      A-49
     Section 10.7   Exhibits and Schedules ...........................      A-49
     Section 10.8   Severability .....................................      A-49
     Section 10.9   Definition of Knowledge ..........................      A-49

         LIST OF SCHEDULES

SCHEDULE 6.1                 Capital Expenditures

                            GLOSSARY OF DEFINED TERMS

"Acquisition Transactions" is defined in Section 6.5(a)

"Affiliate Agreements" is defined in Section 7.3

"Agreement" is defined in the Preamble on Page 1

"APB 16" is defined in the third Whereas Clause on Page 1

"ASR 135" is defined in Section 7.3

"change in control" is defined in Section 5.13(c)

"Closing" is defined in Section 3.5

"Closing Date" is defined in Section 3.5

"Code" is defined in the third Whereas Clause on Page 1

"Company" is defined in the Preamble on Page 1

"Company Affiliated Transaction" is defined in Section 5.22

"Company Certificates" is defined in Section 3.3(d)

"Company Common Stock" is defined in Section 3.1

"Company Disclosure Letter" is defined in the first paragraph of Article V

"Company Financial Statements" is defined in Section 5.5

"Company Material Adverse Effect" is defined in Section 5.1

"Company Options" is defined in Section 7.8(a)

"Company Permits" is defined in Section 5.10

"Company Plans" is defined in Section 5.13(a)

"Company Required Statutory Approvals" is defined in Section 5.4(c)

"Company SEC Reports" is defined in Section 5.5

"Company Stockholders' Approval" is defined in Section 7.2

"Company Warrants" is defined in Section 7.8(a)

"controlled group" is defined in Section 5.13(c)

"Effective Time" is defined in Section 1.2

"employee stock ownership plan" is defined in Section 5.13(f)

"Environmental Law" is defined in Section 4.15(b)

"ERISA" is defined in Section 4.13(a)

"Exchange Act" is defined in Section 4.5

"Exchange Agent" is defined in Section 3.3(a)

"Exchanged Options" is defined in Section 7.8(a)

"Exchanged Warrants" is defined in Section 7.8(a)

"Exchange Ratio" is defined in Section 3.2(a)

"fiduciaries" is defined in Section 4.13(c) and 5.13(d)

"Fractional Share Payment" is defined in Section 3.4

"FTC" is defined in Section 7.6(b)

"Hazardous Substance" is defined in Section 4.15(c)

"HRS Act" is defined in Section 4.4(c)

"Indemnified Liabilities" is defined in Section 7.10(b)

"Indemnified Parties" is defined in Section 7.10(b)

"Intellectual Property Rights" is defined in Section 4.17

"IRS" is defined in Section 4.12

"ISO" is defined in Section 5.13(i)

"Joint Proxy Statement/Prospectus" is defined in Section 4.9

"MBCA" is defined in Section 1.1

"Merger" is defined in the first Whereas Clause on Page 1

"Merger Consideration" is defined in Section 3.2(a)

"Merger Filing" is defined in Section 1.2

"Non-Converting Share" is defined in Section 3.1(b)

"Parent Average Trading Price" is defined in Section 3.2(b)

"Parent" is defined in the Preamble on Page 1

"Parent Affiliated Transaction" is defined in Section 4.21

"Parent Common Stock" is defined in Section 3.1(b)

"Parent Disclosure Letter" is defined in the first paragraph of Article IV

"Parent Financial Statements" is defined in Section 4.5

"Parent Material Adverse Effect" is defined in Section 4.1

"Parent Permits" is defined in Section 4.10

"Parent Plans" is defined in Section 4.13(a)

"Parent Required Statutory Approvals" is defined in Section 4.4(c)

"Parent SEC Reports" is defined in Section 4.5

"pooling of interests" is defined in the third

"Whereas" clause on page 1

"Proxy Statement" is defined in Section 4.9

"Registration Statement" is defined in Section 4.9

"Rule 145" is defined in Section 7.3

"S-8" is defined in Section 7.8(a)

"SEC" is defined in Section 7.8(a)

"Securities Act" is defined in Section 4.4(c)

"Subsidiary" is defined in the Preamble on Page 1

"subsidiary" is defined in Section 4.3

"Subsidiary Common Stock" is defined in Section 3.1(d)

"Surviving Corporation" is defined in Section 1.1

"Tax Return" is defined in Section 4.12(c)

"Taxes" is defined in Section 4.12(b)

"Trading Days" is defined in Section 3.2(b)

"to the Company's knowledge" is defined in Section 10.9

"to the Parent's knowledge" is defined in Section 10.9

"withdrawal liability" is defined in Sections 4.13(c) and 5.13(d)

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, made on October 27, 1996 (the "Agreement"), by and among PALL CORPORATION, a New York corporation ("Parent"), PALL ACQUISITION CORPORATION, a Michigan corporation and a wholly-owned, direct subsidiary of Parent ("Subsidiary"), and GELMAN SCIENCES INC., a Michigan corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors of Parent and the Company have each determined that the merger of Subsidiary with and into the Company (the "Merger") is consistent with and in furtherance of the long-term business strategy of Parent and the Company and is in the best interests of Parent and the Company and their respective stockholders;

         WHEREAS, the respective Boards of Directors of Parent, Subsidiary and the Company have each approved the Merger, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, Parent, Subsidiary and the Company intend that the Merger qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and be treated as a pooling of interests under Accounting Principles Board Opinion No. 16 ("APB16");

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the Michigan Business Corporation Act (the "MBCA"), Subsidiary shall be merged with and into the Company and the separate corporate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation." The Surviving Corporation will be governed by the laws of the State of Michigan as a direct subsidiary of Parent, wholly-owned except to the extent that the holders of Company Options and Company Warrants (as hereinafter defined) have declined to exchange the same for Exchanged Options or Exchanged Warrants (as hereinafter defined) and have thereafter exercised such options or warrants.

         SECTION 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a Certificate of Merger, consistent with the terms of this Agreement, to be filed with the Department of Commerce of the State of Michigan in accordance with the MBCA (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the Closing (as defined in Section 3.5) of the transactions contemplated by this Agreement.


                                   ARTICLE II

                            THE SURVIVING CORPORATION

         SECTION 2.1. ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Articles of Incorporation of the Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be such name, including the name "Gelman", as Parent shall specify), until duly amended further in accordance with the terms thereof and the MBCA.

         SECTION 2.2. BY-LAWS. The By-laws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the By-Laws of the Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be such name, including the name "Gelman", as Parent shall specify), until duly amended further in accordance with the terms thereof, the Articles of Incorporation of the Surviving Corporation and the MBCA.

         SECTION 2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Subsidiary and the Company shall vest in the Surviving Corporation, all debts, liabilities and duties of Subsidiary and the Company shall become the debts, liabilities and duties of the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred them, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth herein.

         SECTION 2.4. DIRECTORS. From and after the Effective Time, Eric Krasnoff, Jeremy Hayward-Surry and Mary Ann Bartlett shall serve as the initial directors of the Surviving Corporation to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, until their successors are duly elected or appointed.

         SECTION 2.5. OFFICERS. From and after the Effective Time, the following individuals shall serve as the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed:


         Chairman and CEO:              Eric Krasnoff
         President and COO:             Kim A. Davis
         Vice President:                Samuel Wortham
         Secretary:                     Mary Ann Bartlett
         Treasurer:                     Jeremy Hayward-Surry

                                   ARTICLE III

                              CONVERSION OF SHARES

         SECTION 3.1. CONVERSION OF COMPANY SHARES IN THE MERGER. Subject to
Section 3.4 regarding fractional shares, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of the Company's common stock, par value $0.10 per share ("Company Common Stock"):

         (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Company Common Stock held in treasury by the Company or any subsidiary of the Company, shall be converted in accordance with Section 3.3 into the right to receive the Merger Consideration (as defined in Section 3.2).

         (b) Each share of Company Common Stock held in treasury by the Company or any subsidiary of the Company (each a "Non-Converting Share") immediately prior to the Effective Time, if any, shall be canceled and extinguished without conversion thereof into Common Stock (par value $0.10 per share) of Parent ("Parent Common Stock") or payment therefor.

         (c) At the Effective Time, by virtue of the Merger and without any action on the part of Parent as sole stockholder of Subsidiary, all of the issued and outstanding shares of common stock, no par value, of Subsidiary ("Subsidiary Common Stock") shall be converted into the same number of shares of Common Stock, par value $0.10 per share, of the Surviving Corporation as are converted into the right to receive the Merger Consideration pursuant to Section 3.1(a) hereof.

         (d) No share of Company Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time.

         SECTION 3.2. CONSIDERATION.

         (a) The consideration to be issued to each holder of Company Common Stock in the Merger ("Merger Consideration") will be that number of shares of Parent Common Stock which is determined by multiplying the Exchange Ratio by the number of shares of Company Common Stock held by such holder of Company Common Stock on the Closing Date (as defined in Section 3.5). The "Exchange Ratio" shall equal the number of shares of Parent Common Stock (together with one right appurtenant to each such share under Parent's Shareholder Rights Plan dated December 1, 1989) for each share of Company Common Stock determined as follows:

                  (i) if the Parent Average Trading Price is $27.96 per share or more, the Exchange Ratio shall be 1.1804 shares of Parent Common Stock for each share of Company Common Stock;

                  (ii) if the Parent Average Trading Price is less than $27.96 per share but more than $25.29 per share, the Exchange Ratio shall be a number of shares of Parent Common Stock for each share of Company Common Stock equal to $33.00 divided by the Parent Average Trading Price;

                  (iii) if the Parent Average Trading Price is $25.29 per share or less, the Exchange Ratio shall be 1.3047 shares of Parent Common Stock for each share of Company Common Stock, provided, however, that if the Parent Average Trading Price is less than $21.00 per share, the Company shall have the right to terminate this Agreement pursuant to
         Section 9.1(a)(vi).

         (b) For purposes hereof, the "Parent Average Trading Price" shall mean the average of the closing sales prices of a share of Parent Common Stock, as reported by New York Stock Exchange Consolidated Transactions, during the 30 "Trading Days" (which term shall mean a day on which the New York Stock Exchange is open for business) preceding the third Trading Day before the meeting of the Company's stockholders at which Company Stockholders' Approval is sought.

         (c) No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a Fractional Share Payment shall be made (as defined in Section 3.4).

         (d) The Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other change (other than pursuant to exercises of outstanding options) in the number of shares of Parent Common Stock or Company Common Stock outstanding occurring after the date hereof and prior to Closing.

         SECTION 3.3. EXCHANGE OF CERTIFICATES.

         (a) From and after the Effective Time, all outstanding Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof to a bank or trust company designated by Parent and acceptable to the Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.1 plus the Fractional Share Payment. Notwithstanding any other provision of this Agreement, until holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid with respect to any Parent Common Stock represented by such certificates and no Fractional Share Payment shall be made. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock, there shall be paid to the holder of such certificate by Parent, without interest, (i) promptly, the amount of any Fractional Share Payment with respect to a fractional share of Parent Common Stock to which such holder is entitled, (ii) except as provided in (iii), below, the amount of dividends or other distributions (without interest) with a record date after the Effective Time which theretofore became payable with respect to whole shares of Parent Common Stock, and (iii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

         (b) If any certificate for shares of Parent Common Stock are to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall have paid to Parent or the Exchange Agent any applicable transfer or other taxes required by reason of such issuance.

         (c) As of the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent certificates representing the number of shares of Parent Common Stock required to effect the exchanges referred to in paragraph (a) above, and cash, for purposes of the Fractional Share Payment. Parent shall thereafter from time to time deposit, or cause to be deposited, with the Exchange Agent cash, for payment of any dividend or distributions in respect of such shares of Parent Common Stock with a record date after the Effective Time.

         (d) As soon as reasonably practicable after the Effective Time, the Parent or the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates"), whose shares were converted into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and the Company Certificates so surrendered shall be canceled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) Promptly following the date which is six (6) months after the Effective Time, the Parent or the Surviving Corporation shall cause the Exchange Agent to deliver to Parent all certificates (including certificates representing shares of Parent Common Stock), property and other documents in its possession relating to the transactions described in this Agreement. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the shares of Parent Common Stock to which such person is entitled, any dividends or distributions with respect to shares of Parent Common Stock and any Fractional Share Payment, in each case without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Subsidiary, or the Surviving Corporation shall be liable to a holder of Company Common Stock for any shares of Parent Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

         (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, and the posting of a bond by such person in such amount as Parent may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Company Certificate, the Exchange Agent, Parent or the Surviving Corporation, as the case may be, shall issue in exchange for such lost, stolen or destroyed Company Certificate, certificates representing the proper number of shares of Parent Common Stock deliverable in respect thereof determined in accordance with this Section 3.3, and cash, for the Fractional Share Payment and any other dividends or distributions in respect of shares of Parent Common Stock with a record date after the Effective Time.

         SECTION 3.4. NO FRACTIONAL SECURITIES. No certificates representing fractional shares of Parent Common Stock shall be issued in the Merger and no stock dividend, stock split or interest shall relate to any fractional security, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock, who would otherwise have been entitled to receive a fractional share of Parent Common Stock upon surrender of Company Certificates for exchange pursuant to this Article III, shall be entitled to receive from the Exchange Agent a cash payment (the "Fractional Share Payment") equal to the product of (i) the fractional share interest to which such holder would otherwise be entitled multiplied by (ii) the closing sale price of a share of Parent Common Stock as reported by New York Stock Exchange Composite Transactions on the last trading day immediately preceding the Effective Time.

         SECTION 3.5. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Carter, Ledyard, Milburn, 2 Wall Street, New York, New York 10005 on the day of the Company's Stockholders' Approval as such term is defined in Section 7.2, below, or at such other time and place as Parent and the Company shall agree upon (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

         SECTION 3.6. CLOSING OF THE COMPANYS TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. From and after the Effective Time, the holders of Company Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except as otherwise provided herein or by law. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing Company Common Stock are presented to the Exchange Agent, Parent or Surviving Corporation, as the case may be, they shall be canceled and exchanged for certificates representing shares of Parent Common Stock and cash, for the Fractional Share Payment and any other dividends or distributions in respect of shares of Parent Common Stock with a record date after the Effective Time in accordance with this Article III.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

         Except as set forth in the disclosure letter delivered to the Company by Parent and the Subsidiary at or prior to the execution hereof (the "Parent Disclosure Letter"), Parent and Subsidiary each represent and warrant to the Company as of the date hereof as follows:

         SECTION 4.1. ORGANIZATION AND QUALIFICATIONS. Parent and Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the States of New York and Michigan, respectively, and each has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent, Subsidiary and Parent's other subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). True, accurate and complete copies of Parent's Articles of Incorporation and By-Laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company. (Whenever herein reference is made to a delivery having been made to the Company, such delivery obligation shall be deemed to have been satisfied by delivering to Godfrey & Kahn, the Company's counsel.) Neither Parent nor Subsidiary is in violation of any of the provisions of their respective Articles of Incorporation, By-Laws and/or other organizational documents.

         SECTION 4.2. CAPITALIZATION.

         (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, par value $0.10 per share, of which 115,116,755 shares were outstanding as of October 10, 1996. All of the issued and outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock to be issued in connection with the Merger shall be, when issued, duly authorized and validly issued, nonassessable and free of preemptive rights granted by Parent or by applicable law.

         (b) The authorized capital stock of Subsidiary consists of 60,000 shares of Subsidiary Common Stock, no par value of which 1,000 shares are issued and outstanding and owned beneficially and of record by Parent.

         (c) Except as disclosed in the Parent SEC Reports (as defined in Section 4.5) and except as provided for in or contemplated by this Agreement, as of the date hereof, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent, Subsidiary or any other subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Parent Common Stock or obligating Parent, Subsidiary or any other subsidiary of Parent to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which Parent, Subsidiary or any other subsidiary of Parent is a party or is bound with respect to the voting of any shares of Parent Common Stock and, to the knowledge of Parent, there are no such trusts, proxies, agreements or understandings by, between or among any of Parent's stockholders with respect to any shares of Parent Common Stock.

         SECTION 4.3. SUBSIDIARIES. Each direct and indirect subsidiary of Parent, domestic or foreign, including Subsidiary, is duly organized, validly existing and in good standing, under the laws of its state, country or other jurisdiction of incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted except where any failure would not have a Parent Material Adverse Effect. Each subsidiary of Parent, including Subsidiary, is qualified to do business and is in good standing, in each jurisdiction, domestic or foreign, in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Parent Material Adverse Effect. As used in this Agreement, the term "subsidiary" shall mean, when used with reference to Parent or the Company, any corporation, partnership, joint venture or other entity which Parent or the Company, as applicable, directly or indirectly, controls or of which Parent or the Company, as applicable, (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, joint venture or other entity.

         SECTION 4.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary and by the sole stockholder of Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles. Without limiting the foregoing, each of the covenants and obligations of Parent set forth in Sections 6.2, 7.1, 7.3, 7.5, 7.6, 7.7, 7.9 and 7.11 is valid, legally binding and enforceable notwithstanding the absence of approval of the Merger by the stockholders of Parent.

         (b) The execution and delivery of this Agreement by each of Parent and Subsidiary does not, and the performance of this Agreement and the transactions contemplated hereby by Parent and Subsidiary shall not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries, including Subsidiary, under, any of the terms, conditions or provisions of (i) the respective Articles of Incorporation, By-Laws and/or other organizational documents of Parent, Subsidiary or any of Parent's other subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority, domestic or foreign, applicable to Parent, Subsidiary or any of Parent's other subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent, Subsidiary or any of Parent's other subsidiaries is now a party or by which Parent, Subsidiary or any of Parent's other subsidiaries or any of their respective properties or assets may be bound. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals, and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph
(b) are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Parent Material Adverse Effect.

         (c) Except for (i) the filings by Parent and the Company required by the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Registration Statement (as defined in Section 4.9) with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities and any other required filings in other jurisdictions to register or exempt the shares of Parent Common Stock issuable pursuant hereto, (iii) the making of the Merger Filing with the Department of Commerce of the State of Michigan in connection with the Merger, and (iv) any other notifications required under anti-trust regulations of applicable jurisdictions (the filings and approvals referred to in clauses (i) through (iv) above are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority, domestic or foreign, is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Parent Material Adverse Effect, or affect Subsidiary's ability to consummate the Merger.

         SECTION 4.5. SECURITIES REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the SEC all forms, statements (including proxy statements), reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it prior to the date hereof under each of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year- end and audit adjustments and any other adjustments described therein.

         SECTION 4.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries had at August 3, 1996, nor has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto, or
(ii) which were incurred after August 3, 1996 and will not have a Parent Material Adverse Effect; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Parent Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

         SECTION 4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports, since August 3, 1996, there has not been (a) any change in the financial condition, results of operations or business of Parent or any of its subsidiaries having, in the aggregate, a Parent Material Adverse Effect; (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries having, in the aggregate, a Parent Material Adverse Effect; (c) any change by Parent in its accounting methods, principles or practices; (d) any revaluation by Parent of any of its material assets in any material respect; (e) any entry by Parent or any of its subsidiaries into any commitment or transactions material to Parent and its subsidiaries, taken as a whole, other than this Agreement; or (f) any declaration, setting aside or payment of any dividends or distributions in respect of Parent Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any subsidiary of Parent except for a regular quarterly cash dividend of Parent declared October 18, 1996 in the amount of 12 1/4 cents per share.



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         SECTION 4.8. ABSENCE OF LITIGATION. Except as disclosed in the Parent
SEC Reports which, individually or in the aggregate, will not have a Parent Material Adverse Effect, taken as a whole, (a) there is no claim of any kind, suit, action, proceeding, litigation, arbitration, investigation or controversy affecting Parent or any of its subsidiaries pending or, to the knowledge of Parent, threatened; and (b) neither Parent nor any of its subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any governmental entity or authority, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

         SECTION 4.9. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by Parent for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent and the Company in connection with the Merger for the purpose of registering the Parent Common Stock and Exchanged Options and Exchanged Warrants to be issued in connection with the Merger (the "Registration Statement"), or
(b) the proxy statement to be distributed in connection with the Company's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Joint Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, and at the Effective Time, or, in the case of the Registration Statement, as amended or supplemented, at the time it is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Joint Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to information supplied by the Company for inclusion therein.

         SECTION 4.10. NO VIOLATIONS OF LAW. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any domestic or foreign law, statute, order, rule, regulation, ordinance, or judgment, including, without limitation, any applicable environmental law, ordinance or regulation of any governmental or regulatory body or authority, foreign or domestic, except for violations which, in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Parent Material Adverse Effect. Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Parent Material Adverse Effect.


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         SECTION 4.11. COMPLIANCE WITH AGREEMENTS. Except as disclosed in the
Parent SEC Reports, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under (a) the Articles of Incorporation or By-Laws of Parent or the Articles/Certificate of Incorporation or By-Laws of any of its subsidiaries; or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults would have, in the aggregate, a Parent Material Adverse Effect.

         SECTION 4.12. TAXES.

         (a) Except as disclosed in the Parent SEC Reports, Parent and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.12(c)) required to be filed by them for all periods ending on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes (as defined in Section 4.12(b)) due in connection with or with respect to the filing of such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Parent is maintaining reserves adequate for their payment. Except as disclosed in the Parent SEC Reports, neither the Internal Revenue Service (the "IRS") nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of Parent's knowledge, threatening to assert against Parent or any of its subsidiaries any deficiency or claim for additional Taxes. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries has been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Except as disclosed in the Parent SEC Reports, there are no tax liens on any assets of Parent or any of its subsidiaries. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Parent Material Adverse Effect, taken as a whole, after the Effective Time. The accruals and reserves for Taxes reflected in the Parent balance sheet reflected in the latest Parent SEC Report are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles.

         (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a


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separate, consolidated, unitary, combined or any other basis, and such terms shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levels or other assessments.

         (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

         SECTION 4.13. EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Except as set forth in or referred to in the Parent SEC Reports, as of the date hereof, Parent and its subsidiaries do not maintain or contribute to or have any obligation or liability to or under any material employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of Parent and its subsidiaries being referred to as the "Parent Plans"), including employee benefit plans within the meaning set forth in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits. Neither Parent nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Parent Plans, under existing collective bargaining agreements or to comply with applicable law, and except as provided in Section 7.8(b) or elsewhere in this Agreement.

         (b) Prior to the Closing, upon request by the Company, Parent will furnish or make available to the Company a complete and accurate copy of each Parent Plan (or a description of such Parent Plans, if the plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Parent Plan, including, without limitation and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500 and related schedules, (iv) the most recently issued IRS determination letter for each such Parent Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Parent Plan, and (vi) any other related documents as Company may reasonably request.

         (c) Each Parent Plan has been operated in all respects in accordance with the requirements of all applicable laws and all persons who participate in the operation of such Parent Plans and all Parent Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable laws, except where violations of such applicable laws would not, individually or in the aggregate, have a Parent Material Adverse Effect, taken as a whole. Parent and its subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and Parent has no knowledge of any default or violation by any party to, any Parent Plan, except where such failures, defaults or violations would not, individually or in


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the aggregate, have a Parent Material Adverse Effect, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of Parent, threatened with respect to any Parent Plan (other than claims for benefits in the ordinary course) and, to the knowledge of Parent, no fact or event exists that could give rise to any such action, suit or claim. Neither Parent nor any of its subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation (other than premiums payable to the Pension Benefit Guaranty Corporation in the ordinary course) or any material "withdrawal liability" within the meaning of Section 4201 of ERISA.

         (d) Each Parent Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any Parent Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Parent Plan or the exempt status of any such trust.

         (e) To Parent's knowledge, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Plan. Parent and each of its subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and, to the knowledge of Parent, no fact or event exists that could give rise to any such liability except for liability which, singly or in the aggregate, could not reasonably be expected to cause a Parent Material Adverse Effect. All contributions, premiums or payments required to be made with respect to any Parent Plan have been made on or before their due dates except for any such contributions, premiums or payments the non-payment of which collectively would not result in a Parent Material Adverse Effect so long as late payment doesn't result in Parent Material Adverse Effect.

         SECTION 4.14. LABOR CONTROVERSIES. Except as set forth in the Parent SEC Reports, (a) there are no material controversies pending or, to the knowledge of Parent, threatened between Parent or its subsidiaries and any representatives of any of their employees; (b) to the knowledge of Parent, there are no material organizational efforts presently being made or threatened involving any of the presently unorganized employees of Parent or its subsidiaries; (c) Parent and its subsidiaries have, to the knowledge of Parent, complied in all material respects with all laws, foreign or domestic, relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, civil rights, administration of leave and rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the payment of social security and similar taxes; and (d) no person has, to the knowledge of Parent, asserted that Parent or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to cause a Parent Material Adverse Effect.


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         SECTION 4.15. ENVIRONMENTAL MATTERS.

         (a) Except as set forth in the Parent Disclosure Letter delivered to the Company by the Parent and the Subsidiary at or prior to the execution hereof, (i) Parent and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as defined in Section 4.15(b)), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned or leased by Parent or any of its subsidiaries contain any Hazardous Substance (as defined in Section 4.15(c)) as a result of any activity of Parent or any of its subsidiaries or otherwise in amounts exceeding the levels permitted by all applicable Environmental Laws, (iii) neither Parent nor any of its subsidiaries has received any formal or informal notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or third party indicating that Parent or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against Parent or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports or notices have been submitted to or filed, or are required to be submitted or filed, by Parent or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law on or from any properties owned by Parent or any of its subsidiaries as a result of any activity of Parent or any of its subsidiaries during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, or as a result of any other cause, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law arranged for, conducted by or which are or were in the possession of, or the existence of which is known to, Parent or its subsidiaries relating to the activities of Parent or its subsidiaries, or conditions on any property owned, leased or operated by Parent or its subsidiaries, (viii) there are no underground storage tanks on, in or under any properties owned by Parent or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by Parent and its subsidiaries and no asbestos has been removed from any of such properties during the times such properties were owned, leased or operated by Parent or any of its subsidiaries, and (x) neither Parent, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.



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         (b) For purposes of this Agreement, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect as of the date hereof. The term Environmental Law includes, without limitation, (x) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect as of the date hereof, or any state counterpart thereof (and including any state, local or foreign law relating to the subjects set forth in the foregoing clauses (i) and (ii)), and (y) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries, damages or penalties due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

         (c) For purposes of this Agreement, "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.


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         SECTION 4.16. TITLE TO ASSETS. Parent and each of its subsidiaries has good and marketable title to all their respective properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (a) liens for Taxes not yet due and payable; (b) such imperfections in title and assessments and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Parent's present business operations; (c) as disclosed in the Parent SEC Reports; or (d) mortgages incurred in the ordinary course of business, and except for such matters which, singly or in the aggregate, could not reasonably be expected to cause a Parent Material Adverse Effect. All leases under which Parent leases any material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not cause a Parent Material Adverse Effect.

         SECTION 4.17. TRADEMARKS AND INTELLECTUAL PROPERTY COMPLIANCE. Parent and its subsidiaries own or have the right to use all of their patents, trademarks (registered or unregistered), trade names, service marks, copyrights, other proprietary intellectual property rights, applications therefor and licenses or other rights in respect thereof (collectively, "Intellectual Property Rights") without any conflict with the rights of others, except for such conflicts that have not had and are not reasonably likely to have a Parent Material Adverse Effect, and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the knowledge of Parent, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Parent Material Adverse Effect. To Parent's knowledge, none of its or its subsidiaries' key technical personnel is in violation of any term of any employment agreement, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with it or its subsidiaries or any other party the result of which has had or is reasonably likely to have a Parent Material Adverse Effect.

         SECTION 4.18. MATERIAL AGREEMENTS. Except for this Agreement, Parent has no material contracts which are required to be filed as exhibits to the Parent SEC Reports which have not been so filed.

         SECTION 4.19. INSURANCE. Except to the extent there would be no Parent Material Adverse Effect, to Parent's knowledge, all of Parent's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring Parent and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and businesses, are valid and in full force and effect (without any premium past due or pending notice of cancellation) and are, in the reasonable judgment of Parent, adequate for the business of Parent and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, in excess of the limitations of coverage set forth in such policies. Neither Parent nor any of its subsidiaries has knowledge of any fact indicating that such policies will not continue to be available to Parent and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the Parent Financial Statements are adequate for any and all self insurance programs maintained by Parent or its subsidiaries.

         SECTION 4.20. BROKERS AND FINDERS. Neither the Parent nor any of its officers, directors or employees has employed any investment banker, broker or finder other than Dillon Read & Co. Inc. or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby other than to Dillon, Read & Co. Inc.

         SECTION 4.21. CERTAIN TRANSACTIONS. Since July 31, 1995 none of the officers or directors of the Parent, the Subsidiary or of any of the Parent's other subsidiaries and, to Parent's knowledge, none of their employees or the employees of any of its subsidiaries is a party to any transaction with it or any of its subsidiaries (other than for services as an employee, officer or director and other than transactions between it and one or more of its direct or indirect wholly owned subsidiaries or between such subsidiaries), including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, affiliate or employee, any member of the family of any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or employee has a substantial interest or which is an affiliate of such officer, director or employee (a "Parent Affiliated Transaction") other than transactions which, singly or in the aggregate, would not have a Parent Material Adverse Effect.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure letter delivered by the Company at or prior to the execution hereof to Parent (the "Company Disclosure Letter"), the Company represents and warrants to Parent as of the date hereof as follows:

         SECTION 5.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing, where applicable, in each jurisdiction in


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which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect"). True, accurate and complete copies of the Company's Articles of Incorporation and By-Laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 5.2. CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 500,000 shares of preferred stock. As of the date hereof, 8,043,574 shares of Company Common Stock and no shares of preferred stock were issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights granted by the Company or by applicable law.

         (b) Except as disclosed in the Company SEC Reports (as defined in Section 5.5), as of the date hereof, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company and, to the knowledge of the Company, there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's stockholders with respect to Company Common Stock.

         SECTION 5.3. SUBSIDIARIES. Each direct and indirect subsidiary of the Company is duly organized, validly existing and in good standing, under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted except where any failure would not have a Company Material Adverse Effect. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of the Company have been



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duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and are beneficially owned directly or indirectly by the Company, free and clear of any liens, claims or encumbrances. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

         SECTION 5.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.2 and the Company Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles. Without limiting the foregoing, each of the covenants and obligations of the Company set forth in Sections 6.1, 6.5, 7.1, 7.2, 7.3, 7.5, 7.6, 7.7, 7.9 and 7.11 is valid, legally binding and enforceable notwithstanding the absence of the Company Stockholders' Approval.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the transactions contemplated hereby by the Company shall not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective Articles of Incorporation or By-Laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholders' Approval, and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

         (c) Except for (i) the filings by the Company required by the HSR Act and any other notifications required under anti-trust regulations of applicable jurisdictions, (ii) the filing of the Registration Statement with the SEC pursuant to the Exchange Act and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) the making of the Merger Filing with the Department of Commerce of the State of Michigan in connection with the Merger (the filings and approvals referred to in clauses (i) through (iii) above are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect.

         SECTION 5.5. SECURITIES REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in such reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         SECTION 5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries had at July 31, 1996, nor has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto, or (ii) which were incurred after July 31, 1996 and were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

         SECTION 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports, since July 31, 1996, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and since July 31, 1996, there has not been (a) any change in the financial condition, results of operations or business of the Company or any of its subsidiaries having, in the aggregate, a Company Material Adverse Effect; (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries having, in the aggregate, a Company Material Adverse Effect;
(c) any change by the Company in its accounting methods, principles or practices; (d) any revaluation by the Company of any of its material assets in any material respect; (e) any entry by the Company or any of its subsidiaries into any commitment or transactions material to the Company and its subsidiaries, taken as a whole; or (f) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any subsidiary of the Company.

         SECTION 5.8. ABSENCE OF LITIGATION. Except as disclosed in the Company SEC Reports which, individually or in the aggregate, will not have a Company Material Adverse Effect, taken as a whole, (a) there is no claim of any kind, suit, action, proceeding, litigation, arbitration, investigation or controversy affecting the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened; and (b) neither the Company nor any of its subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any governmental entity or authority, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

         SECTION 5.9. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by the Company or its subsidiaries for inclusion in (a) the Registration Statement, or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, and at the Effective Time, or, in the case of the Registration Statement, as amended or supplemented, at the time it is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Joint Proxy Statement/Prospectus will comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent for inclusion therein.

         SECTION 5.10. NO VIOLATION OF LAW. Except as disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment including, without limitation, any applicable environmental law, ordinance or regulation of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Company Material Adverse Effect.

         SECTION 5.11. COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Company SEC Reports, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under (a) the respective Articles of Incorporation or By-Laws of the Company or any of its subsidiaries; or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 5.11, would have, in the aggregate, a Company Material Adverse Effect.

         SECTION 5.12. TAXES. The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes due in connection with or with respect to the filing of such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate government proceedings and with respect to which the Company is maintaining reserves adequate for their payment. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional Taxes. Neither the Company nor any of its subsidiaries has been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a Company Material Adverse Effect, taken as a whole, after the Effective Time. The accruals and reserves for Taxes reflected in the Company balance sheet reflected in the latest Company SEC Report are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except for the Company's and its subsidiaries' intercompany tax allocation agreements, no agreements relating to allocating or sharing of Taxes exist among the Company and its subsidiaries and no tax indemnities given by the Company or its subsidiaries in connection with a sale of stock or assets remain in effect. Neither the Company nor any of its subsidiaries is required to include in income either (i) any material amount in respect of any adjustment under Section 481 of the Code, or (ii) any material installment sale gain. Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code.

         SECTION 5.13. EMPLOYEE BENEFITS PLANS; ERISA.

         (a) Except as set forth in the Company SEC Reports, as of the date hereof, the Company and its subsidiaries do not maintain or contribute to or have any obligation or liability to or under any material employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Company and its subsidiaries being referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits. Neither the Company nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

         (b) The Company has furnished or made available to Parent a complete and accurate copy of each Company Plan (or a description of such Company Plans, if the plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Company Plan, including, without limitation and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500 and related schedules, (iv) the most recently issued IRS determination letter for each such Company Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Company Plan and (vi) any other related documents as the Parent may reasonably request.

         (c) No member of the Company's "controlled group," within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five
(5) years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. None of the Company Plans obligates the Company or any of its subsidiaries to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. None of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any of its subsidiaries except as otherwise required with respect to health plan coverage in Section 4980B oF the Code. Each of the Company Plans is subject only to the laws of the United States or a political subdivision thereof.

         (d) Each Company Plan has been operated in all respects in accordance with the requirements of all applicable laws and all persons who participate in the operation of such Company Plans and all Company Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable laws, except where violations of such applicable laws would not, individually or in the aggregate, have a Company Material Adverse Effect, taken as a whole. The Company and its subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Company has no knowledge of any default or violation by any party to, any Company Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Company Material Adverse Effect, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of the Company, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action, suit or claim. Neither the Company nor any of its subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation (other than premiums payable to the Pension Benefit Guaranty Corporation in the ordinary course) or any material "withdrawal liability" within the meaning of Section 4201 of ERISA.

         (e) Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the

IRS that it is so qualified, and each trust established in connection with any Company Plan that is intended to be exempt from federal income taxation under
Section 501(a) of the Code is so exempt, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Plan or the exempt status of any such trust. No trust maintained or contributed to by the Company or any of its subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

         (f) Any Company Plan that is intended to be an employee stock ownership plan qualifies as an "employee stock ownership plan" within the meaning of
Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA, and any loan to such plan satisfies the requirements for treatment of the Loan as an "exempt" loan under Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA.

         (g) To the Company's knowledge, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. The Company and each of its subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and, to the knowledge of the Company, no fact or event exists that could give rise to any such liability except for liability which singly or in the aggregate could not reasonably be expected to cause a Company Adverse Effect.

         (h) All contributions, premiums or payments required to be made with respect to any Company Plan have been made on or before their due dates.

         (i) The Company Disclosure Letter sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any option to purchase Company Common Stock as of the date of this Agreement, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO") and the expiration date of such option. The Company Disclosure Letter also sets forth the total number of such ISOs and such non-qualified options.

         (j) Neither the Company nor any of its subsidiaries is a party to any employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of the Company or any of its subsidiaries other than such contracts that are disclosed in the Company SEC Reports. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreements.

         SECTION 5.14. LABOR CONTROVERSIES. Except as set forth in the Company SEC Reports, (a) there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees; (b) to the knowledge of the Company, there are no material organizational efforts presently being made or threatened involving any of the presently unorganized employees of the Company or its subsidiaries; (c) the Company and its subsidiaries have, to the knowledge of the Company, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, civil rights, administration of leave and rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the payment of social security and similar taxes; and (d) no person has, to the knowledge of the Company, asserted that the Company or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect.

         SECTION 5.15. ENVIRONMENTAL MATTERS. Except as set forth in the Company Disclosure Letter, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned or leased by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries or otherwise in amounts exceeding the levels permitted by all applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any formal or informal notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports or notices have been submitted to or filed, or are required to be submitted or filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law on or from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, or as a result of any other cause, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law arranged for, conducted by or which are or were in possession of or the existence of which is known to the Company or its subsidiaries relating to the activities of the Company or its subsidiaries, or conditions on any property owned, leased or operated by

Parent or its subsidiaries, (viii) there are no underground storage tanks on, in or under any properties owned by the Company or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by the Company and its subsidiaries and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (x) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly, or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 5.16. TITLE TO ASSETS. The Company and each of its subsidiaries has good and marketable title to all their respective properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (a) liens for Taxes not yet due and payable; (b) such imperfections in title and easements and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's present business operations; (c) as disclosed in the Company SEC Reports; or (d) mortgages incurred in the ordinary course of business, and except for such matters which, singly or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect. All leases under which the Company leases any material real or personal property (copies of which have been made available to Parent) are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Company Material Adverse Effect.

         SECTION 5.17. COMPANY STOCKHOLDERS' APPROVAL. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is necessary to approve the transactions contemplated by this Agreement.

         SECTION 5.18. TRADEMARKS AND INTELLECTUAL PROPERTY COMPLIANCE. The Company and its subsidiaries own or have the right to use all of their Intellectual Property Rights without any conflict with the rights of others, except for such conflicts that have not had and are not reasonably likely to have a Company Material Adverse Effect, and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the knowledge of the Company, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual

Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Company Material Adverse Effect. To the Company's knowledge, none of it or its subsidiaries' key technical personnel is in violation of any term of any employment agreement, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with it or its subsidiaries or any other party the result of which has had or is reasonably likely to have a Company Material Adverse Effect.

         SECTION 5.19. MATERIAL AGREEMENTS. Except as set forth in the Company Disclosure Letter, the Company has no material contracts which are required to be filed as exhibits to the Company SEC Reports which have not been so filed, and complete copies of the contracts identified in the Company Disclosure Letter have been furnished to Parent.

         SECTION 5.20. INSURANCE. Except to the extent there would be no Company Material Adverse Effect, to the Company's knowledge, all of the Company's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring the Company and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and businesses, are valid and in full force and effect (without any premium past due or pending notice of cancellation) and are, in the reasonable judgment of the Company, adequate for the business of the Company and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, in excess of the limitations of coverage set forth in such policies. Neither the Company nor any of its subsidiaries has knowledge of any fact indicating that such policies will not continue to be available to the Company and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the Company Financial Statements are adequate for any and all self-insurance programs maintained by the Company or its subsidiaries.

         SECTION 5.21. BROKERS AND FINDERS. Neither the Company nor any of its officers, directors or employees has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that the Company has retained Cleary Gull Reiland & McDevitt Inc. as its financial advisor.

         SECTION 5.22. CERTAIN TRANSACTIONS. Since July 1, 1996, none of the officers or directors of the Company or of any of its subsidiaries, and, to the Company's knowledge, none of their employees or the employees of any of its subsidiaries is a party to any transaction with it or any of its subsidiaries (other than for services as an employee, officer or director and other than transactions between it and one or more of its direct or indirect wholly owned subsidiaries or between such subsidiaries), including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, affiliate or employee, any member of the family of any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or employee has a substantial interest or which is an affiliate of such officer, director or employee (a "Company Affiliated Transaction"). Since July 31, 1995 and until July 1, 1996, none of the officers or directors of the Company or any of its subsidiaries and, to the Company's knowledge, none of their employees or the employees of any of its subsidiaries is a party to a Company Affiliated Transaction other than transactions which would not have a Company Material Adverse Effect.

         SECTION 5.23. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Cleary Gull Reiland & McDevitt Inc., its financial advisor, dated the date hereof, to the effect that, as of such date, the transactions contemplated hereby are fair to its stockholders from a financial point of view, a copy of which has been delivered to the other parties hereto.

         SECTION 5.24. POOLING MATTERS. To the Company's knowledge and based in part upon consultation with its independent accountants, neither the Company nor any of its affiliates has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

         SECTION 5.25. STOCK APPRECIATION RIGHTS. All stock appreciation rights heretofore granted have been exercised or surrendered so that as of the date hereof no stock appreciation rights are outstanding.

         SECTION 5.26. MEMTEC AGREEMENT. Prior to the execution of this Agreement, the Company has terminated the Agreement and Plan of Reorganization and Merger dated as of August 30, 1996 to which the Company and Memtec Limited are parties, such termination having been made under Section 6.5(d) of said Agreement and Plan of Reorganization by sending to Memtec Limited a notice of termination.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 6.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

         (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;


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         (b) not (i) amend or propose to amend their respective Articles of
Incorporation or By-Laws, (ii) split, combine or reclassify their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of the Company;

         (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of or otherwise cause to become outstanding, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares upon the exercise of Company Options and Company Warrants outstanding on the date hereof;

         (d) not (i) incur or become contingently liable with respect to any material indebtedness for borrowed money other than (x) borrowings in the ordinary course of business, or (y) borrowings to refinance existing indebtedness, in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which would jeopardize the treatment of the Merger as a pooling of interests under APB 16, (iv) take or fail to take any action which action or failure would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets or businesses and expenditures for fixed or capital assets other than expenditures set forth on attached
Schedule 6.1 or expenditures in the ordinary course of business which, in such cases of $100,000 or more, shall be on terms reasonably acceptable to Parent,
(vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business which, in such cases involving $100,000 or more, shall be on terms reasonably acceptable to Parent, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (e) use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers, vendors and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

         (f) confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

         (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any


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directors, officers or key employees, except in the ordinary course and consistent with past practice which, in cases involving $50,000 or more, shall be on terms reasonably acceptable to Parent;

         (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree except as required to comply with changes in applicable law or increases in wages in the ordinary course and consistent with past practice for non-executive employees;

         (i) maintain with adequately capitalized insurance companies insurance coverage for its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

         (j) not enter into any arrangement or transaction of the type described in Section 5.22.

         Section 6.2. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause it subsidiaries, including Subsidiary, to:

         (a) not split, combine or reclassify their outstanding capital stock in a manner which would reduce the value of the Merger Consideration, unless appropriate adjustment is made to the Merger Consideration to avoid such reduction in value;

         (b) use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

         (c) confer on a regular and frequent basis with one or more representatives of the Company to report operational matters of materiality and the general status of ongoing operations but Parent shall not be required to disclose any confidential or proprietary information in such conferences;

         (d) maintain with adequately capitalized insurance companies insurance coverage for its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

         (e) not enter into any arrangement or transaction of the type described in Section 4.21 which would have a Parent Material Adverse Effect.


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         SECTION 6.3. CONTROL OF THE COMPANYS OPERATIONS. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

         SECTION 6.4. CONTROL OF PARENTS OPERATIONS. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

         SECTION 6.5. ACQUISITION TRANSACTIONS.

         (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries or advisors, including but not limited to Cleary Gulf Reiland & McDevitt Inc., to (i) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) to acquire all or any substantial part of the business and properties of the Company and its subsidiaries or more than fifty percent (50%) of the capital stock of the Company and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof except for the transaction contemplated herein (any such transactions being referred to herein as "Acquisition Transactions"), (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Transaction, or (iii) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Transaction.

         (b) Notwithstanding any other provision of this Agreement, in response to an unsolicited proposal or inquiry (or a proposal or inquiry arising from a general solicitation prior to July 22, 1996) with respect to an Acquisition Transaction, (i) the Company may engage in discussions or negotiations regarding such proposal or inquiry with a third party who seeks to initiate such discussions or negotiations and furnish to such third party information concerning the Company and its business, properties and assets, and (ii) if such Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act.

         (c) In the event the Company shall determine to provide any information or negotiate as described in paragraph (b), above, or shall receive any offer of the type referred to in paragraph (b), above, it shall (i) immediately provide Parent with a copy of all information provided to the third party, (ii) inform Parent that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and (iii)


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
furnish to Parent the identity of the person receiving such information or the proponent of such offer, if applicable, and, if an offer has been received, unless the Board of Directors of the Company concludes that such disclosure is inconsistent with its fiduciary duties under applicable law, a description of the material terms thereof.

         (d) The Company may terminate this Agreement, withdraw, modify or not make its recommendations referred to in Section 7.2, and enter into a definitive agreement for an Acquisition Transaction if, but only if, (i) the Board of Directors of the Company shall have determined in good faith after consultation with the independent financial advisors of the Company that such Acquisition Transaction would be more favorable to the Company's stockholders from a financial point of view than the Merger, and (ii) the Board of Directors of the Company shall conclude in good faith after consultation with its legal counsel that such action is necessary in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations under applicable law.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1. ACCESS TO INFORMATION. From and after the date hereof, each party shall furnish promptly to one another a copy of each report and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or which may have a material effect on their respective businesses, properties or personnel, and work papers of their respective accountants and other information or copies of such documentation and access to senior management personnel as reasonably deemed necessary by the requesting party's respective accountants, legal counsel or financial advisors to complete the Joint Proxy Statement/Prospectus and Registration Statement, the HSR Act filing and similar filings with other foreign governments or the opinions or letters referred to in Sections 8.2(b), 8.2(c), 8.2(g), 8.3(b) and 8.3(g), below. Parent and its subsidiaries shall hold and shall use their commercially reasonable efforts to cause the Parent's representatives to hold, and the Company and its subsidiaries shall hold and shall use their commercially reasonable efforts to cause the Company's representatives to hold, in strict confidence all non-public documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement pursuant to the terms and conditions of that certain Letter Agreement dated June 11, 1996 regarding confidential information by and between Parent and the Company which are hereby incorporated in and made a part of this Agreement as if they were set forth herein in their entirety. Notwithstanding the foregoing (i) Parent and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals, the Company Required Statutory Approvals and the Company Stockholders' Approval (as defined


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
in Section 7.2 below), and (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

         SECTION 7.2. STOCKHOLDERS' APPROVAL. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, as promptly as practicable, submit the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, shall use its commercially reasonable efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting of the stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. The Company shall, through its Board of Directors, but subject to the fiduciary duties of the members thereof, recommend to its stockholders approval of the transactions contemplated by this Agreement. For purposes of such approval, the parties hereto agree that the Company's Employee Stock Ownership Plan may appoint an independent fiduciary to vote the shares of Company Common Stock represented thereby. The Company (i) acknowledges that a breach of its covenant contained in this Section 7.2(a) to convene a meeting of its stockholders and call for a vote with respect to the approval of this Agreement and the Merger will result in irreparable harm to Parent which will not be compensable in money damages, and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Parent for a breach of such covenant.

         SECTION 7.3. AFFILIATES OF THE COMPANY. Within 30 days after the date of this Agreement, (i) the Company shall deliver to Parent a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act ("Rule 145"), including, without limitation, all directors and executive officers of the Company, and (ii) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws, including Accounting Series Release No. 135 ("ASR 135"). Each of the Company and Parent shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof from all directors, executive officers and affiliates of the Company and Parent an agreement (the "Affiliate Agreements") that such persons will comply with the provisions of ASR 135 as amended by Staff Accounting Bulletins Nos. 65 and 76 and that if Parent so elects, the Parent Common Stock issued to such directors, executive officers and affiliates of the Company pursuant to the Merger may be legended to refer to the Affiliate Agreement and the resale restrictions therein.

         SECTION 7.4. EXCHANGE LISTING. Parent shall use its commercially reasonable efforts to effect, at or before the Effective Time, authorization for listing on The New York Stock Exchange, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger.


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
         SECTION 7.5. EXPENSES AND FEES. Each party hereto agrees to bear its own expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, except:

         (a) Parent shall pay and be responsible for all fees and expenses incurred in connection with the printing, filing and mailing of the Joint Proxy Statement/Prospectus and with all HSR Act filings associated with the transaction and any other filings required by antitrust regulations of foreign jurisdictions; and

         (b) If the Company (i) fails to fulfill its obligations as set forth in
Section 6.5(a)-(c) or (ii) terminates this Agreement pursuant to Section 6.5(d), the Company shall pay to Parent the sum of $5,000,000 in lieu of any other payments or penalties or the reimbursement of expenses incurred by Parent; and

         (c) If the waiting period applicable to the consummation of the Merger under the HSR Act shall not have expired or been terminated on or prior to the date specified in Section 9.1(a)(i) and provided that the Company shall have fulfilled its obligations under Section 7.6(b), Parent shall pay to the Company the sum of $10,000,000 in lieu of any other payments or penalties or the reimbursement of expenses incurred by the Company.

         SECTION 7.6. AGREEMENT TO COOPERATE.

         (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to (i) obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger, (ii) effect all necessary registrations, filings and submissions, and (iii) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

         (b) Without limiting the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable after the date hereof the HSR Act filing and any other filings required by antitrust regulations of other jurisdictions including foreign countries. Each of Parent and the Company shall
(i) use all best efforts to comply as expeditiously as possible with all lawful requests of the Federal Trade Commission (the "FTC") or the Antitrust Division for additional information and documents, and (ii) not under any circumstances whatsoever extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, and
(iii) use all best efforts, including litigation with the FTC or the Antitrust Division if necessary, to cause the expeditious termination of the HSR Act waiting period and the efficient and expeditious conclusion of review by the FTC or the Antitrust Division under the HSR Act.

         (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

         SECTION 7.7. PUBLIC STATEMENTS. The parties (i) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby, and (ii) shall not issue any such press release or written public statement prior to such consultation, except as may be required by law and applicable listing requirements.

         SECTION 7.8. OPTION AND WARRANTS; BENEFIT PLANS.

                  (a) (i) Each unexpired option or warrant to purchase Company Common Stock ("Company Options" and "Company Warrants," respectively), which by its terms becomes at the Effective Time an option or warrant to purchase shares of Parent Common Stock, shall automatically and without any action on the part of the holder thereof be converted into an option or warrant to purchase the number of shares of Parent Common Stock equal to the number of shares of Company Common Stock which could be acquired upon the exercise of such Company Option or Company Warrant, as the case may be, multiplied by the Exchange Ratio (as defined in Section 3.2(a)), at an exercise price (per share of Parent Common Stock) equal to the per share exercise price of such Company Option or Company Warrant divided by the Exchange Ratio. Options and warrants to purchase Parent Common Stock described in this paragraph
         (i) of Section 7.8(a) are sometimes herein referred to as "Exchanged Options" and "Exchanged Warrants."

                  (ii) With respect to each currently unexpired Company Option and Company Warrant, Parent shall offer to the holder thereof, contingent upon the effectiveness of the Merger, the right to exchange such Company Option or Company Warrant for an option issued by Parent (an "Exchanged Option") to purchase the number of shares of Parent Common Stock equal to the number of shares of Company Common Stock which could be acquired upon the exercise of such Company Option or Company Warrant, as the case may be, multiplied by the Exchange Ratio (as defined in Section 3.2(a)), at an exercise price (per share of Parent Common Stock) equal to the per share exercise price of such Company Option or Company Warrant divided by the Exchange


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
         Ratio. The other terms of an Exchanged Option shall, at the election of the holder of the Company Option or Company Warrant, be either (i) substantially identical to the other terms of the Company Option or Company Warrant or (ii) similar to the terms of options granted under Parent's existing stock option plans with such modifications from such existing option plans as Parent, in its sole discretion, may determine except that Parent shall not be obligated to offer options under this clause "(ii)" if Parent's auditors advise that such offer would be inconsistent with pooling of interests accounting treatment. To the extent that the Parent in its sole discretion determines that the offering of the alternatives described in the preceding sentence would result in a disqualification of a Company Option as an incentive stock option under Section 422 of the Code, clause (ii) shall not apply to such Company Option.

                  (iii) This Section 7.8 shall not apply to a Company Option or Company Warrant to the extent that it is inconsistent with an employment agreement or other agreement between Parent and the holder of such Company Option or Company Warrant.

                  (iv) Parent shall (X) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of the Exchanged Options and Exchanged Warrants and (Y) promptly after the Effective Time, issue to each holder of an Exchanged Option and Exchanged Warrant a document evidencing the same. Parent agrees to file with the Securities and Exchange Commission (the "SEC") at the Effective Time a Registration Statement on Form S-8 or other appropriate form under the Securities Act (as hereinafter defined) relating to shares of Parent Common Stock issuable upon exercise of the Exchanged Options and Exchanged Warrants and use its commercially reasonable efforts to cause such Registration Statement to remain effective until the exercise or expiration of such Exchanged Options and Exchanged Warrants.

         (b) Parent agrees to provide benefit plans of general applicability which will be made available to employees of the Company at the Effective Time and for at least the two (2) years immediately thereafter, the terms of which shall be at least as favorable as those found in the Company Plans in effect for the benefit of such employees prior to the Effective Time; provided, however, that the terms of the plans so provided may be modified at any time during such two (2) year period to the extent Parent determines that such modifications are necessary in order for such plans, or for the Parent Plans, to maintain their tax-qualified or tax-exempt status under the Code, or to comply with the requirements of ERISA or any other applicable law. Parent also agrees to give such employees credit for all eligibility and vesting they have accrued during their respective terms of employment with the Company.

         SECTION 7.9. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy
(i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.10. DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

         (a) The Surviving Corporation shall observe any indemnification provisions now existing in the Articles of Incorporation or By-Laws of the Company or in the indemnification agreements set forth in the Company Disclosure Letter for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time.

         (b) Commencing at the Effective Time, Parent shall indemnify, defend and hold harmless each individual who served as a director, officer, employee or fiduciary of the Company or any of its subsidiaries (the "Indemnified Parties") at any time prior to the Effective Time from and against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or fiduciary of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("Indemnified Liabilities) and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the MBCA to indemnify its own directors, officers, employees and fiduciaries, as the case may be (and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (x) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and the Surviving Corporation after the Effective Time), (y) the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (z) the Company (or after the Effective Time, the Surviving Corporation) will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company or, after the Effective Time, the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

         (c) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and representatives.

         SECTION 7.11. JOINT PROXY STATEMENT/PROSPECTUS AND REGISTRATION
                       STATEMENT.

         (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC a Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 relating to the approval of the Merger by the stockholders of the Company and shall use all commercially reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

         (b) Prior to the date of approval of the Merger by the Company's stockholders, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Joint Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and Parent, in each case to the extent required by applicable law.

         SECTION 7.12. TAX-FREE TREATMENT OF MERGER. The Parent and Company shall each use its commercially reasonable efforts to cause the Merger to be treated as a tax-free reorganization for federal, state and foreign income tax purposes and agree that this Agreement shall serve as the Plan of Reorganization therefor.

         SECTION 7.13. EARLY PUBLICATION. Parent shall publish 30 days' post-closing combined financial results of Parent and the Surviving Corporation for the first full 30-day period following the Closing within twenty (20) days of the end of such period in a form sufficient to satisfy the pooling of interests accounting requirements.


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                                  ARTICLE VIII

                                   CONDITIONS

         SECTION 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. Unless waived by the parties, the respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

         (a) this Agreement and the transactions contemplated hereby, as appropriate, shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law;

         (b) the shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on The New York Stock Exchange;

         (c) the waiting period applicable to the consummation of the Merger under the HSR Act and other applicable antitrust regulations of applicable jurisdictions shall have expired or been terminated;

         (d) the Registration Statement shall have been declared effective by the SEC in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall, on or prior to the Effective Time, have been instituted or, to the knowledge of Parent or the Company, threatened by the SEC or any state regulatory authorities;

         (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted);

         (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal; and

         (g) all material governmental waivers, consents, orders and approvals, domestic or foreign, legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time.

         SECTION 8.2. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

         (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and the Company shall have received a Certificate of the Chairman of the Board and Chief Executive Officer and the President or a Vice President of Parent, in form and substance reasonably satisfactory to the Company, to that effect;

         (b) the Company shall have received an opinion of Godfrey & Kahn, S.C., independent counsel to the Company, in form and substance reasonably satisfactory to the Company, effective as of the Closing Date and based on representations of the Company and Parent, to the effect that (i) the Merger of Subsidiary with and into the Company pursuant to this Agreement and applicable state law will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Parent, Subsidiary and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) the stockholders of the Company will not recognize gain or loss as a result of the Merger, except to the extent such stockholders receive any Fractional Share Payment;

         (c) the Company shall have received an opinion from the law firm Carter, Ledyard & Milburn, independent counsel to Parent and Subsidiary, dated the Closing Date, reasonably satisfactory to the Company, as to such matters as are customarily the subject of an opinion to the acquired company by counsel for the acquiring company in similar transactions;

         (d) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a Parent Material Adverse Effect, taken as a whole;

         (e) all waivers, consents, orders, authorizations, and approvals required to be obtained, and all filings required to be made by Parent and Subsidiary for the authorization, execution and delivery of this Agreement and the consummation by Parent and Subsidiary of the transactions contemplated hereby shall have been obtained and made by Parent and Subsidiary, except where the failure to obtain the waivers, consents, orders, authorization or approvals required to be obtained or any filings required to be made would not have a Parent Material Adverse Effect, taken as a whole;

         (f) no governmental authority, foreign or domestic, shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Merger to the Company's shareholders;

         (g) the Company shall have received from Cleary Gull Reiland & McDevitt Inc. an opinion reasonably acceptable to the Company, dated as of the date on or about which the Joint Proxy Statement/Prospectus is first distributed to the stockholders of the Company, to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the holders of Company Common Stock; and

         (h) All required consents and approvals of lenders who have advanced $5,000,000 or more to Parent and lessors of material leases or other material contracts of the Parent shall have been obtained and be in effect at the Effective Time if the failure to obtain such consents would have a Parent Material Adverse Effect.

         SECTION 8.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND SUBSIDIARY TO EFFECT THE MERGER. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and Parent shall have received a Certificate of the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer or a Vice President of the Company, in form and substance reasonably satisfactory to Parent to that effect;

         (b) Parent shall have received an opinion from the law firm of Godfrey & Kahn, S.C., independent counsel to the Company, effective as of the Closing Date, reasonably satisfactory to Parent as to such matters as are customarily the subject of an opinion to the acquiring company by counsel for the acquired company in similar transactions;

         (c) the Affiliate Agreements required to be delivered to Parent pursuant to Section 7.3 shall have been furnished as required by Section 7.3;

         (d) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a Company Material Adverse Effect, taken as a whole, other than (x) changes or events involving the financial performance of the Company or (y) changes or events involving the financial condition of the Company resulting solely from changes in the financial performance of the Company;

         (e) all waivers, consents, orders, authorizations, and approvals required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been obtained and made by the Company except where the failure to obtain the waivers, consents, orders, authorizations, or approvals required to be obtained or any filings required to be made would not have a Company Material Adverse Effect, taken as a whole;

         (f) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger;

         (g) All required consents and approvals of lenders who have advanced $5,000,000 or more to the Company and lessors of material leases or other material contracts of the Company shall have been obtained and be in effect at the Effective Time;

         (h) Parent shall have received a letter from Coopers & Lybrand to the effect that in their opinion neither the Company nor any of its affiliates has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests;

         (i) Company Options and Company Warrants covering not less than 513,835 shares of Company Common Stock shall, prior to or at the Effective Time, either have been exercised or will be converted into Exchanged Options or Exchanged Warrants so that the number of shares covered by Company Options or Company Warrants following the closing shall not exceed 128,458; and

         (j) The consolidated gross sales (prior to the impact of any adjustments to gross sales, including sales credits) of the Company and its subsidiaries for the period commencing August 1, 1996 and ending sixty (60) days prior to the scheduled date of the meeting of the Company's stockholders at which Company Stockholders' Approval is sought shall be not less than the consolidated gross sales (prior to the impact of any adjustments to gross sales, including sales credits) of the Company and its subsidiaries for the similar period during fiscal year 1996, in each case determined in accordance with generally accepted accounting principles consistently applied.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1. TERMINATION. This Agreement may be terminated by the mutual consent of the parties, or at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, as follows:

         (a) The Company shall have the right to terminate this Agreement;

                  (i) if the Merger is not completed by October 15, 1997 other than on account of delay or default on the part of the Company;

                  (ii) if the Merger is enjoined by a final, unappealable order of a U. S. court having jurisdiction not entered at the request or with the support of the Company or any of their affiliates or associates;

                  (iii) if the terms and conditions of Section 6.5(d) and
         Section 7.5(b) are satisfied;

                  (iv) if Parent (A) has breached any representation, warranty or covenant in any material respect, and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to Parent by the Company;

                  (v) if the Company's stockholders' vote is not sufficient to approve the transactions contemplated by this Agreement; or

                  (vi) if the Parent Average Trading Price is less than $21.00 per share.

         (b) Parent shall have the right to terminate this Agreement;

                  (i) if the Merger is not completed by October 15, 1997 other than on account of delay or default on the part of Parent;

                  (ii) if the Merger is enjoined by a final, unappealable order of a U.S. court having jurisdiction not entered at the request or with the support of Parent or any of their affiliates or associates;

                  (iii) if the Company (A) has breached any representation, warranty or covenant in any material respect, and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to the Company by Parent; or

                  (iv) if the Company's stockholders' vote is not sufficient to approve the transactions contemplated by this Agreement.

         SECTION 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Subsidiary, or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 7.1, 7.5 and 7.7, all of which shall survive the termination), provided, however, that nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 9.3. AMENDMENT. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

         SECTION 9.4. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any part hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Articles IV and V of this Agreement shall not survive the Merger, and after effectiveness of the Merger, the Company, Parent, Subsidiary or their respective officers or directors shall have no further obligation with respect thereto. The covenants and agreements set forth in only the following sections of this Agreement shall survive the Merger:
Sections 3.3, 7.5, 7.8, 7.10 and 7.13.

         SECTION 10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  If to Parent or Subsidiary to:

                                Pall Corporation
                                25 Harbor Park Drive
                                Port Washington, NY 11050
                                Attention:  Eric Krasnoff
                                Chairman and Chief Executive Officer
                                Facsimile Number:  516-484-3529

         with a copy to:

                                Carter, Ledyard & Milburn
                                Two Wall Street
                                New York, NY 10005
                                Attention:  Heywood Shelley
                                Facsimile Number:  212-732-3232

         (b)  If to the Company, to:

                                Gelman Sciences Inc.
                                600 South Wagner Road
                                Ann Arbor, Michigan
                                Attention:  Charles Gelman
                                Facsimile Number:  (313) 913-6336

         with a copy to:

                                Godfrey & Kahn, S.C.
                                780 North Water Street
                                Milwaukee, Wisconsin  53202
                                Attention:  Richard J. Bliss
                                Facsimile Number:  (414) 273-5198

         SECTION 10.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears (i) the words "herein," "hereof" and "hereunder" and other words of similar impact refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

         SECTION 10.4. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(b) is not intended to confer upon any other person any rights or remedies hereunder except for rights of indemnified parties under Section 7.10, and (c) shall not be assigned by operation of law or otherwise. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         SECTION 10.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

         SECTION 10.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.7. EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein.

         SECTION 10.8. SEVERABILITY. If any term or other provision of this Agreement in invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 10.9. DEFINITION OF KNOWLEDGE. For those warranties and representations set forth in Article IV which are subject to the qualification "to Parent's knowledge," Parent will be deemed to have knowledge of a matter if
(i) Eric Krasnoff, Jeremy Hayward-Surry or Gilbert Weiner have knowledge of the matter, or (ii) such matter has come, or should reasonably be expected to have come, to the attention of either of such individuals if such individual had conducted a reasonable due diligence review of Parent's operations and business, including, without limitation, reasonable inquiries to key personnel of Parent regarding the business and operations of Parent and a review of, and discussion with key personnel regarding, pertinent books and records of Parent. For those warranties and representations set forth in Article V which are subject to the qualification "to the Company's knowledge," the Company will be deemed to have knowledge of a matter if (i) Charles Gelman, Kim Davis, George Uveges or Edward Levitt have knowledge of the matter, or (ii) such matter has come, or should reasonably be expected to have come, to the attention of any of such individuals if such individual had conducted a reasonable due diligence review of the Company's operations and business, including, without limitation, reasonable inquiries to key personnel of the Company regarding the business and operations of the Company and a review of, and discussion with key personnel regarding, pertinent books and records of the Company.

         IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       PALL CORPORATION


                                       By:/s/ Eric Krasnoff
                                          --------------------------------------
                                            Eric Krasnoff,
                                            Chairman and Chief Executive Officer


                                       PALL ACQUISITION CORPORATION


                                       By:/s/ Eric Krasnoff
                                          --------------------------------------
                                            Eric Krasnoff, President



                                       GELMAN SCIENCES INC.


                                       By:/s/ Charles Gelman
                                          --------------------------------------
                                            Charles Gelman,
                                            Chairman and Chief Executive Officer

                                                                       EXHIBIT B

October 27, 1996

Board of Directors
Gelman Sciences Inc.
600 South Wagner Road
Ann Arbor, MI 48103

Dear Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders (the "Stockholders") of shares of common stock, par value $0.10 per share ("Gelman Common Stock"), of Gelman Sciences Inc. ("Gelman") of the consideration to be received by the Stockholders pursuant to the terms of the Merger Agreement dated as of October 27, 1996 (the "Merger Agreement") by and among Pall Corporation ("Pall"), Pall Acquisition Corporation, a wholly owned, direct subsidiary of Pall ("Subsidiary"), and Gelman, pursuant to which Gelman will be merged (the "Merger") with and into Subsidiary and Gelman will become a wholly owned subsidiary of Pall.

     Under the Merger Agreement, each issued and outstanding share of Gelman Common Stock, other than shares of Gelman Common Stock to be canceled pursuant to the Merger Agreement, will be converted into the right to receive a number of Pall shares determined as follows:

     (i) if the Pall Average Trading Price is $27.96 per share or more, 1.1804 shares of Pall common stock;

     (ii) if the Pall Average Trading Price is less than $27.96 per share but more than $25.29 per share, a number of shares of Pall common stock equal to $33.00 divided by the Pall Average Trading Price;

     (iii) if the Pall Average Trading Price is $25.29 per share or less, 1.3047 shares of Pall common stock.

Notwithstanding the foregoing, if the Pall Average Trading Price is less than $21.00 per share, the Gelman Board of Directors has the right to terminate the Merger Agreement without liability in any respect whatsoever. The "Pall Average Trading Price" shall mean the average of the closing sales price of a share of Pall common stock, as reported by New York Stock Exchange Consolidated Transactions, during the 30 "Trading Days" (which term shall mean a day on which the New York Stock Exchange is open for business) preceding the third Trading Day before the meeting of Gelman's stockholders to

Gelman Sciences Inc.
October 27, 1996
Page 2
approve the transactions contemplated by the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

In arriving at our opinion, we have reviewed, among other things, the Merger Agreement and certain business and financial information relating to Gelman, including certain financial projections, estimates and analyses provided to us by Gelman. We have also reviewed and discussed the businesses and prospects of Gelman and its subsidiaries with representatives of Gelman's management. We have considered certain financial and stock market data relating to Gelman and in certain cases have compared that information to similar data for other publicly held companies in businesses considered to be generally comparable to Gelman.

We have also reviewed certain publicly available business and financial information relating to Pall, including certain information concerning the estimates of the future operating and financial performance prepared by industry experts unaffiliated with Pall, and have had discussions with a representative of Pall's management. In addition, we have reviewed financial plans prepared by Pall's management. We have considered certain financial and stock market data relating to Pall and in certain cases have compared that information to similar data for publicly held companies in businesses considered to be generally comparable to that of Pall.

In arriving at our opinion, we have also considered the financial impact of the Merger on Pall's future earnings per share, an unleveraged after-tax discounted cash flow analysis of both Gelman and Pall, an analysis of Gelman's percentage contribution to the pro forma operating results for Pall compared to the implied percentage ownership interest of holders of Gelman Common Stock in Pall after giving effect to the Merger, a comparison of the purchase price premium to be paid for the Gelman Common Stock based on the Exchange Ratio to certain other similar-sized mergers, certain publicly available information concerning the nature and terms of certain other transactions that Cleary Gull believed to be relevant on a comparative basis, a historical comparison of Gelman's and Pall's stock market prices and such other information, financial studies and analyses and financial, economic and market criteria as we deemed relevant and appropriate.

In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. We have not made an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of Gelman or Pall or any of their respective subsidiaries, nor have we been furnished with any such evaluation or appraisal that has not been publicly disclosed. With respect to the financial plan, estimates and analyses provided to us by Gelman, we have assumed, with your permission, that all such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Gelman as to future financial performance and was based upon the historical performance of Gelman and certain estimates and assumptions which

Gelman Sciences Inc.
October 27, 1996
Page 3
were reasonable at the time made. upon advice of Gelman and its legal and accounting advisors, we have assumed the Merger will be treated as a pooling of interests transaction in accordance with generally accepted accounting principals and as a tax-free reorganization for federal income tax purposes. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the Stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Stockholders.

We are acting as financial advisor to the Board of Directors of Gelman in this transaction and will receive a fee for our services, a significant portion of which is contingent upon the approval and consummation of the merger. In addition, Gelman has agreed to indemnify us for certain liabilities that may arise out of the rendering of this option. On March 22, 1995, we were the managing underwriter of a public offering of 1,437,500 shares of Gelman common Stock for which we received customary compensation. In the ordinary course of business, we actively trade securities of Gelman and Pall for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of Gelman and is rendered to the Board of Directors of Gelman in connection with its consideration of the Merger. We are not making any recommendation regarding whether or not it is advisable for Stockholders to vote in favor of the merger. We have not been requested to opine as to, and our opinion does not in any manner address, Gelman's underlying business decision to proceed with or effect the Merger. We are not rendering any opinion as to the decision to proceed with or effect the Merger. We are not rendering any opinion as to the value of Pall or making any recommendation to the Stockholders in respect of the advisability of disposing of or retaining Pall common stock received pursuant to the Merger.

Very truly yours,

CLEARY GULL REILAND & McDEVITT INC.

                                                                       EXHIBIT C

                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT ("Agreement") is entered into this             day
of             , 199 , by and among Pall Corporation, a New York corporation
("Pall"), Gelman Sciences Inc., a Michigan corporation ("Gelman"), and
                    ("Grantee").

                                    RECITALS

     WHEREAS, Grantee is the holder of one or more outstanding options ("Gelman Option") pursuant to which Grantee is or, subject to a schedule of exercisability (vesting) set forth therein, may become entitled to purchase a specified number of shares of common stock of Gelman ("Gelman Shares") at a specified exercise price per share, as set forth on Schedule A attached hereto ("Schedule A"); and

     WHEREAS, Pall has entered into a certain Agreement and Plan of Reorganization and Merger with Gelman, dated October 27, 1996 ("Merger Agreement"), pursuant to which all holders of outstanding options to purchase Gelman Shares are to be offered in exchange therefor options to purchase the number of shares of Pall common stock ("Pall Shares") equal to the number of Gelman Shares which could be acquired upon the exercise of such Gelman Options multiplied by the Exchange Ratio, at an exercise price per share equal to the per share exercise price of such Gelman options divided by the Exchange Ratio, all as such terms are defined in the Merger Agreement; and

     WHEREAS, Pall, Gelman, and Grantee mutually desire that, at the Effective Time of the Merger under the Merger Agreement, each of Grantee's outstanding Gelman Options be terminated in exchange for an option ("Pall Option") to purchase Pall Shares on substantially the same terms and conditions; subject, however, to the formula noted in the immediately preceding paragraph for determining the number of Pall Shares purchasable and the exercise price,

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings hereinafter set forth, Pall, Gelman and Grantee hereby agree as follows:

          1. The foregoing recitals are made a part of this Agreement. Words and terms used herein with initial capital letters and not defined herein are used herein as defined in the Merger Agreement. Grantee acknowledges receipt of the combined Proxy Statement (of Gelman) -- Prospectus (of Pall)
     dated                , 1996 which Prospectus covers, inter alia, Pall's
     offer to Grantee to exchange a Pall Option for each Gelman Option held by Grantee.

          2. Grantee hereby accepts Pall's offer to exchange a Pall Option, in the form of Schedule B hereto, for each Gelman Option held by Grantee and agrees that, at the Effective Time of the Merger, each Gelman Option held by Grantee shall automatically be deemed terminated and exchanged for a Pall Option for a number of Pall Shares equal to the number of Gelman Shares covered by such Gelman Option multiplied by the Exchange Ratio, at an exercise price per share equal to the per share exercise price of such Gelman Option divided by the Exchange Ratio. Each such Pall Option shall be in the form of Schedule B hereto and the vesting provisions and the expiration date thereof shall descend from and be the same as the vesting provisions in and the expiration date of the Gelman Option for which such Pall Option is exchanged. If the Gelman Option exchanged states that it is intended to be (in whole or in part) an incentive stock option qualifying as such within the meaning of the Internal Revenue Code of 1986, as amended, the Pall Option issued in exchange therefor shall likewise so state, to the same extent.

          3. Grantee agrees to deliver to Pall, either before or promptly after the Effective Time, at such address or location as Pall may hereafter specify, the "Stock Option Agreement" evidencing each Gelman Option held by Grantee and Pall agrees that, promptly after receipt thereof (but not prior to the Effective Time), Pall will issue and deliver to Grantee a written instrument evidencing each Pall Option for which each such Gelman Option is being exchanged as provided herein. A Pall Option shall not be exercisable until such instrument has been delivered to Grantee.

          4. This Agreement is conditioned upon the consummation of the Merger and if, for whatever reason, the Merger Agreement shall be terminated or it shall be established that the Merger will not be consummated (of which fact Gelman shall notify Grantee), this Agreement shall automatically terminate and be of no further force or effect and any Gelman Stock Option Agreement theretofore delivered to Pall shall promptly be returned to Grantee.

          5. Grantee agrees that, at the Effective Time, any and all claims and rights that Grantee ever had, now has or hereafter may have under all of Grantee's Gelman Options against Gelman or its successors and assigns shall be deemed released and extinguished, and thereafter Grantee's rights shall be only against Pall, for the issuance and delivery of the Pall Option and the performance of Pall's obligations thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          PALL CORPORATION

                                          By
                                          --------------------------------------
                                               Title:

                                          GELMAN SCIENCES INC.

                                          By
                                          --------------------------------------
                                               Title:

                                          GRANTEE

                                          --------------------------------------

                                   SCHEDULE A
                                       TO
                 EXCHANGE AGREEMENT DATED                , 199
                         BY AND AMONG PALL CORPORATION,
                            GELMAN SCIENCES INC. AND

                       GRANTEE:

                           GRANTEE'S GELMAN OPTION(S)

Grant Date:

Type of Option (ISO, NQSO):

Number of shares granted:

Number of shares remaining as of the date hereof (after any prior exercise):

Exercise price (as of the date hereof):

Number of shares now vested:

Future Vesting Schedule:

NUMBER OF SHARES     DATE
----------------     ----


Date of Expiration of Term:

Note: The information above should be furnished separately for each option.

                                   SCHEDULE B
                                       TO
                 EXCHANGE AGREEMENT DATED                , 199
                         BY AND AMONG PALL CORPORATION,
                            GELMAN SCIENCES INC. AND

                       GRANTEE:

     THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                                  STOCK OPTION
                  To Purchase Common Stock of Pall Corporation
           Granted in Exchange for Gelman Sciences Inc. Stock Option

Granted to:

Date of Grant: [Note: This will be the Effective Time of the Merger]

Number of Shares:

Purchase Price Per Share:

Expiration Date:

Granted in Exchange for Gelman Sciences Inc. Option dated:

     sec.1. Subject to the terms and conditions hereof, Pall Corporation (the "Company") hereby grants you an irrevocable option (the "Option") to purchase the number of shares of common stock of the Company ("Common Stock") set forth above at the price per share set forth above. This option [is] [is not] intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     sec.2. On the Date of Grant the Option is exercisable for           shares
and will become exercisable for the balance of the shares covered hereby in installments as follows:

[LIST VESTING DATES]     [NUMBER OF SHARES BECOMING VESTED]
--------------------     ----------------------------------


     sec.3. The Option may not be exercised by you unless all of the following conditions are met:

          (a) Counsel for the Company must be satisfied at the time of exercise that the issuance of shares upon exercise will be in compliance with the Securities Act of 1933, as amended, and applicable state laws.

          (b) You must give the Company written notice of exercise specifying the number of shares with respect to which the Option is being exercised and at the time of exercise pay the full purchase price for the shares being acquired either (i) in cash (the word "cash" being deemed to include a check) or (ii) with the consent of the Committee (as defined below), in Common Stock, or partly in cash and partly in Common Stock, in accordance with sec.6 hereof. The minimum number of shares with respect to which the Option may be exercised in part at one time shall be 25.

          (c) You must at all times during the period beginning with the Date of Grant of the Option and ending on the date of such exercise have been either an employee or a director of the Company or of one of its subsidiary corporations (or of a corporation or a parent or subsidiary of a corporation assuming this option by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation in a transaction to which Section 424(a) of the Code applies); provided, however: (i) if your employment or directorship terminates for any reason other than your death, you have the right for a period of 90 days following such termination, but in no event subsequent to the expiration date of the Option, to exercise that portion of the Option, if any, which is exercisable by you on the date of termination of your employment or directorship, and (ii) if your employment or directorship terminates by reason of your death, the provisions of sec.4 shall govern.

          (d) You (or your estate or any person exercising this option pursuant to sec.4 hereof) must make payment to the Company by cash or check of such amount as is sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes by reason of such exercise or make such other arrangement satisfactory to the Committee as will enable the Company to satisfy any such obligation.

          (e) The shares covered hereby have been listed (subject only to official notice of issuance) on any national securities exchange on which the Common Stock is then listed.

     sec.4. The Option is not transferable by you otherwise than by will or the laws of descent and distribution and is exercisable during your lifetime only by you. If at the time of your death the Option has not been fully exercised, your estate or any person who acquires the right to exercise this option by bequest or inheritance or by reason of your death may, at any time within 180 days after the date of your death (but in no event after the expiration date), exercise this option with respect to the number of shares as to which you could have exercised this option at the time of your death. It shall be a condition to the exercise of this option after your death that the Company shall have been furnished evidence satisfactory to it of the right of the person exercising this option to do so and that all estate, transfer, inheritance or death taxes payable with respect to the Option or the shares to which it relates have been paid or otherwise provided for to the satisfaction of the Company.

     sec.5. If the Company effects any stock split, stock dividend, combination, exchange of shares or similar capital adjustments, occurring after the Date of Grant of this option and prior to its exercise in full, the number and kind of shares for which this option may thereafter be exercised and the option price per share shall be proportionately and appropriately adjusted so as to reflect such change, all as determined by the Committee. In the event of any transaction to which sec.424(a) of the Code applies (i.e., a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation involving the Company or a parent or subsidiary of the Company), the Company shall have the right to substitute or cause to be substituted for the Option a new option, or to cause the Option to be assumed, provided such substitution or assumption meets the requirements of said sec.424(a).

     sec.6. With the consent of the Committee (as defined in sec.7 hereof), you may make payment at the time of exercise by delivering to the Company shares of Common Stock of the Company having a total fair market value equal to the option exercise price, or a combination of cash and such shares having a total fair market value equal to the option exercise price, provided, however, that all shares so delivered must have been beneficially owned by you for at least six months prior to the option exercise date and, upon request, the Company shall be given satisfactory proof of such beneficial ownership. For the purposes of the preceding sentence, the fair market value of a share of Common Stock shall be the mean between the high and low sale prices of the Common Stock on the trading day preceding the option exercise date as such prices are reported by and for the New York Stock Exchange Composite Transactions. Certificates representing shares delivered to the Company pursuant to this paragraph shall be duly endorsed or accompanied by the appropriate stock powers, in either case with signature guaranteed if so required by the Company.

     sec.7. The Option shall be administered by the Compensation Committee of the Company as from time to time constituted (the "Committee"). The Committee shall be authorized to interpret the Option and to make all other decisions necessary or advisable for the administration thereof. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Option in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Option, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Option, except for his own willful misconduct or as expressly provided by statute.

     sec.8. Nothing in the Option shall confer any rights on any officer or other employee to continue in the employ of the Company or any of its subsidiary corporations or shall interfere in any way with the right of the Company or any of its subsidiary corporations, as the case may be, to terminate his or her employment at any time.

     sec.9. The words "employee", "subsidiary corporation" and any other words or terms used in the Option which are defined or used in Section 422 or 424 of the Code shall, unless the context clearly requires otherwise, have the meanings assigned to them therein, irrespective of whether the Option is an incentive stock option.

                                          PALL CORPORATION

                                          By

                                            ------------------------------------
                                                         Secretary

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 7.02 of the Registrant's Bylaws provides as follows:

                  "Indemnification. The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal (and whether or not by or in the right of the corporation or of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise), by reason of the fact that such person, his testator or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that (i) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; (ii) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the corporation has consented to such settlement or other disposition, and (iii) the corporation shall not be obligated to indemnify any person by reason of the adoption of this Section 7.02 if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Section 7.02.

                  "Reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

                  "Notwithstanding any other provision hereof, no amendment or repeal of this Section 7.02, or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

                  "The corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the corporation's failure to do so shall not in any manner affect or limit the rights provided for by this
         Section 7.02 or otherwise.

                  "For purposes of this Section 7.02, the term 'the corporation' shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions. For purposes of this
         Section 7.02, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

                  "The rights granted pursuant to or provided by the foregoing provisions of this Section 7.02 shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any such person may otherwise be entitled by law, contract or otherwise."

                  Section 721 of the New York Business Corporation Law (the "B.C.L.") provides that no indemnification may be made to or on behalf of any director or officer of the Registrant if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Section 7.02 of the Registrant's By-Laws includes the foregoing statutory language.

                  The rights granted under Section 7.02 of the By-Laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

                  A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section
726).

                  The Registrant has policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                  (a)      EXHIBITS

                  The index to exhibits appears immediately following the signature pages of this Registration Statement.

                  (b)      FINANCIAL STATEMENT SCHEDULES

                  Not applicable with respect to the Registrant, since Item 14 of Form S-4 is not applicable to it. Not applicable with respect to Gelman Sciences Inc. ("Gelman"), since Item 17 of Form S-4 is not applicable to Gelman.

                  (c)      REPORT, OPINION OR APPRAISAL

                  The opinion of Cleary Gull Reiland & McDevitt Inc. is set forth as Exhibit B to the Proxy Statement-Prospectus constituting Part I of this Registration Statement.

ITEM 22.          UNDERTAKINGS.

                  (1)  The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by section 10(a)(3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference. (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.);

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) The undersigned Registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  (3) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

                  (6) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of East Hills, State of New York, on the 6th day of December, 1996.


                                                     PALL CORPORATION



                                                     By:/s/Jeremy Hayward-Surry
                                                        ------------------------
                                                        Jeremy Hayward-Surry
                                                        President, Treasurer and
                                                         Chief Financial Officer


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes Eric Krasnoff, Jeremy Hayward-Surry and Peter Schwartzman, and each of them singly, his true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, and hereby ratifies and confirms the signature of such person as it may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the above power of attorney have been signed on December 6, 1996, by the following persons in the capacities indicated.


         Signature                                  Title



/s/Eric Krasnoff                        Chairman and Chief Executive
----------------------------              Officer (Principal Executive
   Eric Krasnoff                          Officer) and Director




/s/Jeremy Hayward-Surry                 President, Treasurer
----------------------------              and Chief Financial Officer
   Jeremy Hayward-Surry                   (Principal Financial Officer)
                                          and Director




/s/Peter Schwartzman                    Chief Accountant
----------------------------              (Principal Accounting
   Peter Schwartzman                      Officer)



/s/Abraham Appel                        Director
----------------------------
   Abraham Appel



/s/Ulric Haynes, Jr.                    Director
----------------------------
   Ulric Haynes, Jr.



/s/Edwin W. Martin, Jr.                 Director
----------------------------
   Edwin W. Martin, Jr.

/s/David B. Pall                        Director
----------------------------
   David B. Pall



/s/Katharine L. Plourde                 Director
----------------------------
   Katharine L. Plourde



/s/Chesterfield F. Seibert              Director
----------------------------
   Chesterfield F. Seibert



/s/Heywood Shelley                      Director
----------------------------
   Heywood Shelley



/s/Alan B. Slifka                       Director
----------------------------
   Alan B. Slifka



                                        Director
----------------------------
   James D. Watson



/s/Derek T.D. Williams                  Director
----------------------------
   Derek T.D. Williams

                                INDEX TO EXHIBITS



    EXHIBIT
     NUMBER                                  Exhibit

  2                    -     Agreement and Plan of Reorganization and
                             Merger, made on October 27, 1996, by and among Pall
                             Corporation, Pall Acquisition Corporation and
                             Gelman Sciences Inc., included as Exhibit A to the
                             Proxy Statement-Prospectus constituting Part I of this Registration Statement. The copy so included does not include the schedule to the Agreement and Plan of Reorganization and Merger listed in the table of contents thereto. The Registrant undertakes to furnish such schedule to the Commission upon its request.

  4.1                  -     Rights Agreement dated as of November 17,
                             1989, between the Registrant and United
                             States Trust Company of New York, as Rights
                             Agent, filed as Exhibit I to the
                             Registrant's Registration Statement on Form
                             8-A (File No. 1-4311) dated September 10,
                             1992, for the registration of the Common
                             Share Purchase Rights pursuant to Section
                             12(b) of the Securities Exchange Act of
                             1934.*

  4.2                  -     Form of Exchange Agreement by and among the
                             Registrant and the holders of certain
                             options to purchase the common stock of
                             Gelman, included as Exhibit C to the Proxy
                             Statement-Prospectus constituting Part I of this Registration Statement.

--------

*  Incorporated herein by reference.

                       -     Note: The Registrant hereby agrees to
                             provide the Commission, upon request,
                             copies of such instruments defining the
                             rights of holders of long-term debt of the Registrant and its subsidiaries as are specified in Item 601(b)(4)(iii)(A) of Regulation S-K.

   5                   -     Opinion of Carter, Ledyard & Milburn with
                             respect to the securities being registered hereunder.

   8                   -     Opinion of Godfrey & Kahn, S.C. with
                             respect to certain Federal income tax
                             matters.**

  23(a)                -     Consent of KPMG Peat Marwick LLP.

  23(b)                -     Consent of Coopers & Lybrand L.L.P.

  23(c)                -     Consent of Cleary Gull Reiland & McDevitt
                             Inc.

  23(d)                -     Consent of Carter, Ledyard & Milburn
                             (included in Exhibit 5).

  23(e)                -     Consent of Godfrey & Kahn, S.C. (to be
                             included in Exhibit 8).

  24                   -     Powers of Attorney (included in the signature
                             page of this Registration Statement).

  99                   -     Form of Proxy.


--------

** To be filed by amendment.